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As filed with the Securities and Exchange Commission on April 27, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cardtronics Group Limited
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)

Building 4, 1st Floor Trident Place, Mosquito Way
Hatfield, Hertfordshire, AL10 9UL
+44 01707 248781
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

M. Dilshad Kasmani
Director and Secretary
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William D. Davis II
Baker & McKenzie LLP
Bank of America Center
700 Louisiana Street, Suite 3000
Houston, Texas 77002
(713) 427-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee

Class A Ordinary Shares(1)	52,000,000(2)	Not applicable	$1,916,200,000	$192,961.34

(1)
Class A Ordinary Shares, nominal value $0.01 per share, of Cardtronics Group Limited, a private limited company formed under English law, which will re-register as a public limited company to be named "Cardtronics plc" or a similar name prior to and in connection with the merger described in this registration statement (the "Merger").

(2)
Represents the maximum number of Class A Ordinary Shares expected to be issued by the registrant to the stockholders of Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), in the Merger.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (f) under the Securities Act of 1933, as amended, based upon a market value of $36.85 for each share of common stock, par value $0.0001 per share of Cardtronics Delaware, which is the average high and low sales prices of the common stock of Cardtronics Delaware as reported on The NASDAQ Stock Market LLC on April 25, 2016.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED April 27, 2016

[            ], 2016

Dear Stockholder:

           You are cordially invited to a Special Meeting of Stockholders (the "Special Meeting") of Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), to be held on June 28, 2016, at 5:00 pm central daylight time, at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042. Only stockholders of record at the close of business on May 2, 2016 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Details of the business to be presented at the Special Meeting can be found in the accompanying Notice of Special Meeting of Stockholders and proxy statement/prospectus.

           The board of directors has unanimously approved a plan to change our parent company's location of incorporation from Delaware to the United Kingdom. To effect this change at the Special Meeting, you will be asked to approve the adoption of an Agreement and Plan of Merger (the "Merger Agreement") by and among Cardtronics Delaware, our current public holding company, Cardtronics Group Limited, a newly formed private company incorporated under English law and currently a wholly-owned subsidiary of Cardtronics Delaware which will be re-registered as an English public limited company and renamed "Cardtronics plc" or a similar name prior to the effective time of the merger ("Cardtronics plc"), CATM Holdings LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Cardtronics Delaware, and CATM Merger Sub LLC, a newly formed Delaware limited liability company and indirect, wholly-owned subsidiary of Cardtronics Delaware ("Cardtronics MergeCo"). If stockholders approve the adoption of the Merger Agreement, Cardtronics MergeCo will merge (the "Merger") with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc, which will result in each holder of Cardtronics Delaware common stock receiving one Class A Ordinary Share of Cardtronics plc (collectively, "Ordinary Shares") for each share of Cardtronics Delaware common stock held immediately prior to the Merger.

           After the Merger, as we describe in the proxy statement/prospectus, your rights under English company law as a holder of Ordinary Shares of Cardtronics plc will differ from your current rights under Delaware corporate law as a holder of shares of Cardtronics Delaware common stock. In addition, Cardtronics plc's proposed articles of association differ in some respects from Cardtronics Delaware's certificate of incorporation and bylaws, as further described in the proxy statement/prospectus.

           The Merger will not affect the number of shares you hold or your relative economic ownership interest. Cardtronics plc, together with its subsidiaries (including Cardtronics Delaware), will own and continue to conduct our business in substantially the same manner as is currently being conducted by Cardtronics Delaware and its subsidiaries. We expect the Ordinary Shares of Cardtronics plc to be listed and traded on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "CATM," the same symbol under which your shares of Cardtronics Delaware common stock are currently listed and traded. We will remain subject to the U.S. Securities and Exchange Commission (the "SEC") reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles. We will also continue to have annual meetings of stockholders for the election of directors and annual stockholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with additional reporting and governance requirements of English law.

           As discussed in more detail in the proxy statement/prospectus, U.S. holders of Cardtronics Delaware common stock may recognize gain, but not loss, for U.S. federal income tax purposes on the exchange of such stock for Ordinary Shares of Cardtronics plc in the Merger. Whether a U.S. holder recognizes a gain, if any, generally will depend on facts, some of which will not be known at the time of the Merger. While uncertain, it is possible that no gain will be recognized for U.S. federal income tax purposes by U.S. holders on the exchange of shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc. We will notify our stockholders after the Merger (and once the relevant facts are known) whether we believe gain generally should be recognized, subject to a U.S. holder's particular circumstances. In deciding whether to vote to adopt the Merger Agreement, you should consider the possibility that the Merger may cause you to recognize a gain for income tax purposes.

           If stockholders approve the adoption of the Merger Agreement, we will also ask stockholders at the Special Meeting to approve provisions to be included in Cardtronics plc's articles of association relating to an acquiring stockholder being required to make an offer for all other issued shares in certain circumstances (the "Mandatory Offer Provisions"), which we believe will provide Cardtronics plc stockholders with certain protections substantially similar to those of stockholders of most other U.K. public companies. In addition, at the Special Meeting you will be asked to vote on a proposal to approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to: (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement; (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus; or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting (the "adjournment proposal"). The completion of the Merger is not dependent on the approval of the Mandatory Offer Provisions described in Proposal 2 or the approval of the adjournment proposal described in Proposal 3.

           We currently anticipate that the Merger will become effective early in the third quarter of 2016, although we may postpone or abandon the Merger at any time prior to its completion, including after obtaining stockholder approval.

           The proxy statement/prospectus provides you with detailed information regarding the Merger. We encourage you to read this entire proxy statement/prospectus carefully. In particular, you should carefully consider "Risk Factors" beginning on page 25 for a discussion of risks related to the Merger before voting.

           The board of directors has determined that the Merger, the Merger Agreement and the Mandatory Offer Provisions are advisable and in the best interests of Cardtronics Delaware and our stockholders and, as a result, has unanimously approved the Merger, the Merger Agreement and the Mandatory Offer Provisions. The board of directors recommends that you vote "FOR" the proposal to approve the adoption of the Merger Agreement and "FOR" the proposal to approve the Mandatory Offer Provisions. The board of directors also recommends that you vote "FOR" the adjournment proposal.

           Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the Special Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Special Meeting, you may withdraw any previously submitted proxy and vote in person.

Sincerely,
Dennis F. Lynch Chairman of the Board of Directors

           Neither the U.S. Securities and Exchange Commission nor the U.K.'s Financial Conduct Authority (the "FCA") has approved or disapproved of the securities to be issued in the Merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the EU Prospectus Directive, the EU Prospectus Regulation and/or the FCA's Prospectus Rules.

           This proxy statement/prospectus is dated [            ], 2016 and is being first sent or made available to stockholders of Cardtronics Delaware along with a form of proxy card or voting instruction card on or about [            ], 2016.

Cardtronics, Inc.
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT/PROSPECTUS

[            ], 2016

Dear Stockholder:

        Notice is hereby given that Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), will hold a Special Meeting of Stockholders (the "Special Meeting") on June 28, 2016, at 5:00 pm central daylight time, at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042 for the following purposes:

          1.     To approve the adoption of the Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and among Cardtronics Delaware, our current public holding company, Cardtronics Group Limited, a newly formed private company incorporated under English law and currently a wholly-owned subsidiary of Cardtronics Delaware which will be re-registered as an English public limited company and renamed "Cardtronics plc" or a similar name prior to the effective time of the merger ("Cardtronics plc"), CATM Holdings LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Cardtronics Delaware, and CATM Merger Sub LLC, a newly formed Delaware limited liability company and indirect, wholly-owned subsidiary of Cardtronics Delaware ("Cardtronics MergeCo"). If stockholders approve the adoption of the Merger Agreement, Cardtronics MergeCo will merge (the "Merger") with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc, which will result in each holder of Cardtronics Delaware common stock receiving one Class A Ordinary Share of Cardtronics plc (collectively, "Ordinary Shares") for each share of Cardtronics Delaware common stock held immediately prior to the Merger.

          2.     If stockholders approve the adoption of the Merger Agreement, to approve the mandatory offer provisions proposed to be included in Cardtronics plc's articles of association.

          3.     To approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to: (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement; (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus; or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting.

        Stockholders will also consider and vote on such other business as may properly come before the Special Meeting. Only stockholders of record at the close of business on May 2, 2016 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponements thereof. A list of stockholders will be available commencing June 17, 2016, and may be inspected at our offices during normal business hours prior to the Special Meeting. The list of stockholders also will be available for review at the Special Meeting.

        The proxy materials include this notice, the proxy statement/prospectus and the enclosed proxy card. The proxy statement/prospectus provides information about the agenda and related matters for the Special Meeting.

Your vote is important. Even if you plan to attend the Special Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Special Meeting, you may withdraw any previously submitted proxy and vote in person.

Sincerely,
Michael E. Keller General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2016

The Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting are available at www.cardtronics.com

        This proxy statement/prospectus incorporates documents by reference which contain important business and financial information about us that is not included in or delivered with this proxy statement/prospectus and which documents are described under "Where You Can Find More Information." These documents are available to any stockholder, including any beneficial owner, free of charge upon request directed to our General Counsel and Secretary, Michael E. Keller, by mail to Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by facsimile at (832) 308-4761. To ensure timely delivery of these documents, any request should be made no later than five business days prior to the meeting. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement/prospectus.

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement/prospectus is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference.

        Neither Cardtronics Delaware nor Cardtronics plc is making an offer of the securities in any country, state, province or territory where the offer is not permitted. For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the EU Prospectus Directive, the EU Prospectus Regulation and/or the U.K. Financial Conduct Authority's Prospectus Rules.

Cardtronics, Inc.
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

PROXY STATEMENT

        These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (our "Board") of Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), for use at the Special Meeting of Stockholders and any adjournments or postponements of the meeting (the "Special Meeting"). The Special Meeting will be held on Tuesday, June 28, 2016, at 5:00 pm central daylight time, at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042.

        On or about [            ], 2016, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of Cardtronics Delaware common stock at the close of business on May 2, 2016. The Notice of Internet Availability contains information on how to access the proxy materials and vote online. The Notice of Special Meeting and this proxy statement/prospectus are available to you in the Investor Relations section of our website at www.cardtronics.com or, upon your request, paper versions of these materials will be delivered to you by mail.

GENERAL INFORMATION ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Merger (as defined herein) and the Special Meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus and its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. For instructions on obtaining the documents incorporated by reference, see "Where You Can Find More Information."

Why am I receiving this proxy statement/prospectus?

        We are seeking your approval at the Special Meeting of a proposal that would result in a corporate reorganization of Cardtronics Delaware, our current public holding company, and the group of companies it controls in order to change our parent company's location of incorporation from Delaware to the United Kingdom. If the proposal is approved, we will merge a newly formed Delaware limited liability company with and into Cardtronics Delaware, with Cardtronics Delaware surviving the merger as an indirect, wholly-owned subsidiary of Cardtronics Group Limited, a newly formed private company incorporated under English law and currently a wholly-owned subsidiary of Cardtronics Delaware which will be re-registered as an English public limited company and renamed "Cardtronics plc" or a similar name prior to the effective time of the merger ("Cardtronics plc"), which would become the publicly traded corporate parent of the Cardtronics group of companies (such transaction being referred to as the "Merger"). The Merger will result in your holding shares in an English company rather than a Delaware corporation. The Merger will be effected by an Agreement and Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A (the "Merger Agreement").

        If stockholders approve the adoption of the Merger Agreement, we will also seek your approval of provisions to be included in Cardtronics plc's articles of association relating to an acquiring stockholder being required to make an offer for all other issued shares in certain circumstances (the "Mandatory Offer Provisions"). In addition, at the Special Meeting you will be asked to vote on a proposal to approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement, (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting (the "adjournment proposal"). The completion of the Merger is not dependent on the approval of the Mandatory Offer Provisions described in Proposal 2 or the approval of the adjournment proposal described in Proposal 3.

        Stockholders may also be asked to transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the meeting.

What is the Merger?

        Pursuant to the Merger Agreement, CATM Merger Sub LLC, a newly formed Delaware limited liability company and indirect, wholly-owned subsidiary of Cardtronics Delaware ("Cardtronics MergeCo"), will merge with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc. In connection with the Merger, each issued and outstanding share of Cardtronics Delaware common stock will be converted into the right to receive one Class A ordinary share of Cardtronics plc, nominal (i.e., par) value $0.01 (collectively, "Ordinary Shares"). Cardtronics plc, together with its subsidiaries (including Cardtronics Delaware), will own and continue to conduct our business in substantially the same manner as is currently being conducted by Cardtronics Delaware and its subsidiaries.

        In this proxy statement/prospectus, "we," "us," "our" and "Cardtronics" refer to, as the context requires, Cardtronics Delaware, together with its subsidiaries, prior to the Merger and Cardtronics plc, together with its subsidiaries, following the Merger. References in this proxy statement/prospectus to the term "stockholder" refer to, as the context requires, the holders of shares of Cardtronics Delaware common stock prior to the Merger and the holders of Ordinary Shares of Cardtronics plc following the Merger.

Who are the parties to the Merger?

        The parties to the Merger are related Cardtronics entities—Cardtronics Delaware and its newly-formed subsidiaries Cardtronics plc, Cardtronics MergeCo and CATM Holdings LLC, a Delaware limited liability company ("Cardtronics HoldCo").

What are the major actions that have been performed or will be performed to effect the Merger?

        Among others, we have taken or will take the following actions to effect the Merger:

  •
  Cardtronics plc was formed as an English private limited company with Cardtronics Delaware as its sole stockholder holding one subscriber share and 49,999 Class B ordinary shares of Cardtronics plc, each with a nominal value of £1.00, and, prior to the Merger, Cardtronics plc will re-register as a public company with the U.K Companies House.

  •
  Cardtronics HoldCo was formed.

  •
  Cardtronics MergeCo was formed.

  •
  Conditional upon stockholder approval of the adoption of the Merger Agreement and satisfaction or waiver of other conditions set forth in the Merger Agreement, Cardtronics MergeCo and Cardtronics Delaware will merge (with Cardtronics Delaware surviving the

    Merger) and Cardtronics HoldCo will direct, and Cardtronics plc will issue, Ordinary Shares of Cardtronics plc to the Cardtronics Delaware stockholders pursuant to the Merger.

        The following diagram summarizes our organizational structure immediately before and after the Merger. The diagram does not depict any legal entities owned by Cardtronics Delaware other than those related to the Merger nor any transactions that may otherwise take place apart from the Merger.

What will I receive in the Merger?

        The Merger will result in each holder of Cardtronics Delaware common stock receiving one Ordinary Share of Cardtronics plc for each share of Cardtronics Delaware common stock held immediately prior to the Merger. For additional information on how to receive your Ordinary Shares of Cardtronics plc, please see "Do I have to take any action to exchange my shares of Cardtronics Delaware common stock and receive the Ordinary Shares of Cardtronics plc that I become entitled to receive as a result of the Merger?"

        The Merger will not affect the number of shares you hold, and immediately after the effective time of the Merger your relative economic ownership interest in Cardtronics plc will remain the same as your relative economic ownership interest in Cardtronics Delaware immediately prior to the effective time of the Merger. In addition, the number of outstanding Ordinary Shares of Cardtronics plc immediately after the Merger will be the same as the number of outstanding shares of Cardtronics Delaware common stock immediately prior to the effective time of the Merger, except with respect to shares of a different class issued in connection with the formation of Cardtronics plc, treasury shares and shares held by Cardtronics Delaware's subsidiaries, which will automatically be cancelled and retired and shall cease to exist immediately prior to the Merger. Please see "Description of Ordinary Shares of Cardtronics plc."

Will the Merger result in any changes to my rights as a stockholder?

        Yes. Your rights as a stockholder of Cardtronics Delaware are governed by Delaware law and Cardtronics Delaware's certificate of incorporation and bylaws. After the Merger, you will become a stockholder of Cardtronics plc and your rights will be governed by English law and Cardtronics plc's articles of association as they will be in effect after the Merger. The legal system governing corporations organized under English law differs from the legal system governing corporations organized under Delaware law. As a result, while many of the principal attributes of Cardtronics Delaware's common stock and the Ordinary Shares of Cardtronics plc will be similar under Delaware corporate law and English company law, differences will exist. In addition, the provisions of Cardtronics plc's proposed articles of association will be substantially similar to the provisions of

Cardtronics Delaware's certificate of incorporation and bylaws, except for changes (i) to ensure compliance with, or that are otherwise permissible under, English law, (ii) that preserve the current rights of stockholders and powers of the Cardtronics plc board of directors following the Merger or (iii) to reflect the proposed Mandatory Offer Provisions as described in Proposal 2 (if approved by stockholders). We summarize your rights as a stockholder under Delaware law and under English law following the Merger and the material differences between the governing documents for Cardtronics Delaware and Cardtronics plc under "Comparison of Rights of Stockholders." A copy of Cardtronics plc's articles of association in substantially the form to be adopted prior to the effective date of the Merger is attached to this proxy statement/prospectus as Annex B (which we refer to as the "New Articles").

Why does Cardtronics Delaware want to engage in the Merger?

        We anticipate that the Merger will, among other anticipated benefits:

  •
  establish our parent company in a country where we already have substantial operations and growth opportunities, which will facilitate our global growth strategy and enhance our ability to build long-term stockholder value;

  •
  position us to reach more global financial institutions and retailers and fortify our position as the leading global ATM owner/operator;

  •
  elevate our visibility among potential U.K. and other European institutional investors;

  •
  allow flexibility in creating a more efficient operating and financing structure to support our global expansion;

  •
  enable us to be more effective in competing for acquisitions on a global scale, which has been a key component of our growth strategy, and reduce certain tax disadvantages we face when pursuing acquisitions;

  •
  allow future earnings and cash flows to more efficiently fund international expansion;

  •
  allow us to benefit from (i) a territorial (versus worldwide) taxation regime and (ii) an extensive treaty network;

  •
  allow us to benefit from the global reputation of the U.K. as a leading global financial center and Europe's transactional hub known for its financial sophistication and political stability; and

  •
  establish our parent company in a country with a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides stockholders with substantial rights.

        Please see "The Merger Agreement—Background and Reasons for the Merger" for more information. We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose you and us to risks. Please see "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" for a description of certain risks associated with the Merger.

Is the Merger taxable to me?

        For U.S. federal income tax purposes, the conversion of each outstanding share of Cardtronics Delaware common stock into the right to receive one Ordinary Share of Cardtronics plc pursuant to the Merger generally will be treated as an exchange of such share of common stock for one Ordinary Share of Cardtronics plc. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the Merger.

        Whether a "U.S. holder" recognizes gain pursuant to the Merger for U.S. federal income tax purposes generally will depend on the "Aggregate Section 367(a) Amount" and the "Deemed Dividend Amount" (each defined and discussed in more detail under "Material Tax Considerations—Material U.S. Federal Income Tax Consequences"). If the Aggregate Section 367(a) Amount is equal to or exceeds the Deemed Dividend Amount, then generally, for U.S. federal income tax purposes, U.S. holders should recognize gain (but not loss), if any, on the receipt of Ordinary Shares of Cardtronics plc pursuant to the Merger. If the Aggregate Section 367(a) Amount is less than the Deemed Dividend Amount, then generally, for U.S. federal income tax purposes, U.S. holders should not recognize gain (or loss) on the receipt of Ordinary Shares of Cardtronics plc pursuant to the Merger. Neither the Aggregate Section 367(a) Amount nor the Deemed Dividend Amount will be ascertainable at the time of the Merger, and the determination of such amounts is highly factual, complex and not entirely certain. We will notify our stockholders by one or more website announcements and/or other information reporting following the completion of the Merger (and updates thereafter to account for year-end or other information relevant to the determination no later than in January 2017) whether we believe the Aggregate Section 367(a) Amount is greater than, equal to, or less than the Deemed Dividend Amount.

        A "non-U.S. holder" (as defined in "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Scope of Discussion") generally should not be subject to U.S. federal income tax on gain realized, if any, on the exchange of shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc pursuant to the Merger without regard to either the Aggregate Section 367(a) Amount or the Deemed Dividend Amount. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences."

        Generally, U.K. resident stockholders of Cardtronics Delaware may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the Merger, which will be treated as a disposal of their shares of Cardtronics Delaware common stock, unless the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available. We expect that the Merger should qualify as a scheme of reconstruction for these purposes. As a consequence, it is expected that U.K. resident stockholders of Cardtronics Delaware should not be treated as either disposing of their shares in Cardtronics Delaware as a consequence of the Merger or as acquiring new shares in Cardtronics plc for U.K. corporation tax or capital gains tax purposes (as the case may be). Instead, the shares in Cardtronics Delaware and Cardtronics plc are expected to be treated as the same asset acquired when the shares in Cardtronics Delaware were acquired for those purposes.

        Generally, non-U.K. resident stockholders of Cardtronics Delaware should not be subject to either U.K. corporation tax or capital gains tax as a result of the Merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax, respectively, and the stock is attributable to that permanent establishment, branch or agency. In those circumstances, the non-U.K. resident stockholders may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the Merger, which will be treated as giving rise to a disposal of their shares of Cardtronics Delaware common stock, unless the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available. Please see the discussion below under the heading "Material Tax Considerations—Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders."

        For Cardtronics Delaware stockholders who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax treatment of the Merger will depend on the applicable tax laws in such country.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Will Cardtronics be taxed as a result of the Merger?

        Cardtronics may be subject to U.S. federal tax in connection with the Merger. Whether Cardtronics is subject to U.S. federal tax, and if so the amount of any such tax, is not currently known, will not be known with certainty at the time of the Merger, and could be impacted by post-Merger facts. Based upon information currently available, we expect the U.S. federal tax incurred by Cardtronics in connection with the Merger, if any, would be less than $10 million. There is no assurance, however, that the U.S. federal tax would not exceed such amount. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics."

Do the Treasury Regulations issued on April 4, 2016 adversely impact the Merger?

        On April 4, 2016, the U.S. Department of the Treasury (the "Treasury") and the U.S. Internal Revenue Service (the "IRS") issued (i) temporary and final Treasury Regulations (as defined below) that further restrict the ability of taxpayers to effect certain inversion transactions for U.S. federal tax purposes and limit the opportunities for certain post-inversion planning (the "Anti-Inversion Regulations") and (ii) proposed Treasury Regulations that, if finalized in their current form, would significantly change the manner in which related party debt instruments of both U.S. and foreign persons (regardless of whether or not the foreign person results from a redomiciliation transaction) are characterized for U.S. federal tax purposes (the "Debt Regulations"). After review and analysis of the recently issued Treasury Regulations by us and our external advisors, we do not expect the Anti-Inversion Regulations or the Debt Regulations to adversely impact our ability to effect the Merger or the expected treatment of Cardtronics plc as a foreign corporation for U.S. federal tax purposes. As discussed in this proxy statement/prospectus, we are not relying on a transaction with an unrelated foreign company to satisfy the U.S. federal tax "anti-inversion" rules under Section 7874 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder (the "Treasury Regulations"). Rather, we expect to meet all the requirements of a statutory and regulatory provision that expressly permits redomiciliation transactions such as the Merger for companies that have significant activities in the country in which they redomicile and thereby satisfy the "substantial business activities" test. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics—Tax Residence of Cardtronics plc for U.S. Federal Income Tax Purposes."

        If finalized in their current form, the Debt Regulations may reduce (i) our ability to manage our capital structure across our enterprise and (ii) opportunities to introduce into our capital structure, and maintain, related party debt in certain circumstances. Importantly, the Debt Regulations, if finalized in their current form, will apply to us regardless of whether we effect the Merger, although the magnitude of the impact may differ. Please see the discussion below under the heading "Risk Factors—The expected benefits of the Merger may not be realized, and different interpretations of relevant laws by governmental authorities or changes in U.S. and non-U.S. laws and other rules could adversely affect Cardtronics plc, its subsidiaries and its stockholders."

Is an IRS or HMRC ruling required to complete the Merger?

        No ruling is required from the IRS or Her Majesty's Revenue & Customs ("HMRC") to complete the Merger.

Do I have to take any action to exchange my shares of Cardtronics Delaware common stock and receive the Ordinary Shares of Cardtronics plc that I become entitled to receive as a result of the Merger?

        This depends on how you currently hold your shares of Cardtronics Delaware common stock. In the Merger, each share of Cardtronics Delaware common stock will be converted into the right to receive one Ordinary Share of Cardtronics plc. All Ordinary Shares of Cardtronics plc issued in connection with the Merger will initially be issued in a manner that will allow those shares to be transferred through the facilities of The Depository Trust Company ("DTC").

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  Beneficial holders.  If you hold your shares of Cardtronics Delaware common stock in "street name" through a bank, broker, trustee, custodian or other nominee within the facilities of DTC, you will not be required to take any further action. We generally refer to such stockholders as holding their shares "beneficially" and to these banks, brokers, trustees, custodians or other nominees as "brokers." Your ownership of new Ordinary Shares of Cardtronics plc will be recorded in book-entry form by your broker without the need for any additional action on your part.

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  Registered holders.  If you hold certificates representing shares of Cardtronics Delaware common stock or you are a registered holder of Cardtronics Delaware common stock recorded in book-entry form, your Ordinary Shares of Cardtronics plc initially will be delivered to an affiliate of our transfer agent, or other bank or trust company, as custodian for you ("custodian") and held in its account at DTC. As soon as reasonably practicable after the effective time of the Merger, our exchange agent will deliver to you a letter of transmittal, which will, among other matters, contain instructions as to how you may: (i) register your new Ordinary Shares of Cardtronics plc directly in your own name or that of your designee and have a new share certificate or certificates issued to you (if you hold shares in certificated form); or (ii) deposit your Ordinary Shares of Cardtronics plc in the facilities of DTC. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

        As of [            ], 2016, the most recent practicable date before the date of this proxy statement/prospectus, approximately [            ]% of the issued and outstanding shares of Cardtronics Delaware common stock (other than treasury shares and shares held by Cardtronics Delaware's subsidiaries, which will automatically be cancelled and retired and shall cease to exist immediately prior to the Merger) were held in "street name" through a broker. However, each stockholder should independently confirm how they hold shares.

        Until holders of certificates representing shares of Cardtronics Delaware common stock have surrendered their certificates to the exchange agent for exchange or, in the case of book-entry shares for registered holders, adhered to the procedures set forth in the letter of transmittal, those holders will not be able to vote or transfer their shares or receive dividends or distributions with a record date after the effective time of the Merger, but instead such dividends or distributions will be accrued by the custodian for the benefit of the holder of such share certificate or, in the case of book-entry shares, the registered holder.

        Any Ordinary Shares of Cardtronics plc (and any cash dividend or other distribution that a former holder of shares of Cardtronics Delaware common stock has the right to receive) issued to the custodian that remain undelivered to the former holders of shares of Cardtronics Delaware common stock as of the first anniversary of the effective time of the Merger will be delivered to Cardtronics HoldCo's designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Cardtronics HoldCo or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of shares of Cardtronics Delaware, on substantially similar terms as the custodian, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. Any such Ordinary Shares of Cardtronics plc that remain undelivered as of the second anniversary of the effective time of the Merger (or immediately prior to an earlier date on which the Ordinary Shares of Cardtronics plc would otherwise become the property of any governmental entity), any cash, share dividends and distributions otherwise payable in respect of the Ordinary Shares of Cardtronics plc will become the property of Cardtronics HoldCo to the extent permitted by applicable law.

        If you elect to register your new Ordinary Shares of Cardtronics plc directly in your own name or that of your designee, you should particularly note that subsequent transfers of Ordinary Shares of Cardtronics plc may be subject to U.K. stamp duty and stamp duty reserve tax ("SDRT") under U.K. law. Please see "Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders—U.K. Stamp Duty and Stamp Duty Reserve Tax." As a result, persons holding certificates representing shares of Cardtronics Delaware common stock or who are a registered holder of Cardtronics Delaware shares recorded in book-entry form are strongly encouraged to deposit and maintain their holdings within the facilities of DTC going forward.

Can I trade my shares of Cardtronics Delaware common stock before the Merger is completed?

        Yes. Shares of Cardtronics Delaware common stock will continue trading on The NASDAQ Stock Market LLC ("NASDAQ") through the last trading day prior to the date of completion of the Merger.

After the Merger, where can I trade my Ordinary Shares of Cardtronics plc?

        We expect the Ordinary Shares of Cardtronics plc to be listed and traded on NASDAQ under the symbol "CATM," the same symbol under which your shares of Cardtronics Delaware common stock are currently listed and traded.

Will the Merger affect current or future operations?

        While changing the place of incorporation of our publicly traded parent is expected to position us to capture the benefits described above, we anticipate that the Merger should otherwise have no impact on how we conduct our day-to-day operations. Our U.S. headquarters will remain in Houston, Texas and our European headquarters will be in London. Following the Merger, we intend to hold many of our regularly scheduled board and committee meetings in the U.K. Where we conduct our future operations for our customers or headquarter our business will depend on a variety of factors, including the demand for our services and the overall needs of our business, independent of our legal domicile. Please read "Risk Factors" for a discussion of various ways in which the Merger could have an adverse effect on us.

What impact will the Merger have on current debt arrangements?

        We expect no material impact as a result of the Merger's effect upon our revolving credit facility, 1.00% convertible senior notes due 2020 or 5.125% senior notes due 2022 (and we collectively refer to both series of notes as our "notes"). In connection with the Merger, Cardtronics Delaware expects to enter into supplemental indentures to the indentures governing our notes, pursuant to which, among other things, Cardtronics plc and/or certain of its subsidiaries will guarantee the obligations of Cardtronics Delaware. The Merger will also constitute a share exchange event under the indenture for our 1.00% convertible senior notes due 2020. As a condition to the closing of the Merger, we intend to obtain consent under, and/or amend, the credit agreement governing our revolving credit facility in order to avoid any defaults that could otherwise result in connection with the Merger. Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Conditions to Completion of the Merger."

Will the Merger impact our ability to access capital or obtain third party loans in the future?

        We do not expect that the Merger will have any significant effect on our ability to access the capital markets or obtain third party loans. We expect to be able to access the capital markets and obtain third party loans as efficiently and on similar terms as we can today, subject to any changes in market conditions applicable in general to all companies, and to elevate our visibility among potential U.K. and other European institutional investors. However, please see "Risk Factors" for a discussion of ways in which the Merger could have an adverse effect on us.

What happens to Cardtronics Delaware equity-based awards at the effective time of the Merger?

        At the effective time of the Merger, all outstanding options to purchase shares of Cardtronics Delaware common stock and all outstanding awards of restricted stock, restricted stock units and other equity-based awards granted to employees and directors by Cardtronics Delaware under our equity incentive plans prior to the effective time of the Merger will entitle the holder to purchase, acquire or receive (or receive benefits or amounts based on), as applicable, an equal number of Ordinary Shares of Cardtronics plc. All such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards granted or issued by Cardtronics Delaware immediately prior to the effective time of the Merger and, with respect to stock options, for the same exercise price.

        At the effective time of the Merger, the Cardtronics, Inc. Second Amended and Restated 2007 Stock Incentive Plan, as amended (the "2007 Plan"), will be adopted and assumed by Cardtronics plc for purposes of Cardtronics plc granting new equity awards after the effective time of the Merger, and any other equity incentive plans so authorized by our Board. Cardtronics plc will also assume all outstanding awards granted under the 2007 Plan and the 2001 Stock Incentive Plan of Cardtronics Delaware, as amended (the "2001 Plan"), on the same terms and conditions (subject to any amendments necessary or advisable to reflect the conversion of the underlying shares of Cardtronics Delaware common stock and/or to comply or facilitate compliance with applicable English or U.S. corporate, securities, regulatory or tax law requirements), unless otherwise determined by our Board or the board of directors of Cardtronics plc. Ordinary Shares of Cardtronics plc, rights to Ordinary Shares of Cardtronics plc or benefits or amounts based on Ordinary Shares of Cardtronics plc will thereafter be granted or issued under each equity incentive plan instead of shares of Cardtronics Delaware common stock currently being granted or issued under such plans. Future awards would be subject to and governed by the terms of our equity incentive plans, as assumed by Cardtronics plc if applicable, and any agreements entered into pursuant thereto. Please see "The Merger Agreement—Stock Compensation and Benefit Plans and Programs" for more information, including a description of the tax withholding and regulatory consequences of the Merger.

What types of information and reports will Cardtronics plc make available following the Merger?

        After the effective time of the Merger, we will continue to prepare financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") and report in U.S. dollars, and we will continue to file reports with the U.S. Securities and Exchange Commission (the "SEC") under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), including reports on Forms 10-K, 10-Q and 8-K, as we currently do. For so long as Cardtronics plc has a class of securities listed on NASDAQ, Cardtronics plc will be subject to rules regarding proxy solicitations and tender offers and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable corporate governance rules of NASDAQ. These include, for example, independence requirements for Board committee composition, annual certification requirements and auditor independence rules, unless certain circumstances change. We also must comply with additional reporting requirements of English law. Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Stock Exchange Listing,"

"Proposal 1: Approval of the Adoption of the Merger Agreement—Effect of the Merger on Potential Future Status as a Foreign Private Issuer" and "Comparison of Rights of Stockholders."

When do you expect to complete the Merger?

        If the proposal to adopt the Merger Agreement is approved by our stockholders at the Special Meeting, and subject to satisfaction or, if applicable, waiver of all other conditions in the Merger Agreement, we anticipate that the Merger will become effective as soon as practicable following stockholder approval. We currently anticipate that the Merger will become effective early in the third quarter of 2016, although we may postpone or abandon the Merger at any time prior to its completion, including after obtaining stockholder approval. Please see "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time."

What are the closing conditions to the Merger?

        The Merger cannot be completed without satisfying certain conditions, the most important of which is that stockholders must approve the proposal to adopt the Merger Agreement. In addition, there are other conditions such as the requirement to obtain authorization for listing the Ordinary Shares of Cardtronics plc on NASDAQ, receipt of any consents required to complete the Merger and receipt of certain legal opinions. Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Conditions to Completion of the Merger."

        Our Board does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the Merger is in the best interest of Cardtronics or our stockholders despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board reserves the right to postpone or abandon the Merger at any time, including after stockholder approval, including for the reasons described under "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time."

What are the Mandatory Offer Provisions?

        Delaware anti-takeover statutes and laws regarding directors' fiduciary duties provide our Board broad latitude to defend against unwanted takeover proposals. Following the Merger, Cardtronics plc will be subject to English law. In the U.K., takeover offers and certain other transactions in respect of certain public companies are regulated by the U.K. City Code on Takeovers and Mergers (the "Takeover Code"). An English public company is potentially subject to the Takeover Code if, among other factors, its central place of management and control is within the U.K., the Channel Islands or the Isle of Man.

        While we do not expect that Cardtronics plc will be subject to the Takeover Code immediately following the Merger, if Proposal 2 is approved by our stockholders the Mandatory Offer Provisions that are substantially similar to those provided by the Takeover Code will be included in the New Articles. The Mandatory Offer Provisions are indicated in the New Articles by the use of brackets and bold lettering. We believe that the Mandatory Offer Provisions will provide Cardtronics plc stockholders with certain protections substantially similar to those of stockholders of most other U.K. listed companies. The Mandatory Offer Provisions will provide that, except with the consent of the Cardtronics plc board of directors, a stockholder will not be able to acquire 30% or more of the voting rights in Cardtronics plc without making an offer for all of the other issued shares. Please see "Proposal 2: Approval of Mandatory Offer Provisions" and "Description of Ordinary Shares of Cardtronics plc—Mandatory Offers."

Can I seek appraisal of my Cardtronics Delaware shares as a result of the Merger?

        No. Cardtronics Delaware stockholders will have no appraisal rights under Delaware law in connection with the Merger.

What is the vote required to approve the proposals?

        Adoption of the Merger Agreement.    The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the adoption of the Merger Agreement. You may vote "FOR," "AGAINST" or "ABSTAIN" the adoption of the Merger Agreement. If you "ABSTAIN," your votes will be counted for purposes of determining the presence or absence of a quorum, but will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement. Broker non-votes will also have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Mandatory Offer Provisions.    The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required to approve the Mandatory Offer Provisions. You may vote "FOR," "AGAINST" or "ABSTAIN" the Mandatory Offer Provisions. If you "ABSTAIN," your votes will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote "AGAINST" the proposal. Broker non-votes are not treated as entitled to vote and therefore will have no impact on the proposal.

        Adjournment proposal.    The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required to approve this proposal. You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. If you "ABSTAIN," your votes will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote "AGAINST" the proposal. Broker non-votes are not treated as entitled to vote and therefore will have no impact on the proposal.

What are the recommendations of our Board with respect to the proposals?

        Our Board recommends that you vote your shares as follows:

        Proposal 1—FOR the proposal to approve the adoption of the Merger Agreement;

        Proposal 2—FOR the proposal to approve the Mandatory Offer Provisions; and

        Proposal 3—FOR the approval of the adjournment proposal.

Who may vote at the Special Meeting?

        Our Board has fixed May 2, 2016 as the record date for the Special Meeting (the "record date"). If you are a stockholder of Cardtronics Delaware as of the close of business on the record date, you are qualified to receive notice of and to vote at the Special Meeting.

        As of the record date there were [            ] shares of Cardtronics Delaware common stock issued and outstanding and entitled to vote at the Special Meeting. As of the record date, our directors and executive officers beneficially owned, in the aggregate, approximately [            ] of such shares, representing beneficial ownership of [            ] % of the outstanding shares of Cardtronics Delaware common stock as of that date, and these shares are included in the number of shares entitled to vote at the Special Meeting.

When and where is the Special Meeting?

        The Special Meeting will take place on June 28, 2016, at 5:00 pm central daylight time, at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042. Only stockholders of record on the record date (i.e., May 2, 2016) are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement/prospectus.

What is a proxy?

        A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has appointed Michael E. Keller and Edward H. West (the "Proxy Holders") to serve as proxies for the Special Meeting.

        If you hold certificates representing shares of Cardtronics Delaware common stock or you are a registered holder of Cardtronics Delaware common stock recorded in book-entry form and you properly complete and submit a proxy, your shares will be voted by the Proxy Holders in accordance with your instructions on the proxy. If you complete and submit a proxy, but do not indicate how you wish to vote, the Proxy Holders will vote in accordance with the recommendations of our Board. If you hold shares of Cardtronics Delaware common stock in "street name," your broker will not have discretionary authority to vote on any of the proposals in the absence of timely instructions from the beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, then you own Cardtronics Delaware common stock through multiple accounts with our transfer agent and/or your broker. Please sign and return all proxy cards to ensure that all of your shares are voted at the Special Meeting.

How many votes must be present to hold the Special Meeting?

        There must be a quorum for the Special Meeting to be held. A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Cardtronics Delaware common stock entitled to vote as of the record date. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Special Meeting. As of the record date, there were [            ] shares of our common stock issued and outstanding and entitled to vote at the Special Meeting. Consequently, the presence of the holders of at least [            ] shares of our common stock, in person or by proxy, is required to establish a quorum for the Special Meeting.

        If less than a quorum is represented at the Special Meeting, the presiding officer of the meeting or the holders of a majority of the issued and outstanding shares of our common stock, present in person or represented by proxy at the Special Meeting, may adjourn the meeting and the Proxy Holders will vote the proxies they have been authorized at the Special Meeting in favor of such an adjournment. In the event a quorum is present at the Special Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the presiding officer of the meeting or the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement/prospectus prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

How many votes do I have?

        You are entitled to one vote for each share of Cardtronics Delaware common stock that you owned on the record date on all proposals considered at the Special Meeting.

How do I vote my shares?

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  Beneficial holders.  If you hold your shares of Cardtronics Delaware common stock in "street name," please follow the instructions provided by your broker. Shares held in street name may be voted in person by you at the Special Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Special Meeting, please bring proof of ownership and identification.

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  Registered holders.  If you hold certificates representing shares of Cardtronics Delaware common stock or you are a registered holder of Cardtronics Delaware common stock recorded in book-entry form, you can vote in person at the Special Meeting or you can provide a proxy to be voted at the Special Meeting by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you plan to vote in person at the Special Meeting, please bring proof of identification. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by: (i) submitting a written notice of revocation to our General Counsel and Secretary, Michael E. Keller, by mail to Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by facsimile at (832) 308-4761 no later than June 27, 2016; (ii) mailing in a new proxy card bearing a later date, but received by us no later than June 27, 2016; or (iii) attending the Special Meeting and voting in person, which suspends the powers of the Proxy Holders. If you hold your shares in "street name," you may change your vote by submitting new voting instructions to your broker in accordance with that entity's procedures.

Could other matters be decided at the Special Meeting?

        At the time this proxy statement/prospectus was filed, we did not know of any matters to be raised at the Special Meeting other than those proposals referenced in this proxy statement/prospectus. With respect to any other matter that properly comes before the Special Meeting, the Proxy Holders will vote the proxies as recommended by our Board or, if no recommendation is given, in their own discretion.

Who is participating in this proxy solicitation and who will pay for its cost?

        We will bear the entire cost of soliciting proxies, including the cost of the preparation and distribution of this proxy statement/prospectus, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

        We have retained Broadridge Investor Communication Solutions, Inc. ("Broadridge") to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay Broadridge a fee of approximately $50,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy materials to the beneficial owners of our common stock.

What is "householding" and how does it affect me?

        We participate, and some banks, brokers, trustees, custodians and other nominees may be participating, in the practice of "householding" proxy materials. This procedure allows multiple stockholders residing at the same address the convenience of receiving a single proxy statement/prospectus and Notice of Internet Availability. You may request a separate copy of the proxy statement/prospectus by calling 1-800-579-1639 or by writing us at Cardtronics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Whom should I contact with questions about the Special Meeting?

        If you have any questions about this proxy statement/prospectus or the Special Meeting, please contact our General Counsel and Secretary, Michael E. Keller, at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by telephone at (832) 308-4975.

Where may I obtain additional information about Cardtronics Delaware?

        We refer you to our annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 22, 2016, as amended (our "Annual Report"). Our Annual Report, including audited financial statements, is available on our website at www.cardtronics.com.

        IF YOU WOULD LIKE TO RECEIVE ADDITIONAL INFORMATION ABOUT CARDTRONICS DELAWARE, PLEASE CONTACT OUR GENERAL COUNSEL AND SECRETARY, MICHAEL E. KELLER, AT 3250 BRIARPARK DRIVE, SUITE 400, HOUSTON, TEXAS 77042.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete description of the Merger and the Mandatory Offer Provisions, you should read carefully this entire proxy statement/prospectus, including the Annexes. The Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, contains the terms and conditions of the Merger. Please also see "Where You Can Find More Information." The New Articles as in effect after the Merger will serve purposes substantially similar to the certificate of incorporation and bylaws of Cardtronics Delaware, subject to certain changes to ensure compliance with, or that are otherwise permissible under, English law, that preserve the current rights of stockholders and powers of the Cardtronics plc board of directors following the Merger and to reflect the proposed Mandatory Offer Provisions as described in Proposal 2 (if approved by stockholders). A copy of the New Articles, substantially in the form attached to this proxy statement/prospectus as Annex B, will govern Cardtronics plc after the effective time of the Merger assuming the proposal to approve the Mandatory Offer Provisions is approved by our stockholders.

THE MERGER

Parties to the Merger (see page 35)

        The parties to the Merger described in this proxy statement/prospectus are related Cardtronics entities—Cardtronics Delaware and its newly-formed subsidiaries Cardtronics plc, Cardtronics MergeCo and Cardtronics HoldCo.

        Cardtronics Delaware provides convenient automated consumer financial services through its network of automated teller machines ("ATMs") and multi-function financial services kiosks. As of December 31, 2015, we were the world's largest retail ATM owner, providing services to approximately 190,000 devices throughout the U.S. (including the U.S. territory of Puerto Rico), U.K., Germany, Poland, Canada and Mexico. Originally organized in 1993 as a Texas corporation under the name Cardpro, Inc., Cardtronics Delaware is a successor to the automated consumer financial services business operated since 1993.

        Cardtronics MergeCo is a newly formed Delaware limited liability company and currently is a wholly-owned subsidiary of Cardtronics HoldCo, which is a newly formed Delaware limited liability company and currently a wholly-owned subsidiary of Cardtronics Delaware. Neither Cardtronics MergeCo nor Cardtronics HoldCo has a significant amount of assets or liabilities and neither has engaged in any business since its formation other than activities associated with its anticipated participation in the Merger.

        Cardtronics plc is a newly formed English private limited company named "Cardtronics Group Limited" and currently a wholly-owned subsidiary of Cardtronics Delaware. Prior to the Merger, Cardtronics plc will re-register as an English public limited company named "Cardtronics plc" or a similar name. Cardtronics plc has minimal assets and liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Merger.

The Merger (see page 37)

        Under the Merger Agreement, Cardtronics MergeCo will merge with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc. As a result of the Merger, each of our stockholders will have the right to receive the number of Ordinary Shares of Cardtronics plc equal to the number of shares of Cardtronics Delaware common stock that such stockholder owned immediately prior to the Merger.

        In connection with the Merger, a number of Ordinary Shares of Cardtronics plc will be issued equal to the number of shares of Cardtronics Delaware common stock that will have been outstanding immediately prior to the effective time of the Merger (disregarding treasury shares and shares held by Cardtronics Delaware's subsidiaries, which will automatically be cancelled and retired and shall cease to exist immediately prior to the Merger). Our Board reserves the right to postpone or abandon the Merger at any time, including after stockholder approval. Please see "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time," as well as other risk factors set forth under "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

        Upon completion of the Merger, Cardtronics plc, together with its subsidiaries (including Cardtronics Delaware), will own and continue to conduct our business in substantially the same manner as is currently being conducted by Cardtronics Delaware and its subsidiaries.

Background and Reasons for the Merger (see page 36)

        In reaching its decision to approve the Merger Agreement and the Merger, our Board identified several potential benefits to our stockholders, which are described below under "The Merger Agreement—Background and Reasons for the Merger." We anticipate that the Merger will, among other anticipated benefits:

  •
  establish our parent company in a country where we already have substantial operations and growth opportunities, which will facilitate our global growth strategy and enhance our ability to build long-term stockholder value;

  •
  position us to reach more global financial institutions and retailers and fortify our position as the leading global ATM owner/operator;

  •
  elevate our visibility among potential U.K. and other European institutional investors;

  •
  allow flexibility in creating a more efficient operating and financing structure to support our global expansion;

  •
  enable us to be more effective in competing for acquisitions on a global scale, which has been a key component of our growth strategy, and reduce certain tax disadvantages we face when pursuing acquisitions;

  •
  allow future earnings and cash flows to more efficiently fund international expansion;

  •
  allow us to benefit from (i) a territorial (versus worldwide) taxation regime and (ii) an extensive treaty network;

  •
  allow us to benefit from the global reputation of the U.K. as a leading global financial center and Europe's transactional hub known for its financial sophistication and political stability; and

  •
  establish our parent company in a country with a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides stockholders with substantial rights.

        Please see "The Merger Agreement—Background and Reasons for the Merger" for more information. We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose you and us to risks. Please see "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" for a description of certain risks associated with the Merger.

Conditions to Completion of the Merger (see page 41)

        The Merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law or the Merger Agreement, waived:

  •
  the Merger Agreement will have been adopted by the requisite vote of Cardtronics Delaware stockholders;

  •
  Cardtronics plc will have re-registered as a public limited company;

  •
  the registration statement of which this proxy statement/prospectus is a part shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order with respect thereto shall be in effect;

  •
  Cardtronics Delaware will have received lender consents or waivers under, and/or amended, its revolving credit facility and other material credit and debt arrangements;

  •
  the Ordinary Shares of Cardtronics plc to be issued pursuant to the Merger will have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

  •
  Baker & McKenzie LLP, legal and tax counsel to Cardtronics Delaware and Cardtronics plc, shall have delivered a tax opinion, as of the effective date of the Merger to Cardtronics plc, in form and substance acceptable to Cardtronics plc;

  •
  no decree, order or injunction will have been in effect with respect to the SEC registration statement of which this proxy statement/prospectus is a part;

  •
  no law or order prohibiting or pending lawsuit seeking to prohibit the Merger will have been issued or filed by any competent U.S., European Union or U.K. governmental entity, subject to certain exceptions described in this proxy statement/prospectus;

  •
  all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Cardtronics Delaware, Cardtronics plc or their subsidiaries to consummate the Merger will have been obtained or made; and

  •
  the Ordinary Shares of Cardtronics plc shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates, including our receipt of such rulings from HMRC and other documentation as DTC may require.

        The completion of the Merger is not dependent on the approval of the Mandatory Offer Provisions described in Proposal 2 or the approval of the adjournment proposal described in Proposal 3.

        Our Board does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the Merger is in the best interest of Cardtronics or our stockholders despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board reserves the right to postpone or abandon the Merger at any time, including after stockholder approval, including for the reasons described under "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time."

        In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Management of Cardtronics plc (see page 43)

        In connection with the Merger, the directors and executive officers of Cardtronics Delaware will be appointed as the directors and executive officers of Cardtronics plc. The New Articles will provide for the same classified board of directors as provided for in Cardtronics Delaware's current bylaws. Moreover, Cardtronics Delaware's directors will carry their terms of office over to the Cardtronics plc board of directors, and will serve until the earlier of their successors being elected or their earlier death, resignation, retirement or removal.

        Cardtronics plc will enter into indemnity agreements with those directors and officers who we expect will have entered into indemnity agreements with Cardtronics Delaware prior to the effective time of the Merger, upon terms substantially similar to the Cardtronics Delaware agreements to the extent permitted by English law.

Interests of Directors and Executive Officers in the Merger; Additional Agreements (see page 40)

        We do not believe that any of our directors or executive officers have interests in the Merger that are different from the interests of our stockholders generally. No change in control payments or additional compensation will be payable to our directors or executive officers as a result of the completion of the Merger itself, although we may elect to seek waivers with respect to certain change in control provisions under our equity incentive plans and related agreements.

Regulatory Approvals (see page 43)

        The only material governmental or regulatory laws, regulations or actions that we must comply with to complete the Merger are compliance with U.S. federal and state securities laws, U.K. securities laws, NASDAQ rules and regulations, the Delaware General Corporation Law (the "DGCL") and the U.K. Companies Act 2006 (the "U.K. Companies Act").

Appraisal Rights (see page 43)

        Under the DGCL, you will not have appraisal rights in connection with the Merger.

Accounting Treatment of the Merger (see page 44)

        The Merger will be accounted for using the historical cost basis method of accounting. Because the Merger will be accounted for as a reorganization of entities under common control, there will be no revaluation of Cardtronics Delaware's assets and liabilities.

Material Tax Considerations (see page 45)

Material U.S. Federal Income Tax Consequences

  Taxation of Cardtronics

        Cardtronics may be subject to U.S. federal tax in connection with the Merger. Whether Cardtronics is subject to U.S. federal tax, and if so the amount of any such tax, is not currently known, will not be known with certainty at the time of the Merger, and could be impacted by post-Merger facts. Based upon information currently available, we expect the U.S. federal tax incurred by Cardtronics in connection with the Merger, if any, would be less than $10 million. There is no assurance, however, that the tax would not exceed such amount. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics."

  Taxation of Holders

        For U.S. federal income tax purposes, the conversion of each outstanding share of Cardtronics Delaware common stock into the right to receive one Ordinary Share of Cardtronics plc pursuant to the Merger generally will be treated as an exchange of such shares. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the Merger.

  Taxation of U.S. Holders

        Whether a "U.S. holder" recognizes gain pursuant to the Merger for U.S. federal income tax purposes generally will depend on the "Aggregate Section 367(a) Amount" and the "Deemed Dividend Amount" (each defined and discussed in more detail under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences"). If the Aggregate Section 367(a) Amount is equal to or exceeds the Deemed Dividend Amount, then generally, for U.S. federal income tax purposes, U.S. holders should recognize gain (but not loss), if any, on the receipt of Ordinary Shares of Cardtronics plc pursuant to the Merger. If the Aggregate Section 367(a) Amount is less than the Deemed Dividend Amount, then generally, for U.S. federal income tax purposes, U.S. holders should not recognize gain (or loss) on the receipt of Ordinary Shares of Cardtronics plc pursuant to the Merger. Neither the Aggregate Section 367(a) Amount nor the Deemed Dividend Amount will be ascertainable at the time of the Merger, and the determination of such amounts is highly factual, complex and not entirely certain. We will notify you by one or more website announcements and/or other information reporting following the completion of the Merger (and updates thereafter to account for year-end or other information relevant to the determination no later than in January 2017) whether we believe the Aggregate Section 367(a) Amount is greater than, equal to, or less than the Deemed Dividend Amount.

  Taxation of Non-U.S. Holders

        A "non-U.S. holder" (as defined below in "Material Tax Considerations—Material U.S. Federal Income Tax Consequences of the Merger—Scope of Discussion") generally should not be subject to U.S. federal income tax on gain realized, if any, on the exchange of shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc pursuant to the Merger without regard to either the Aggregate Section 367(a) Amount or the Deemed Dividend Amount. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences."

Material U.K. Tax Consequences

  Taxation of U.K. stockholders

        Generally, U.K. resident stockholders of Cardtronics Delaware may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the Merger, which will be treated as a disposal of their stock in Cardtronics Delaware, unless the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available. We expect that the transaction should qualify as a scheme of reconstruction for these purposes. As a consequence, it is expected that U.K. resident stockholders of Cardtronics Delaware should not be treated as either disposing of their shares in Cardtronics Delaware as a consequence of the Merger, or as acquiring new shares in Cardtronics plc for U.K. corporation tax or capital gains tax purposes (as the case may be). Instead, the shares in Cardtronics Delaware and Cardtronics plc are expected to be treated as the same asset, acquired when the shares in Cardtronics Delaware were acquired for those purposes. Please see the discussion below under the heading "Material Tax Considerations—Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders."

  Taxation of Non-U.K. stockholders

        Generally, non-U.K. resident stockholders of Cardtronics Delaware should not be subject to either U.K. corporation tax or capital gains tax on a chargeable gain or allowable loss arising as a result of the Merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax respectively, and the stock is attributable to that permanent establishment, branch or agency. In those circumstances, the non-U.K. resident stockholders may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the Merger, which will be treated as giving rise to a disposal of their stock in Cardtronics Delaware, unless the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available. Please see the discussion below under the heading "Material Tax Considerations—Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders."

Other Tax Considerations

        For Cardtronics Delaware stockholders who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax treatment of the Merger will depend on the applicable tax laws in such country.

        WE ENCOURAGE YOU TO READ THE SECTION ENTITLED "MATERIAL TAX CONSIDERATIONS" FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSIDERATIONS. WE ALSO URGE YOU TO CONSULT YOUR TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER APPLICABLE TO YOU.

Ownership in Cardtronics plc; Conversion of Shares (see page 38)

        Your ownership of Ordinary Shares of Cardtronics plc will be recorded in book-entry form by your broker if you are currently a beneficial holder, with no need for any additional action on your part. If you hold certificates representing shares of Cardtronics Delaware common stock or if you otherwise hold Cardtronics Delaware shares as a record holder (and not as a beneficial owner holding in "street name"), your Ordinary Shares of Cardtronics plc initially will be delivered to the custodian pending surrender of the certificates representing shares of Cardtronics Delaware common stock, or, in the case of book-entry shares for registered holders, compliance with the procedures set forth in the letter of transmittal. Please see "The Merger Agreement—Ownership in Cardtronics plc; Conversion of Shares" for further information, including procedures for surrendering share certificates.

Comparison of Rights of Stockholders (see page 43)

        There are differences between the principal attributes of the Cardtronics Delaware shares and the Ordinary Shares of Cardtronics plc, which include differences between the rights of stockholders under the DGCL and the rights of stockholders under English law and differences between the provisions of Cardtronics Delaware's certificate of incorporation and bylaws and the New Articles (including if the Mandatory Offer Provisions are approved by our stockholders). Please see "Description of Ordinary Shares of Cardtronics plc" and "Comparison of Rights of Stockholders."

Stock Exchange Listing (see page 44)

        It is a condition to the completion of the Merger that the Ordinary Shares of Cardtronics plc will be authorized for listing and trading on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. We will submit an application to NASDAQ and expect that, immediately following the effective time of the Merger, the Ordinary Shares of Cardtronics plc will be listed and traded on NASDAQ under the symbol "CATM," which is the same symbol under which shares of Cardtronics Delaware are currently listed and traded.

Market Price, Dividend and Share Repurchase Information (see pages 39 and 44)

        On April 26, 2016, the last full trading day before we announced the proposed Merger, the closing sales price of our shares as reported by NASDAQ was $37.28 per share. On [            ], 2016, the most recent practicable date before the date of this proxy statement/prospectus, the closing price of our shares as reported by NASDAQ was $[            ] per share.

        We have historically not paid dividends or effected share repurchases with respect to our common stock. Our ability to declare and pay dividends and effect share repurchases following the completion of the Merger will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our Board and restrictions imposed by English law.

        Under English law, with limited exceptions, Cardtronics plc will only be able to declare dividends, make distributions or repurchase shares out of "distributable reserves." Following the completion of the Merger, we intend to seek the approval of a capital reduction by the English court as soon as practicable to create distributable reserves that could be used for future dividend payments or to effect share repurchases. Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Capital Reduction."

Recommendation of our Board (see page 11)

        Our Board has unanimously determined that the Merger and the Mandatory Offer Provisions are advisable and in the best interests of Cardtronics Delaware and our stockholders and, as such, has unanimously approved the Merger and the Merger Agreement and the Mandatory Offer Provisions. Our Board recommends that you vote "FOR" the adoption of the Merger Agreement and "FOR" the approval of the Mandatory Offer Provisions. The Board also recommends that you vote "FOR" the adjournment proposal.

Required Vote (see page 11)

        The required votes regarding the proposals at the Special Meeting are as follows:

  •
  To approve the adoption of the Merger Agreement, the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock entitled to vote at the Special Meeting is required. Please see "Proposal 1: Approval of Adoption of the Merger Agreement—Recommendation and Required Vote."

  •
  To approve the Mandatory Offer Provisions, the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required. Please see "Proposal 2: Approval of the Mandatory Offer Provisions—Recommendation and Required Vote."

  •
  To approve the adjournment proposal, the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required. Please see "Proposal 3: Adjournment of Special Meeting—Recommendation and Required Vote."

Special Meeting of Stockholders (see page 1)

        You can vote at the Special Meeting if you owned Cardtronics Delaware common stock at the close of business on the record date (i.e., May 2, 2016). On that date, there were [            ] shares of Cardtronics Delaware common stock issued and outstanding and entitled to vote. As of the record date, our directors and executive officers beneficially owned, in the aggregate, approximately [            ] of such shares, representing beneficial ownership of [            ] of the outstanding shares of Cardtronics Delaware common stock as of that date. These shares are included in the number of shares entitled to vote at the Special Meeting.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth the selected historical consolidated financial data for Cardtronics Delaware. The selected financial data as of and for the years ended December 31, 2015 and 2014 have been derived from Cardtronics Delaware's audited consolidated financial statements and related notes contained in our Annual Report, which is incorporated by reference in this proxy statement/prospectus.

        The selected historical financial and other operating information as of and for the years ended December 31, 2013, 2012 and 2011 has been derived from Cardtronics Delaware's audited consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus. The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report and other financial information incorporated by reference. Historical results are not necessarily indicative of the results that may be expected for any future period.

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands, excluding share and per share information and number of ATMs)
Consolidated Statements of Operations Data:
Revenues and Income:
Total revenues	$1,200,301	$1,054,821	$876,486	$780,449	$624,576
Income from operations(1)	139,917	104,639	82,601	90,507	77,275
Net income(2)	65,981	35,194	20,647	43,262	70,146
Net income attributable to controlling interests and available to common stockholders(2)	67,080	37,140	23,816	43,591	70,233
Per Share Data:
Basic net income per common share(2)	$1.50	$0.83	$0.52	$0.97	$1.60
Diluted net income per common share(2)	$1.48	$0.82	$0.52	$0.96	$1.58
Basic weighted average shares outstanding	44,796,701	44,338,408	44,371,313	43,469,175	42,201,491
Diluted weighted average shares outstanding	45,368,687	44,867,304	44,577,635	43,875,332	42,886,780
Consolidated Balance Sheets Data:
Total cash and cash equivalents	$26,297	$31,875	$86,939	$13,861	$5,576
Total assets	1,327,003	1,255,790	1,056,203	768,892	712,801
Total long-term debt and capital lease obligations, including current portion(3)	575,399	612,697	490,514	354,819	370,949
Total stockholders' equity	369,793	286,535	247,114	148,804	113,145
Consolidated Statements of Cash Flows Data:
Cash flows from operating activities	$256,553	$188,553	$183,557	$136,388	$113,325
Cash flows from investing activities	(209,562)	(336,881)	(266,740)	(113,764)	(234,454)
Cash flows from financing activities	(48,520)	99,248	154,988	(14,084)	123,532
Operating Data (Unaudited):
Total number of ATMs (at period end):
ATM operations	77,169	78,217	66,984	56,395	48,105
Managed services and processing, net(4)	112,622	31,989	13,610	6,365	4,781

Total number of ATMs (at period end)	189,791	110,206	80,594	62,760	52,886

Total transactions (excluding Managed services and processing, net)	1,251,626	1,040,241	860,062	704,809	516,564
Total cash withdrawal transactions (excluding Managed services and processing)	759,408	617,419	521,282	443,312	318,615

(1)
The year ended December 31, 2013 includes $8.7 million in nonrecurring property tax expense related to a change in assessment methodology in the U.K. Additionally, $27.1, $18.1, and $15.4 million in acquisition and divestiture-related costs were included in the results for the years ended December 31, 2015, 2014, and 2013, respectively.

(2)
The year ended December 31, 2013 includes $13.8 million in income tax expense related to the restructuring of our U.K. business. The year ended December 31, 2011 includes $37.0 million in income tax benefits.

(3)
Our long-term debt as of December 31, 2015 consists of outstanding borrowings under our revolving credit facility, our senior fixed rate notes, and our convertible notes that were issued in November 2013. The convertible notes are shown on our Consolidated Balance Sheet at a carrying value of $234.6 million as of December 31, 2015, which represents the principal balance of $287.5 million less the unamortized discount of $52.9 million.

(4)
The notable increase in the Managed services and processing, net ATM machine count is mostly attributable to the July 1, 2015 acquisition of Columbus Data Services, L.L.C. and the incremental number of transacting ATMs for which Columbus Data Services, L.L.C. provides processing services.

SUMMARY PRO FORMA FINANCIAL INFORMATION

        Pro forma financial statements for Cardtronics plc are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made to the historical audited consolidated financial statements of Cardtronics Delaware for the year ended December 31, 2015.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Securities Act and the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "project," "believe," "estimate," "expect," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our estimates for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are those described in "Risk Factors" and the following:

  •
  the adoption of the Merger Agreement may not be approved by our stockholders;

  •
  our Board may choose to postpone or abandon the Merger at any time prior to completion, including after stockholder approval;

  •
  changes in U.S. or non-U.S. laws, including tax laws, that could effectively preclude us from completing the Merger or reduce or eliminate the benefits expected to be achieved from the Merger;

  •
  any negative publicity resulting from the proposed Merger having an adverse effect on our business;

  •
  an SEC stop order or other action or any other decree, order or injunction preventing the registration statement of which this proxy statement/prospectus is a part from becoming or remaining effective or preventing us from holding the Special Meeting or completing the Merger;

  •
  an inability to satisfy all of the conditions to closing set forth in the Merger Agreement;

  •
  an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger; and

  •
  costs related to the Merger, which could be greater than expected.

        Moreover, U.S. or foreign governments or taxing authorities may attempt to enact new statutory or regulatory provisions that could adversely affect Cardtronics plc's tax status as a non-U.S. corporation or otherwise adversely affect Cardtronics plc's anticipated global tax position following the Merger. Retroactive actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application to Cardtronics plc or the Merger.

        You are cautioned not to place undue reliance on forward-looking statements contained in this document, which speak only as of the date of this proxy statement/prospectus. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

RISK FACTORS

        In considering whether to vote in favor of the proposals to approve the adoption of the Merger Agreement and the Mandatory Offer Provisions in connection with the Merger, you should consider carefully the following risks and/or investment considerations in addition to the other information contained in this proxy statement/prospectus. As set forth below, we have identified the material factors you should consider before making a decision on whether to vote in favor of the proposal to adopt the Merger Agreement and the other proposals described herein, and we have identified the material risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference in this proxy statement/prospectus. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risk factors and cautionary statements regarding forward-looking statements discussed in our Annual Report and in our subsequent reports filed pursuant to the Exchange Act, as these filings discuss risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference in this proxy statement/prospectus.

The Merger may trigger taxable gains (but not losses) to U.S. holders for U.S. federal income tax purposes, and it will not be known at the time of the Merger whether or not taxable gains are triggered.

        Depending on the "Aggregate Section 367(a) Amount" and "Deemed Dividend Amount" (each defined and discussed in more detail under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences"), the Merger may be taxable to U.S. holders (as defined herein) with gain in their Cardtronics Delaware common stock. However, U.S. holders with a loss in their Cardtronics Delaware common stock should not recognize that loss in the Merger.

        Neither the Aggregate Section 367(a) Amount nor the Deemed Dividend Amount will be ascertainable at the time of the Merger, and thus U.S. holders will not know at the time of the Merger (and potentially not until after our 2016 taxable year ends) whether gain, if any, in their Cardtronics Delaware common stock is taxable as a result of the Merger. The determination of these amounts is highly factual, complex and not entirely certain. Moreover, such determination requires us to ascertain the amount of gain that would be recognized by U.S. holders in the Merger if Section 367(a) of the Code and the Treasury Regulations apply, and it may not be possible to obtain reliable information regarding this determination. On April 25, 2014, Treasury and the IRS issued Notice 2014-32 (the "Notice") announcing that Treasury Regulations will be issued that, in relevant part, will alter certain of the rules currently contained in the Treasury Regulations with respect to the Aggregate Section 367(a) Amount and the Deemed Dividend Amount. The Notice provides that the Treasury Regulations to be issued will be effective for transactions completed on or after April 25, 2014. However, to date, no such Treasury Regulations have been issued. It is uncertain if and when the Treasury Regulations will be issued, and whether they will be consistent with the rules described in the Notice. The determination as to whether the stockholders recognize gain in the Merger may be different under the rules currently contained in the Treasury Regulations compared to those described in the Notice (or any future Treasury Regulations that may have retroactive effect). In addition, immediately prior to and pursuant to the Merger, Cardtronics HoldCo intends to purchase from Cardtronics plc a portion of the Ordinary Shares of Cardtronics plc to be used as Merger consideration and to direct Cardtronics plc to issue such shares to the Cardtronics Delaware stockholders. The number of Ordinary Shares of Cardtronics plc to be purchased by Cardtronics HoldCo for use in the Merger (which will be determined shortly before the Merger) could affect the Deemed Dividend Amount, which in turn could impact whether the Merger is taxable to U.S. holders. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences."

The expected benefits of the Merger may not be realized, and different interpretations of relevant laws by governmental authorities or changes in U.S. and non-U.S. laws and other rules could adversely affect Cardtronics plc, its subsidiaries and its stockholders.

        There is no assurance that all anticipated benefits of the Merger will be achievable. The benefits and our effective tax rates are subject to a variety of factors, many of which are beyond our ability to control, such as the reactions of third parties (including customers, investors, analysts and governmental authorities), changes in the rate of economic growth in the U.K. and the U.S., the financial performance of our business in various jurisdictions, currency exchange rate fluctuations (especially as between the British pound and the U.S. dollar), and significant changes in trade, monetary, tax or fiscal policies of the U.K., U.S. and possibly other jurisdictions (in the European Union or otherwise), including changes in interest and tax rates, as well as changes to income tax treaties. The impact of these factors, individually and in the aggregate, is difficult to predict.

        Taxing and other governmental authorities may challenge our application and/or interpretation of relevant laws, regulations, treaties, valuations and methodologies or other supporting documentation, and, if they are successful in doing so, we may not experience the level of benefits we anticipate or we may be subject to adverse consequences. Even if we are successful in maintaining our positions, we may incur significant expense in contesting positions asserted or claims made by authorities.

        Congress, Treasury and the IRS have aggressively objected to outbound redomiciliation transactions and have expressed a strong desire to prevent them with broad-based rules (including by enacting Section 7874 of the Code, and issuing Treasury Regulations and notices thereunder and under Section 367 of the Code, including new Treasury Regulations issued on April 4, 2016, as discussed in this proxy statement/prospectus). While the Merger is expected to satisfy the substantial business activities test (described in detail below), as provided by Congress and set forth in Treasury Regulations under the principle that a redomiciliation to a jurisdiction in which the group has substantial business activities is not abusive and thus should not be prevented, there is no certainty that rules will not be promulgated, potentially with retroactive effect, that cause Cardtronics plc to fail the substantial business activities test, otherwise have adverse consequences as a result of the Merger, or eliminate some or all of the benefits of the Merger. The publicity surrounding the announcement or implementation of the Merger could heighten the risk of new laws or other rules adversely impacting the transaction or the benefits thereof. It is possible that additional Treasury Regulations and other guidance may be issued that could adversely impact the Merger or benefits therefrom. Moreover, legislation has been proposed that, if enacted, could similarly reduce the anticipated benefit of the Merger. Non-taxing authorities have also sought to prevent outbound redomiciliations through government contract prohibitions and otherwise, and there is no certainty that such authorities will not promulgate rules or take other actions that adversely impact us as a result of effecting the Merger. Additionally, there is a heightened global focus on tax planning in many jurisdictions, including those in which we operate, and thus future laws, tax treaty changes or other rules (including those in furtherance of the Organization for Economic Co-operation and Development's "Base Erosion and Profit Shifting" final reports and EU directives) may create limitations on realizing benefits.

        Most recently, on April 4, 2016, Treasury and the IRS issued the Anti-Inversion Regulations (in temporary and final form) and Debt Regulations (in proposed form). After review and analysis of these recently issued Treasury Regulations by us and our external advisors, we do not expect the Anti-Inversion Regulations or the Debt Regulations to adversely impact our ability to effect the Merger or the expected treatment of Cardtronics plc as a foreign corporation for U.S. federal tax purposes. These Treasury Regulations could, however, limit our ability to (i) efficiently engage in certain post-Merger transactions (including, potentially, entering into agreements and closing acquisitions of unrelated U.S. target companies in consideration for Ordinary Shares of Cardtronics plc for at least 36 months after the Merger), (ii) manage our capital structure across our enterprise and (iii) introduce into our capital structure, and maintain, related party debt in certain circumstances. Importantly, the

Debt Regulations, if finalized in their current form, will apply to Cardtronics regardless of whether it effects the Merger although the magnitude of the impact may differ. Please see the discussion under the heading "General Information About the Merger and the Special Meeting—Do the Treasury Regulations issued on April 4, 2016 adversely impact the Merger?"

        Future changes in English law, its tax rates, its territorial taxation system, its "controlled foreign corporation" rules, its tax treaties or otherwise, and changes in the U.S. tax system (including the scope and rate of taxation), could also adversely impact the benefits that we expect to achieve from the Merger. Please also see "Risk Factors—Changes in U.S. and non-U.S. laws, including tax laws, could adversely affect Cardtronics plc, its subsidiaries and our stockholders."

The potential exit of the U.K. from the European Union could adversely affect Cardtronics plc, its subsidiaries and its stockholders.

        We face potential risks associated with the proposed referendum on the U.K.'s continued membership of the European Union, which will occur on June 23, 2016, and the potential uncertainty preceding and following the referendum. In relation to the Merger, if the outcome of the referendum is a vote in favor of the U.K. leaving the European Union, this could materially and adversely affect the tax, tax treaty, currency, operational, legal and regulatory regime to which we would otherwise have expected to have been subject if the U.K. were to remain within the European Union. In relation to our U.K. and other European businesses, we face similar risks (which exist independently of the Merger) if there is a vote in favor of the U.K. leaving the European Union. The effect of any of these risks, were they to materialize, is difficult to quantify, but could materially increase our operating and compliance costs and could materially affect our tax position or business, results of operations and financial position more generally. Further, uncertainty around the outcome of the referendum could lead to adverse effects on the U.K. economy as a whole, which could have an adverse economic impact on us.

The Merger may subject Cardtronics to U.S. federal taxes in an amount unknown at the time of the Merger.

        Cardtronics may be subject to U.S. federal tax in connection with the Merger. Whether Cardtronics is subject to U.S. federal tax, and if so the amount of any such tax, is not currently known, will not be known with certainty at the time of the Merger, and could be impacted by post-Merger facts. Based upon information currently available, we expect the U.S. federal tax incurred by Cardtronics in connection with the Merger, if any, would be less than $10 million. There is no assurance, however, that the U.S. federal tax would not exceed such amount. Moreover, such determination requires us to ascertain the amount of gain that would be recognized by U.S. holders in the Merger if Section 367(a) of the Code applies, and it may not be possible to obtain reliable information regarding this amount. Furthermore, the rules regarding the calculation are not entirely certain, and the IRS, and a court in the event of litigation, may not agree with our determinations. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics."

Cardtronics Delaware stockholders who are tax resident in the U.K. may recognize taxable gain (or loss) as a result of the Merger for U.K. tax purposes.

        We expect that the Merger should qualify as a scheme of reconstruction for the purposes of U.K. corporation tax and capital gains tax, as the case may be, such that U.K. resident stockholders of Cardtronics Delaware should not be subject to U.K. tax on capital gains as a consequence of the Merger. However, HMRC may disagree, and in these circumstances, it may assert that U.K. resident stockholders of Cardtronics Delaware should be disposing of their shares in Cardtronics Delaware as a consequence of the Merger for the purposes of U.K. corporation tax or capital gains tax (as the case may be). In these circumstances, U.K. resident stockholders of Cardtronics Delaware may realize a chargeable gain (or an allowable loss) for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the Merger which will be chargeable to U.K. tax. Generally, non-U.K. resident stockholders of Cardtronics Delaware should not be subject to either U.K. corporation tax or capital gains tax as a result of the Merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax respectively, and the stock is attributable to that permanent establishment, branch or agency. Please see the discussion below under the heading "Material Tax Considerations—Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders."

The IRS or HMRC may disagree with our conclusions on tax treatment of the Merger to us and our stockholders.

        The IRS or HMRC may disagree with our conclusions regarding the U.S. or U.K. tax treatment, respectively, of the Merger, and impose tax on us and our stockholders differently than as described in this proxy statement/prospectus, which could be materially adverse to us and our stockholders.

Cardtronics plc may be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger and may be liable for substantial additional U.S. federal income taxes.

        For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its incorporation or organization. Because Cardtronics plc is incorporated under English law, it should be considered a U.K., and not a U.S., tax resident under these general rules. However, Section 7874 of the Code provides that a corporation organized outside the U.S. which acquires substantially all of the assets of a corporation organized in the U.S. (including through a merger) will be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes if (i) the stockholders of the acquired U.S. corporation own at least 80% (of either the voting power or value) of the stock of the acquiring foreign corporation after the acquisition and (ii) the acquiring foreign corporation's "expanded affiliated group" does not have substantial business activities in the country in which the acquiring foreign corporation is organized relative to the expanded affiliated group's worldwide activities ("substantial business activities" or the "SBA Test"). Pursuant to and upon completion of the Merger, Cardtronics plc will indirectly acquire all of Cardtronics Delaware's assets, and Cardtronics Delaware stockholders will hold 100% of the value of Cardtronics plc by virtue of their prior stock ownership of Cardtronics Delaware. As a result, the Cardtronics plc expanded affiliated group (which includes Cardtronics Delaware and its subsidiaries) must have substantial business activities in the U.K. for Cardtronics plc to avoid being treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. In order for the Cardtronics plc expanded affiliated group to satisfy the SBA Test, at least 25% of the employees (by headcount and compensation), assets and gross income of such group must be based, located and derived, respectively, in the U.K.

        Cardtronics plc expects to satisfy the SBA Test because we have significant operations in the U.K., and Cardtronics plc will continue these operations following the Merger. However, satisfaction of the SBA Test is determined based upon information through the day the Merger is effected (or alternatively through the last day of the month immediately preceding the month that includes the acquisition date) and could be affected by changes to the relevant facts and circumstances between the date of this proxy statement/prospectus and the closing of the Merger (or the last day of the month immediately preceding the month in which the Merger is effected). Moreover, the application of Section 7874 of the Code is not entirely clear in all situations, and thus while we fully expect the SBA Test to be satisfied, there is no assurance that the IRS or a court will agree. Furthermore, there have been legislative proposals to expand the scope of U.S. corporate tax residence and there could be changes to the Code (including Section 7874 of the Code) or the Treasury Regulations that could result in Cardtronics plc being treated as a U.S. corporation. Such statutory or regulatory provisions could have retroactive application.

        If it were determined that Cardtronics plc is taxed as a U.S. corporation for U.S. federal income tax purposes, Cardtronics plc could be liable for substantial additional U.S. federal income taxes. Moreover, the U.K. could continue to tax Cardtronics plc as a U.K. tax resident for U.K. tax purposes, and thus Cardtronics plc and its stockholders could be subject to taxation in both the U.S. and the U.K. Please see the discussion below under the heading "Material Tax Considerations—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics—Tax Residence of Cardtronics plc for U.S. Federal Income Tax Purposes."

The Merger may not allow us to effectively manage our tax risks and costs.

        We believe that the Merger should improve our ability to better manage our tax risks and costs because, among other reasons, the U.K. has a territorial tax system with a general corporate income tax rate of 20%, which is set to be lowered to 18% by financial year 2020 (and to further reduce to 17% in financial year 2020 under current budget proposals). As part of that territorial tax system, the U.K. has implemented a dividend exemption system that generally does not subject non-U.K. earnings to U.K. tax when such earnings are repatriated to the U.K.

        However, we cannot provide any assurances as to what our tax costs and rate will be after the Merger because of, among other things, uncertainty regarding the nature and extent of our business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions, as well as changes in U.S. and other tax laws. Our actual effective tax costs and rate may vary from our expectation and that variance may be material. Additionally, the tax laws of the U.K. and other jurisdictions could change in the future, and such changes could cause a material change in our tax costs and our worldwide effective tax rate.

        We also could be subject to audits conducted by tax authorities, and the resolution of such audits could significantly impact our tax costs and rate in future periods, as would any reclassification or other matter (such as changes in applicable accounting rules) that increases the amounts we have provided for income taxes in our consolidated financial statements. There can be no assurance that we would be successful in attempting to mitigate the adverse impacts resulting from any changes in law, audits and other matters. Our inability to mitigate the negative consequences of any changes in the law, audits and other matters could cause our effective tax rate to increase and our results of operations to suffer.

Following the effective time of the Merger, it is possible that we will be removed from the S&P SmallCap 600 stock index and other stock indices, which could have an adverse impact on our share price.

        Our shares are currently a component of the S&P SmallCap 600 index and other indices. Based on current S&P Dow Jones Indices ("S&P") guidelines, we believe that our Ordinary Shares meet S&P criteria for inclusion in the S&P SmallCap 600 index upon completion of the Merger, which criteria include requirements that its constituent companies file Annual Reports on Form 10-K, are not foreign private issuers, derive a plurality of revenues or have a plurality of fixed assets in the U.S., are primarily listed on the New York Stock Exchange or NASDAQ and have a corporate governance structure consistent with U.S. practice. Nonetheless, S&P retains discretion to determine whether our shares should continue as a component of the S&P SmallCap 600 index upon the completion of the Merger. We anticipate that S&P will determine whether the Ordinary Shares of Cardtronics plc qualify for inclusion on or around the effectiveness of the Merger. However, following the effective time of the Merger, it is possible that, if we were to fail to meet any of S&P's guidelines for inclusion in the S&P SmallCap 600 index, our Ordinary Shares would be excluded from the index as well as the other indices on which our shares are included. If our Ordinary Shares are not included as a component of the S&P SmallCap 600 index or other indices or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P SmallCap 600 index or such other indices or the funds that impose those qualifications would potentially be required to sell their Ordinary Shares of Cardtronics plc, which could adversely affect the price of the Ordinary Shares of Cardtronics plc.

Our Board may choose to postpone or abandon the Merger at any time.

        We may postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the stockholders have adopted the Merger Agreement at the Special Meeting. While we currently expect to complete the Merger early in the third quarter of 2016, our Board may postpone the Merger for a significant time or may abandon the Merger altogether after the Special Meeting because, among other reasons, the Merger is no longer in our best interests or the best interests of our stockholders or may not result in the benefits we expect, or our estimated cost of the Merger increases. Additionally, we may not be able to satisfy all of the other conditions to the completion of the Merger, including obtaining all consents necessary, desirable or appropriate in connection with the Merger. Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Conditions to Completion of the Merger."

Changes in U.S. and non-U.S. laws, including tax laws, could adversely affect Cardtronics plc, its subsidiaries and our stockholders.

        Changes in U.S., U.K. and other laws, including tax laws, regulations (including finalization of proposed Treasury Regulations) or treaties, or the interpretation or enforcement thereof, could adversely affect our effective tax rate, which in turn could materially adversely affect our results of operations, financial condition and cash flows. For example, if finalized in their current form, the Debt Regulations could reduce opportunities to introduce into our capital structure, and maintain, related party debt in certain circumstances. Please see the discussion under the heading "Risk Factors—The expected benefits of the Merger may not be realized, and different interpretations of relevant laws by governmental authorities or changes in U.S. and non-U.S. laws and other rules could adversely affect Cardtronics plc, its subsidiaries and its stockholders."

Your rights as a stockholder of Cardtronics Delaware will change as a result of the Merger in a manner that may be less favorable to you, including with respect to takeover matters or as a result of the Mandatory Offer Provisions if Proposal 2 is approved by our stockholders.

        The completion of the Merger will change the governing law that applies to our stockholders from Delaware law (which applies to shares of Cardtronics Delaware common stock) to English law (which applies to the Ordinary Shares of Cardtronics plc). Many of the principal attributes of the Cardtronics Delaware common stock and the Ordinary Shares of Cardtronics plc will be similar. There are, however, several significant differences between the rights of stockholders under Delaware law and stockholders under English law, and there are differences between our current certificate of incorporation and bylaws and the New Articles that will apply to our stockholders after the completion of the Merger, including with respect to voting rights, takeover matters and the Mandatory Offer Provisions as proposed to be adopted. For a detailed discussion of these differences, see "Description of Ordinary Shares of Cardtronics plc—Voting Rights" and "Comparison of Rights of Stockholders."

The enforcement of civil liabilities against Cardtronics plc may be more difficult.

        Because Cardtronics plc will be a public limited company incorporated under English law, after the effective time of the Merger investors could experience more difficulty enforcing judgments obtained against Cardtronics plc in U.S. courts than would currently be the case for U.S. judgments obtained against Cardtronics Delaware. In addition, it may be more difficult (or impossible) to bring some types of claims against Cardtronics plc in courts in the U.K. than it would be to bring similar claims against a

U.S. company in a U.S. court. For a detailed discussion, see "Comparison of Rights of Stockholders—Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws."

The market for Ordinary Shares of Cardtronics plc may differ from the current market for shares of Cardtronics Delaware common stock.

        Although we expect that the Ordinary Shares of Cardtronics plc will be authorized for listing and trading on NASDAQ under the symbol "CATM," which is the same symbol under which shares of Cardtronics Delaware common stock are currently listed and traded, the market prices, trading volume and volatility of the Ordinary Shares of Cardtronics plc could be different from those of Cardtronics Delaware common stock.

The value of Ordinary Shares of Cardtronics plc that you may be entitled to receive in the Merger depends on the market price of Cardtronics Delaware common stock before the Merger and of the Ordinary Shares of Cardtronics plc at the effective time of the Merger.

        The number of Ordinary Shares of Cardtronics plc that you will be entitled to receive in the Merger in exchange for the shares of Cardtronics Delaware common stock you own is fixed at one Ordinary Share of Cardtronics plc per one share of Cardtronics Delaware common stock. Because the market price of Cardtronics Delaware common stock will fluctuate from the date hereof until the effective time of the Merger, the value at the time of the completion of the Merger of the Ordinary Shares of Cardtronics plc that you receive will depend on the market price of Cardtronics Delaware common stock at that time. There can be no assurance as to the market value of the shares of Cardtronics Delaware common stock at the effective time of the Merger. Therefore, there can be no assurance as to the market value of any Ordinary Shares of Cardtronics plc that you receive.

We expect to incur transaction costs in connection with the completion of the Merger, some of which will be incurred whether or not the Merger is completed.

        We incurred in 2015 and expect to incur in 2016 a total of approximately $11 million in non-tax transaction costs in connection with the Merger. The substantial majority of these costs will be incurred regardless of whether the Merger is completed and prior to your vote on the proposals.

As a result of increased stockholder approval requirements, we may have less flexibility as a U.K. public limited company than as a Delaware corporation with respect to certain aspects of capital management.

        Under Delaware law, our directors may issue, without further stockholder approval, any shares authorized in our certificate of incorporation that are not already issued or reserved. Delaware law also provides substantial flexibility in establishing the terms of preferred stock. However, English law provides that a board of directors may generally only allot shares with the prior authorization of stockholders and such authorization must specify the maximum nominal value of the shares that can be allotted and can be granted for a maximum period of five years, each as specified in the articles of association or the relevant stockholder resolution. This authorization would need to be renewed by Cardtronics plc's stockholders upon or before its expiration (i.e., at least every five years). We anticipate that an ordinary resolution will be adopted prior to the effective time of the Merger to authorize the allotment of additional shares, and renewal of such authorization for additional five year terms may be sought more frequently. Please see "Description of Ordinary Shares of Cardtronics plc—Preemptive Rights and New Issues of Shares."

        English law also generally provides stockholders with preemptive rights when new shares are issued for cash. It is possible, however, for the articles of association, or stockholders in a general meeting, to exclude preemptive rights, if coupled with a general authorization to allot shares. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, or from the date of the stockholder resolution, as applicable. In either case, this authorization would need to be renewed upon or before its expiration (i.e., at least every five years). We anticipate that a special resolution will be adopted to exclude preemptive rights prior to the effective time of the Merger, and renewal of such exclusion for additional five year terms may be sought more frequently. Please see "Description of Ordinary Shares of Cardtronics plc—Preemptive Rights and New Issues of Shares."

        English law also generally prohibits a company from repurchasing its own shares by way of "off market purchases" without the prior approval of stockholders by ordinary resolution (i.e., majority of votes cast). Such authority can be granted for a maximum period of up to five years. English law prohibits Cardtronics plc from conducting "on market purchases" as its shares will not be traded on a recognized investment exchange in the U.K. We anticipate that an ordinary resolution will be adopted to permit "off market purchases" prior to the effective time of the Merger. Please see "Description of Ordinary Shares of Cardtronics plc—Alteration of Share Capital/Repurchase of Shares." This ordinary resolution will need to be renewed upon expiration (i.e., at least every five years) but may be sought more frequently for additional five year terms.

        We cannot assure you that situations will not arise where such stockholder approval requirements for any of these actions would deprive our stockholders of substantial benefits.

English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the Merger.

        Under English law, with limited exceptions, Cardtronics plc will only be able to declare dividends, make distributions or repurchase shares out of "distributable reserves" on Cardtronics plc's stand-alone balance sheet, without regard to its consolidated financial statements. If the Merger is effected, we intend to seek the approval of a capital reduction by the English court as soon as practicable thereafter to create distributable reserves that could be used for future dividend payments or to effect share repurchases. We expect to receive the approval of the English court approximately six to 12 weeks after the completion of the Merger.

        If that approval is not received, Cardtronics plc will not have sufficient distributable reserves to declare and pay dividends for the foreseeable future and Cardtronics plc would be required to undertake other efforts to allow it to declare dividends or repurchase shares following the Merger. These efforts may include certain intra-group reorganizations which are established alternatives for the creation of distributable reserves in a U.K. public limited company.

        We anticipate that a special resolution will be adopted to approve a capital reduction prior to the effective time of the Merger. We also anticipate that an ordinary resolution will be adopted to approve the form of share repurchase contracts and the counterparties through which we may conduct repurchases.

        We cannot assure you that situations will not arise where such stockholder approval requirements for any of these actions would deprive our stockholders of substantial benefits.

Transfers of the Ordinary Shares of Cardtronics plc may be subject to stamp duty or SDRT in the U.K., which would increase the cost of dealing in the Ordinary Shares of Cardtronics plc as compared to the Cardtronics Delaware shares.

        Stamp duty or SDRT are imposed in the U.K. on certain transfers of chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5% of the consideration paid for the transfer. Certain transfers of shares to depositaries or into clearance systems are charged at a higher rate of 1.5%.

        You are strongly encouraged to hold your Ordinary Shares of Cardtronics plc in book-entry form through the facilities of DTC. Transfers of shares held in book-entry form through DTC will not attract a charge to stamp duty or SDRT in the U.K. A transfer of title in the Ordinary Shares of Cardtronics plc from within the DTC system out of DTC and any subsequent transfers or agreements to transfer that occur entirely outside the DTC system, including repurchase by Cardtronics plc, will attract a charge to stamp duty or SDRT at a rate of 0.5% of any chargeable consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document stamped by HMRC) before the transfer can be registered in the books of Cardtronics plc. If those shares are redeposited into DTC, the redeposit of the shares into DTC will attract stamp duty or SDRT at 1.5% of the value of the Ordinary Shares of Cardtronics plc.

        Following the Merger, Cardtronics plc expects to implement arrangements to require that Ordinary Shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depository specified by Cardtronics plc so that stamp duty or SDRT may be collected in connection with the initial delivery to the depository. Any such shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in the books of Cardtronics plc, the transferor will also be required to put in the depository funds to settle the resultant liability to stamp duty or SDRT, which will be charged at a rate of 1.5% of the value of the shares.

If Cardtronics plc's Ordinary Shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in our securities may be disrupted.

        The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. We believe that approximately [            ]% of the outstanding shares of Cardtronics Delaware common stock are currently held within the DTC system. We expect that, upon the completion of the Merger, the Ordinary Shares of Cardtronics plc will be eligible for deposit and clearing within the DTC system. We expect to enter into arrangements with DTC whereby we will agree to indemnify DTC for any stamp duty and/or SDRT that may be assessed upon it as a result of its provision of clearance services for our Ordinary Shares. We expect these actions, among others, will result in DTC agreeing to accept the Ordinary Shares of Cardtronics plc for deposit and clearing within its facilities upon completion of the Merger.

        DTC is not obligated to accept the Ordinary Shares of Cardtronics plc for deposit and clearing within its facilities at the closing and, even if DTC does initially accept the Ordinary Shares of Cardtronics plc, it will generally have discretion to cease to act as a depository and clearing agency for the Ordinary Shares of Cardtronics plc. If DTC determined prior to the completion of the Merger that the Ordinary Shares of Cardtronics plc are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the completion of the Merger that the Ordinary Shares of Cardtronics plc were not eligible for continued deposit and clearance within its facilities, then we believe the Ordinary Shares of Cardtronics plc would not be eligible for continued listing on a U.S. securities exchange or inclusion in the S&P SmallCap 600 index and other indices, and trading in the Ordinary Shares of Cardtronics plc would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ordinary Shares of Cardtronics plc.

If we are not successful in amending or waiving certain provisions of our credit facility, the Merger may result in a breach of certain of its provisions.

        In connection with the Merger, we expect to seek the amendment or waiver of certain provisions of, or to renegotiate the terms of our revolving credit facility. Please see "Proposal 1: Approval of the

Adoption of the Merger Agreement—Conditions to Completion of the Merger." If we are unsuccessful in modifying our credit facility by the effective time of the Merger, we may be in breach of certain of its provisions. Although we believe that we will be successful in obtaining any necessary modifications to our credit facility, we can offer no assurance as to what additional or different terms or conditions, if any, our lenders may request in connection with those modifications. Any such changes in terms or conditions could result in an increase in our borrowing costs or a decrease in our financial or operating flexibility.

Cardtronics plc will incur ongoing direct and indirect costs as a result of the Merger.

        The completion of the Merger will result in an increase in some of our ongoing expenses and require us to incur new costs and expenses. Some costs, such as holding board and stockholder meetings in the U.K., are expected to be higher than would be the case if we did not expand our presence in the U.K. We also expect to incur new expenses, including professional fees, to comply with U.K. corporate and tax laws.

Potential negative publicity resulting from the proposed Merger could adversely affect our business and our stock price.

        Many non-U.S. redomiciliations that have been undertaken by other companies have generated significant press coverage, much of which has been negative. Negative publicity generated by the proposed Merger could cause some of our customers or suppliers to be more reluctant to do business with us. This could have an adverse impact on our business. Negative publicity could also cause some of our stockholders to sell our stock or decrease the demand for new investors to purchase our stock, which could have an adverse impact on our stock price. The recent issuance of the Anti-Inversion Regulations and Debt Regulations could enhance publicity (including negative publicity) related to the Merger.

PROPOSAL 1:

APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

        The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety for a more complete description of the Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

 THE MERGER AGREEMENT

Introduction

        You are being asked to approve the adoption of the Merger Agreement at the Special Meeting. As a result of the Merger, you will have the right to receive the number of Ordinary Shares of Cardtronics plc equal to the number of shares of Cardtronics Delaware common stock that you owned immediately prior to the Merger. Upon completion of the Merger, our business and operations will continue in substantially the same manner except that Cardtronics plc will be the parent company of the Cardtronics group of companies and you will own shares in an English company instead of shares in a Delaware corporation. Cardtronics plc will be managed by the same board of directors and executive officers as the board of directors and executive officers of Cardtronics Delaware immediately prior to the Merger. Additionally, the consolidated business, assets and operations of Cardtronics plc will be substantially the same as those of Cardtronics Delaware immediately prior to the Merger.

        Under the Merger Agreement, Cardtronics MergeCo will merge with and into Cardtronics Delaware, with Cardtronics Delaware surviving the Merger as an indirect, wholly-owned subsidiary of Cardtronics plc. If stockholders approve the adoption of the Merger Agreement, we expect that the Merger will become effective shortly after such approval. We currently anticipate that the Merger will become effective early in the third quarter of 2016, although we may postpone or abandon the Merger at any time prior to its completion, including after obtaining stockholder approval.

The Parties to the Merger

        The parties to the Merger described in this proxy statement/prospectus are related Cardtronics entities—Cardtronics Delaware and its newly-formed subsidiaries Cardtronics plc, Cardtronics MergeCo and Cardtronics HoldCo.

        Cardtronics Delaware provides convenient automated consumer financial services through its network of ATMs and multi-function financial services kiosks. As of December 31, 2015, we were the world's largest retail ATM owner, providing services to approximately 190,000 devices throughout the U.S. (including the U.S. territory of Puerto Rico), U.K., Germany, Poland, Canada and Mexico. Originally organized in 1993 as a Texas corporation under the name Cardpro, Inc., Cardtronics Delaware is a successor to the automated consumer financial services business operated since 1993.

        Cardtronics MergeCo is a newly formed Delaware limited liability company and currently is a wholly-owned subsidiary of Cardtronics HoldCo, which is a newly formed Delaware limited liability company and currently a wholly-owned subsidiary of Cardtronics Delaware. Neither Cardtronics MergeCo nor Cardtronics HoldCo has a significant amount of assets or liabilities and neither has engaged in any business since its formation other than activities associated with its anticipated participation in the Merger.

        The principal executive offices of Cardtronics Delaware, Cardtronics HoldCo and Cardtronics MergeCo in the U.S. are currently located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, and the telephone number of each company is (832) 308-4000.

        Cardtronics plc was formed as an English private limited company named "Cardtronics Group Limited" and is currently a wholly-owned subsidiary of Cardtronics Delaware. Prior to the Merger, Cardtronics plc will re-register as an English public limited company named "Cardtronics plc" or a similar name. Cardtronics plc has minimal assets and liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Merger.

        The principal executive offices of Cardtronics plc are currently located at Building 4, 1st Floor Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, and the telephone number is +44 01707 248781.

Background and Reasons for the Merger

        Our business has been expanding globally for a number of years, and we have invested significant amounts of capital in our non-U.S. operations. Our Europe segment (including our operations in the U.K., Germany and Poland) is a substantial portion of our overall business. Our strategy is to leverage the operational expertise, electronic funds transfer transaction processing platform, and scale advantages we have built in our two largest markets, the U.S. and U.K., to continue to expand in those markets as well as to drive expansion into new international markets in order to enhance our position as a leading provider of automated consumer financial services. We believe that changing the place of incorporation of our parent company from Delaware to the U.K. will help achieve these goals.

        We believe that the Merger is in the best interests of Cardtronics Delaware and our stockholders based on the following anticipated benefits.

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  Our parent company will be established in a country where we already have substantial operations and growth opportunities, which will facilitate our global growth strategy and enhance our ability to build long-term stockholder value.

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  Our efforts to position ourselves to reach more global financial institutions and retailers and fortify our position as the leading global ATM owner/operator will be enhanced.

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  Our visibility among potential U.K. and other European institutional investors will be elevated.

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  We expect to have a more efficient operating and financing structure to support our global expansion.

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  We expect to be more effective in competing for acquisitions on a global scale, which has been a key component of our growth strategy, and we expect a reduction in certain tax disadvantages we face when pursuing acquisitions.

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  Our future earnings and cash flows could more efficiently fund international expansion.

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  The U.K. has (i) a territorial (versus worldwide) taxation regime and (ii) an extensive treaty network.

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  We will benefit from the global reputation of the U.K. as a leading global financial center and Europe's transactional hub known for its financial sophistication and political stability.

  •
  The U.K. has a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides stockholders with substantial rights. Generally, the rights of a stockholder of an English company are substantially similar to, and in some cases more favorable to stockholders than, the rights of a stockholder of a Delaware corporation. Further, the U.K. is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to Cardtronics Delaware and its stockholders.

        In approving the adoption of the Merger Agreement and the Merger, our Board was cognizant of and considered a variety of negative or potentially negative factors, including the incurrence of costs in connection with the Merger, the expected benefits of the reorganization not being realized because of changes in operations, laws, etc., adverse tax consequences to stockholders and/or us, the possibility of an IRS challenge to the intended U.S. federal tax consequences of the Merger and the post-Merger structure, changes in the rights of stockholders of an English company compared to stockholders of a Delaware company, the Anti-Inversion Regulations and Debt Regulations, and potential changes in U.S. federal tax laws (with potential retroactive affect).

        In the course of its review of the Merger and its attendant risks, our Board engaged in extensive discussions with management and external advisors to evaluate the potentially negative consequences of the Merger and potential impact of the Anti-Inversion Regulations and Debt Regulations. After completing its review of the expected benefits and potential risks, our Board determined that the Merger was in the best interests of Cardtronics Delaware and our stockholders as the expected benefits of the Merger outweighed the risks thereof. Please see "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" for further discussion of the negative and potentially negative factors discussed above and for a discussion of factors that could prevent us from achieving the benefits described above that we anticipate from completion of the Merger.

The Merger

        The primary steps that have been taken to date, and that will be taken, to complete the Merger are

  •
  Cardtronics plc was formed as an English private limited company with Cardtronics Delaware as its sole stockholder holding one subscriber share and 49,999 Class B ordinary shares of Cardtronics plc, each with a nominal value of £1.00, and, prior to the Merger, Cardtronics plc will re-register as a public company with the U.K Companies House.

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  Cardtronics HoldCo was formed.

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  Cardtronics MergeCo was formed.

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  Prior to the time the stockholders approve the adoption of the Merger Agreement, Cardtronics plc will re-register as a public limited company and change its name to "Cardtronics plc" or a similar name.

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  Conditional upon stockholder approval of the adoption of the Merger Agreement and satisfaction or waiver of other conditions set forth in the Merger Agreement, such as receipt of lender consents or waivers under, or amendments to, Cardtronics Delaware's revolving credit facility, Cardtronics MergeCo and Cardtronics Delaware will merge (with Cardtronics Delaware surviving the Merger) and Cardtronics HoldCo will direct, and Cardtronics plc will issue, Ordinary Shares of Cardtronics plc to the Cardtronics Delaware stockholders pursuant to the Merger.

  •
  When the Merger becomes effective:

  o
  each share of Cardtronics Delaware common stock (other than treasury shares and shares held by Cardtronics Delaware's subsidiaries) will be converted by operation of law into and become the right to receive one Ordinary Share of Cardtronics plc, which will result in each holder of Cardtronics Delaware common stock receiving one Ordinary Share of Cardtronics plc for each share of Cardtronics Delaware common stock held immediately prior to the Merger;

    o
    the issued membership interests of Cardtronics MergeCo will be converted by operation of law into one share of Cardtronics Delaware (as the surviving corporation), which will be held by an indirect, wholly-owned subsidiary of Cardtronics plc;

    o
    all shares of Cardtronics Delaware common stock held in treasury and shares held by Cardtronics Delaware's subsidiaries immediately prior to the Merger will automatically be cancelled and retired and will cease to exist, without consideration being delivered for such cancellation; the subscriber share and all Class B ordinary shares of Cardtronics plc automatically lose their voting rights and the New Articles will provide for the cancellation of their dividend rights and limit liquidation rights to nominal value; we intend to cancel the subscriber share and all Class B ordinary shares of Cardtronics plc as part of the court approved capital reduction; and

    o
    each outstanding stock option, share of restricted stock, award of restricted stock or restricted stock unit or other equity-based award issued under our equity incentive plans for the purchase or receipt of, or benefits or amounts based on (or by reference to), shares of Cardtronics Delaware common stock will represent the right to purchase or receive, or receive benefits or amounts based on (or by reference to), as applicable, the same number of Ordinary Shares of Cardtronics plc on the same terms.

        The Merger Agreement may be amended, modified or supplemented at any time by the parties thereto before or after it is adopted by the Cardtronics Delaware stockholders. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by Cardtronics Delaware stockholders without obtaining that approval. Further, our Board may postpone or abandon the Merger at any time, including after stockholder approval.

Ownership in Cardtronics plc; Conversion of Shares

        The conversion of Cardtronics Delaware common stock into the right to receive the Merger consideration will occur automatically at the effective time of the Merger. All Ordinary Shares of Cardtronics plc delivered in connection with the Merger will initially be delivered through the facilities of DTC. If you hold your shares of Cardtronics Delaware common stock in "street name" through a broker within the facilities of DTC, your ownership of new Ordinary Shares of Cardtronics plc will be recorded in book-entry form by your broker without the need for any additional action on your part.

        If you hold certificates representing shares of Cardtronics Delaware common stock or if you otherwise hold shares of Cardtronics Delaware common stock as record holder, your Ordinary Shares of Cardtronics plc initially will be delivered to a custodian and held in its account at DTC. As soon as reasonably practicable after the effective time of the Merger, our exchange agent will deliver to you a letter of transmittal, which will contain instructions as to how you may: (i) register your new Ordinary Shares of Cardtronics plc directly in your own name or that of your designee and have a new share certificate or certificates issued to you (if you hold shares in certificated form); or (ii) deposit your Ordinary Shares of Cardtronics plc in the facilities of DTC. The letter of transmittal will also specify that delivery shall be effected, and risk of loss and title to Cardtronics Delaware share certificates shall pass, only upon actual and proper delivery of the certificates to the exchange agent, as applicable. Only those certificated holders of Cardtronics Delaware common stock who properly surrender their certificates in accordance with the instructions contained in the letter of transmittal will receive Ordinary Shares of Cardtronics plc and cash in lieu of any fractional interests. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

        If a certificate for Cardtronics Delaware common stock has been lost, stolen or destroyed, the exchange agent will issue the Merger consideration properly deliverable under the Merger Agreement upon compliance by the applicable stockholder with the replacement requirements established by the exchange agent. After the effective time, each certificate representing shares of Cardtronics Delaware common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate, the Ordinary Shares of Cardtronics plc to which such holder is entitled. Following completion of the Merger, Cardtronics Delaware will not register any transfers of Cardtronics Delaware common stock that were outstanding on its stock transfer books prior to the Merger.

        Until holders of certificates representing shares of Cardtronics Delaware common stock have surrendered their certificates to the exchange agent for exchange or, in the case of book-entry shares for registered holders, adhered to the procedures set forth in the letter of transmittal, those holders will not be able to vote or transfer their shares or receive dividends or distributions with a record date after the effective time of the Merger, but instead such dividends or distributions will be accrued by the custodian for the benefit of the holder of such share certificate or, in the case of book-entry shares, the registered holder.

        Any Ordinary Shares of Cardtronics plc (and any cash dividend or other distribution that a former holder of shares of Cardtronics Delaware common stock has the right to receive) issued to the custodian that remain undelivered to the former holders of shares of Cardtronics Delaware common stock as of the first anniversary of the effective time of the Merger will be delivered to Cardtronics HoldCo's designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Cardtronics HoldCo or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of shares of Cardtronics Delaware, on substantially similar terms as the custodian, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. Any such Ordinary Shares of Cardtronics plc that remain undelivered as of the second anniversary of the effective time of the Merger (or immediately prior to an earlier date on which the Ordinary Shares of Cardtronics plc would otherwise become the property of any governmental entity), any cash, share dividends and distributions otherwise payable in respect of the Ordinary Shares of Cardtronics plc will become the property of Cardtronics HoldCo to the extent permitted by applicable law.

        If you elect to register your new Ordinary Shares of Cardtronics plc directly in your own name or that of your designee, you should particularly note that subsequent transfers of Ordinary Shares of Cardtronics plc may be subject to SDRT under U.K. law. Please see "Material U.K. Tax Consequences—Material U.K. Tax Consequences to Stockholders—U.K. Stamp Duty and Stamp Duty Reserve Tax." As a result, persons holding certificates representing shares of Cardtronics Delaware common stock or who are a registered holder of Cardtronics Delaware shares are strongly encouraged to deposit and maintain their holdings within the facilities of DTC going forward.

Dividends and Distributions

        Cardtronics Delaware has not historically paid dividends and has no current plans for future dividend payments. The declaration and amount of all future dividends, if any, will be at the discretion of our Board and will depend upon many factors, including our availability of distributable reserves, financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements of our business, covenants associated with certain debt obligations, legal requirements, regulatory constraints, industry practice and other factors our Board deems relevant. Future agreements may also limit our ability to pay dividends, and we may incur incremental taxes in the U.S. if we are required to repatriate foreign earnings to pay such dividends. If we elect to pay dividends in the future, such dividends may be suspended by our Board without advance notice. There can be no assurance that we will pay any dividends in the future.

Possible Postponement or Abandonment

        Pursuant to the Merger Agreement, our Board may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Merger, at any time, including after stockholder approval. Please see "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time."

Credit Facility

        The credit agreement governing our $375 million revolving credit facility requires that we obtain consent for the Merger from our lenders under the credit agreement. As set forth in the Merger Agreement, it is a condition to the completion of the Merger that we either obtain consents or waivers from our lenders or otherwise amend certain provisions of the credit facility. We are seeking the necessary consents, waivers or amendments from our lenders. However, if we are unsuccessful we may not be able to complete the Merger.

Indentures

        In connection with the Merger, Cardtronics Delaware expects to enter into supplemental indentures to the indentures governing our notes, pursuant to which, among other things, Cardtronics plc and/or certain of its subsidiaries will guarantee the obligations of Cardtronics Delaware under certain of the notes. The Merger will also constitute a share exchange event under the indenture for our 1.00% convertible senior notes due 2020.

Interests of Directors and Executive Officers in the Merger; Additional Agreements

        The "Comparison of Rights of Stockholders—Indemnification of Directors and Officers" section of this proxy statement/prospectus describes the position under English law in relation to director and officer liability and indemnification. We expect to enter into indemnity agreements and/or deeds of indemnity between Cardtronics plc and our directors, officers and employees (including directors, officers and employees of subsidiaries and other affiliates). These indemnification agreements and/or deeds of indemnity will require that Cardtronics plc indemnify and hold harmless such persons, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them which arise in connection with their appointment as a director or officer, as applicable, an act done in connection with their performance of their functions as a director or officer or an official investigation ordered into the affairs of the company of which they are serving as a director or officer at the request of the indemnifying company. We also expect to enter into indemnity agreements between Cardtronics Delaware and our directors and officers, which will remain in place following the Merger, and Cardtronics Delaware's bylaws currently provide similar indemnification rights to such persons and will remain in place. However, the U.K. Companies Act prohibits an English company from indemnifying directors and certain officers in particular circumstances, which are set out in the relevant indemnity agreements and generally summarized in the "Comparison of Rights of Stockholders—Indemnification of Directors and Officers."

        We do not believe that any of our directors or executive officers have interests in the Merger that are different from the interests of our stockholders generally. However, the Merger may constitute a change in control for purposes of Cardtronics Delaware's equity incentive plans and related agreements. While no change in control payments or additional compensation will be payable to our directors or executive officers as a result of the completion of the Merger itself, we may elect to seek waivers with respect to change in control provisions under the equity incentive plans and related agreements. In addition, we have or will, to the extent permitted, take any necessary or advisable steps to ensure that the equity incentive plans and certain other plans and agreements provide that any outstanding equity award is converted into rights to (or benefits or amounts based on or by reference

to) Ordinary Shares of Cardtronics plc on an equivalent one-to-one basis as of the effective time of the Merger. Please see below "Stock Compensation and Benefit Plans and Programs."

Conditions to Completion of the Merger

        The Merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law or the Merger Agreement, waived:

  •
  the Merger Agreement will have been adopted by the requisite vote of Cardtronics Delaware stockholders;

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  Cardtronics plc will have re-registered as a public limited company;

  •
  the registration statement of which this proxy statement/prospectus is a part shall have become effective under the Securities Act, and no stop order with respect thereto shall be in effect;

  •
  Cardtronics Delaware will have received lender consents or waivers under, and/or amended, its revolving credit facility and other material credit and debt arrangements;

  •
  the Ordinary Shares of Cardtronics plc to be issued pursuant to the Merger will have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

  •
  Baker & McKenzie LLP, legal and tax counsel to Cardtronics Delaware and Cardtronics plc, shall have delivered a tax opinion, as of the effective date of the Merger to Cardtronics plc, in form and substance acceptable to Cardtronics plc;

  •
  no decree, order or injunction will have been in effect with respect to the SEC registration statement of which this proxy statement/prospectus is a part;

  •
  no law or order prohibiting or pending lawsuit seeking to prohibit the Merger will have been issued or filed by any competent U.S., European Union or U.K. governmental entity, subject to certain exceptions described in this proxy statement/prospectus;

  •
  all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Cardtronics Delaware, Cardtronics plc or their subsidiaries to consummate the Merger will have been obtained or made; and

  •
  the Ordinary Shares of Cardtronics plc shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates, including our receipt of such rulings from HMRC and other documentation as DTC may require.

        The completion of the Merger is not dependent on the approval of the Mandatory Offer Provisions described in Proposal 2 or the approval of the adjournment proposal described in Proposal 3.

        Our Board does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the Merger is in the best interest of Cardtronics or our stockholders despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board reserves the right to postpone or abandon the Merger at any time, including after stockholder approval, including for the reasons described under "Risk Factors—Our Board may choose to postpone or abandon the Merger at any time."

        In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Stock Compensation and Benefit Plans and Programs

        We have a variety of equity incentive plans, compensation plans and other plans, agreements, awards and arrangements outstanding that provide for options, awards of restricted stock or restricted stock units or other rights to purchase, acquire or receive shares of Cardtronics Delaware (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our "Equity Incentive Plans."

        As part of the Merger, Cardtronics plc will assume and adopt Cardtronics Delaware's rights and obligations under the 2007 Plan as of the effective time of the Merger, for purposes of Cardtronics plc granting new equity awards after the effective time of the Merger, and any other plans so authorized by our Board. Cardtronics plc will also assume all outstanding awards granted under the 2007 Plan and the 2001 Plan, unless otherwise determined by our Board or the board of directors of Cardtronics plc. Ordinary Shares of Cardtronics plc, rights to Ordinary Shares of Cardtronics plc or benefits or amounts based on Ordinary Shares of Cardtronics plc will thereafter be granted or issued under each equity plan instead of shares of Cardtronics Delaware common stock currently being granted or issued under such plans. Future awards would be subject to and governed by the terms of our Equity Incentive Plans, as assumed by Cardtronics plc if applicable, and any agreements entered into pursuant thereto.

        The Equity Incentive Plans have been and/or will be amended or modified (i) to facilitate (as applicable) the assumption and adoption by Cardtronics plc of the applicable Equity Incentive Plans and the various rights, duties or obligations thereunder, (ii) to the extent required to reflect the issuance of rights over Ordinary Shares of Cardtronics plc (rather than rights over Cardtronics Delaware shares), (iii) to provide for the appropriate substitution of Cardtronics plc in place of Cardtronics Delaware where applicable and (iv) to comply, or facilitate compliance, with applicable English or U.S. corporate, regulatory or tax law requirements. Stockholder approval of the adoption of the Merger Agreement will also constitute stockholder approval of the adoption and assumption of the relevant Equity Incentive Plans by Cardtronics plc as contemplated by this proxy statement/prospectus and the Merger Agreement and any other amendments or modifications. Equity Incentive Plans that provide benefits to employees and directors of Cardtronics Delaware and its subsidiaries will, if applicable, upon being assumed by Cardtronics plc, continue to provide benefits to such employees or directors consistent with the current manner, subject to the limitations set forth in the relevant plan, as such plan may be amended from time to time. To the extent that awards of restricted stock, restricted stock units or similar restricted share rights are granted following the effective time of the Merger, the holder may be obligated to pay the nominal or par value to receive the Ordinary Shares of Cardtronics plc due to English company law requirements unless such Ordinary Shares of Cardtronics plc were previously issued and the nominal value was previously paid.

        At the effective time of the Merger, all outstanding options to purchase shares of Cardtronics Delaware common stock granted or issued prior to the effective time of the Merger, all outstanding shares of restricted stock or restricted stock units of Cardtronics Delaware and other equity-based awards awarded under our Equity Incentive Plans will entitle the holder to purchase or receive, or receive benefits or amounts based on (or by reference to), as applicable, an equal number of Ordinary Shares of Cardtronics plc. All of such stock options, restricted stock, restricted stock units and other equity-based awards will be subject to the same terms and conditions as were applicable to such awards granted or issued by Cardtronics Delaware immediately prior to the effective time of the Merger (other than as necessary or advisable to reflect the conversion of the underlying shares of Cardtronics Delaware common stock and/or to comply or facilitate compliance with applicable English or U.S. corporate, securities, regulatory, or tax law requirements) and, with respect to stock options, for the same exercise price.

        Holders of outstanding nonqualified options, awards of restricted stock, restricted stock units or other equity-based awards, and, potentially, beneficial owners of Cardtronics Delaware shares acquired under certain other plans, other than U.S. taxpayers who perform all of their services within the U.S., may be subject to tax as a result of the conversion of the underlying shares of Cardtronics Delaware common stock to Ordinary Shares of Cardtronics plc, depending on the country where the holders are citizens or tax residents or the country where they resided during the life of such equity awards of Cardtronics Delaware. Tax withholding and/or reporting may be required by Cardtronics plc or one of its affiliates and/or the holder of the applicable equity award, and certain employer social insurance contributions or other taxes may be due as a result of the conversion of the equity awards from Cardtronics Delaware awards to Cardtronics plc awards. Depending on the country where the holders are citizens or residents or the country where they resided during the life of the Cardtronics Delaware awards, it is also possible that the conversion of equity awards will trigger certain regulatory filings or notices to employees.

Effective Time of the Merger

        If the proposal to adopt the Merger Agreement is approved by our stockholders at the Special Meeting, and subject to satisfaction or, if applicable, waiver of all other conditions in the Merger Agreement, we anticipate that the Merger will become effective as soon as practicable following stockholder approval. We currently anticipate that the Merger will become effective early in the third quarter of 2016, although we may postpone or abandon the Merger at any time prior to its completion, including after obtaining stockholder approval.

Management of Cardtronics plc

        In connection with the Merger, the directors and executive officers of Cardtronics Delaware will be appointed as the directors and executive officers of Cardtronics plc, and the directors within each class of directors as currently in effect with respect to Cardtronics Delaware will be directors of the corresponding class of directors with respect to Cardtronics plc. If the Merger is effected, the members of the Cardtronics plc board of directors will serve until the earlier of the next meeting of stockholders at which an election of their respective class of directors is required or until their successors are elected or earlier death, resignation, retirement or removal, and the executive officers will serve until their successors are appointed or their earlier death, resignation, retirement or removal.

Regulatory Approvals

        The only governmental or regulatory approvals or actions that are required to complete the Merger are compliance with U.S. federal and state securities laws, NASDAQ rules and regulations, U.K. securities laws and Delaware and English company law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Appraisal Rights

        Under the DGCL, you will not have appraisal rights in connection with the Merger because, among other reasons, the Ordinary Shares of Cardtronics plc you have a right to receive in the Merger will be listed and traded on NASDAQ.

Comparison of Rights of Stockholders

        There are numerous differences between the rights of a stockholder of Cardtronics Delaware, a Delaware corporation, and the rights of a stockholder of Cardtronics plc, a company incorporated under English law. The characteristics of and the differences between Cardtronics Delaware common stock and the Ordinary Shares of Cardtronics plc are summarized under "Description of Ordinary Shares of Cardtronics plc" and "Comparison of Rights of Stockholders."

Stock Exchange Listing

        Cardtronics Delaware common stock is currently listed and traded on NASDAQ under the symbol "CATM." There is currently no established public trading market for the Ordinary Shares of Cardtronics plc. However, it is a condition to the completion of the Merger that the Ordinary Shares of Cardtronics plc will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we anticipate that, as of the effective time of the Merger, the Ordinary Shares of Cardtronics plc will be authorized for listing on NASDAQ and we expect such Ordinary Shares of Cardtronics plc will be listed and traded on NASDAQ under the symbol "CATM."

Capital Reduction

        Under English law, Cardtronics plc will only be able to declare future dividends, make distributions or repurchase shares out of "distributable reserves" on its statutory balance sheet. Immediately after the Merger, Cardtronics plc will not have any distributable reserves. However, the Merger will give rise to a merger reserve on the balance sheet of Cardtronics plc in an amount equal to the difference between the nominal value of the Ordinary Shares and the fair market value of the Cardtronics Delaware common stock acquired pursuant to the Merger. While we have no current plans for future dividend payments or stock repurchases, in order to create distributable reserves Cardtronics plc intends to capitalize the merger reserve which would enable these actions in the future, if deemed in the interest of our stockholders. To effect the distributable reserves, we intend to undertake a customary court-approved capital reduction procedure in the U.K. post-redomiciliation which would enable future stock repurchases or the payment of dividends if and when determined by the Cardtronics plc board of directors. The foregoing process is separate from the Merger.

        We expect that the current stockholder of Cardtronics plc (which will be Cardtronics Delaware) will pass a special resolution to approve the proposed reduction of capital of Cardtronics plc prior and subject to completion of the Merger.

Accounting Treatment of the Merger

        Historical cost basis accounting, rather than acquisition method accounting, will be applied to the Merger. Given that, for accounting purposes, there will be no change in control and Cardtronics Delaware's stockholders will be in the same economic position immediately before and after the Merger, and because the Merger will be accounted for as an internal reorganization of entities under common control, there will be no revaluation of Cardtronics Delaware's assets and liabilities.

Effect of the Merger on Potential Future Status as a Foreign Private Issuer

        We do not believe that, after the Merger, Cardtronics plc will be classified as a "foreign private issuer" within the meaning of the rules promulgated by the SEC under the Exchange Act. The definition of a "foreign private issuer" has two tests—one based on the percentage of shares held by U.S. residents and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country will qualify as a foreign private issuer if one of the tests in the definition is met as of the last business day of its most recently completed second fiscal quarter.

        The stockholder test will be met if 50% or less of the outstanding voting securities of a non-U.S. domiciled organization is held by U.S. residents. Because we understand that more than 50% of our outstanding voting securities are held and will continue to be held upon completion of the Merger by U.S. residents, we currently anticipate that Cardtronics plc will not meet the stockholder test upon completion of the Merger.

        If more than 50% of a non-U.S. company's voting securities are held by U.S. residents, the determination of foreign private issuer status will depend upon the business contacts the issuer has with the U.S. The business contacts test will not be met if any one of the following are true with respect to a non-U.S. domiciled organization: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) 50% or more of its assets are located in the U.S.; or (iii) its business is administered principally in the U.S. We currently anticipate that Cardtronics plc will not meet the business contacts test upon the completion of the Merger.

        We do not expect to qualify as a foreign private issuer in the foreseeable future. However, if Cardtronics plc satisfies either the stockholder test or the business contacts test at some time in the future and qualifies as a foreign private issuer, it would be exempt from certain requirements applicable to U.S. public companies, including, among others:

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  the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

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  the SEC's rules regulating proxy solicitations;

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  the provisions of Regulation FD;

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  the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

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  "short-swing" trading liability imposed on insiders who purchase and sell securities within a six-month period.

MATERIAL TAX CONSIDERATIONS

        The information presented under the caption "Material U.S. Federal Income Tax Consequences" below is a discussion of the material U.S. federal income tax consequences (i) of the Merger to Cardtronics and (ii) to U.S. holders and non-U.S. holders (each as defined below) of (a) exchanging shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc in the Merger and (b) owning and disposing of Ordinary Shares of Cardtronics plc received in the Merger. The information presented under the caption "Material U.K. Tax Consequences" is a discussion of the material U.K. tax consequences of the Merger (i) to stockholders of Cardtronics Delaware and (ii) to Cardtronics plc, in each case, relating to and after the Merger.

        You should consult with your tax advisor regarding the applicable tax consequences of both the Merger and of ownership and disposition of the Ordinary Shares of Cardtronics plc under the laws of the U.S. (federal, state and local), the U.K. and any other applicable jurisdiction.

Material U.S. Federal Income Tax Consequences

Scope of Discussion

        Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of our U.S. tax counsel, Baker & McKenzie LLP, as to the material U.S. federal income tax consequences (i) of the Merger to Cardtronics and (ii) to U.S. holders and non-U.S. holders of (a) exchanging shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc in the Merger, and (b) owning and disposing of Ordinary Shares of Cardtronics plc received in the Merger. This discussion does not address any alternative minimum tax consequences, any aspects of U.S. taxation other than U.S. federal income taxation (including any non-U.S., state, local, estate or gift taxation or the Medicare contribution tax on certain net investment income), is not a complete analysis or listing of all of the possible tax consequences of the Merger or of holding and disposing of Ordinary Shares of Cardtronics plc and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the descriptions below may also apply to you. In particular, this discussion solely addresses stockholders that hold their Cardtronics Delaware common stock, and will hold their Ordinary Shares of Cardtronics plc, as capital assets and, except as otherwise indicated below, does not address the tax treatment of special classes of holders, such as:

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  a bank, thrift or other financial institution;

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  a tax-exempt entity (including a private foundation, an "individual retirement account" or a Roth IRA);

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  an underwriter or insurance company;

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  a grantor trust;

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  a person holding shares as part of a "straddle," "hedge," "wash sale," "integrated transaction" or "conversion transaction";

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  a person holding shares through a partnership or other pass-through entity;

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  a U.S. expatriate within the meaning of Sections 877 or 877A of the Code;

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  a broker-dealer or trader in securities, commodities or currencies;

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  a U.S. person whose "functional currency" is not the U.S. dollar;

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  a regulated investment company;

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  a real estate investment trust;

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  a trader in securities that has elected the mark-to-market method of accounting for its securities;

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  a person who received Cardtronics Delaware common stock through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan;

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  a non-corporate holder of Ordinary Shares of Cardtronics plc who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction; or

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  a person that owns (directly or through attribution) 10% or more, determined by voting power or value, of Cardtronics Delaware common stock or Ordinary Shares of Cardtronics plc.

        This discussion is based on the Code, the Treasury Regulations, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the U.S. is a party, each as in effect on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy statement/prospectus. There can be no assurance that the IRS will not disagree with, or will not successfully challenge, any of the conclusions reached and described in this discussion.

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of Cardtronics Delaware common stock or, after the completion of the Merger, Ordinary Shares of Cardtronics plc, that for U.S. federal income tax purposes is:

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  an individual citizen or resident alien of the U.S.;

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  a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

        A "non-U.S. holder" is a beneficial owner of Cardtronics Delaware common stock or, after the completion of the Merger, Ordinary Shares of Cardtronics plc, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes (which we refer to as a "Partnership"). If a Partnership is a beneficial owner of Cardtronics Delaware common stock or Ordinary Shares of Cardtronics plc, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Cardtronics Delaware common stock or Ordinary Shares of Cardtronics plc that are Partnerships or partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger and the ownership and disposition of Ordinary Shares of Cardtronics plc. For purposes of this tax discussion, "holder" or "stockholder" means either a U.S. holder or a non-U.S. holder or both, as the context may require.

        For U.S. federal income tax purposes, the conversion of each outstanding share of Cardtronics Delaware common stock into the right to receive one Ordinary Share of Cardtronics plc pursuant to the Merger will generally be treated as an exchange of such share for an Ordinary Share of Cardtronics plc. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger to Cardtronics

  Tax Residence of Cardtronics plc for U.S. Federal Income Tax Purposes

        Cardtronics plc, which will be a U.K. public limited company at the time of the Merger, will be classified as a foreign corporation (and therefore a non-U.S. tax resident) under the general U.S. federal tax residency rules. However, Section 7874 of the Code contains rules that can cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. The application of these rules, as described below, is complex, and there is only limited guidance regarding their application.

        Under Section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will be treated as a U.S. corporation for U.S. federal income tax purposes (and therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) when, in relevant part, (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (the "acquired U.S. corporation"), (ii) after the acquisition, the stockholders of the acquired U.S. corporation hold at least 80% of the vote or value of the shares of the foreign acquiring corporation by reason of holding stock in the acquired U.S. corporation, and (iii) after the acquisition, the foreign acquiring corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of organization or incorporation (relative to its expanded affiliated group's worldwide activities). For purposes of Section 7874 of the Code, "expanded affiliated group" means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the stock by vote and value. Pursuant to and upon completion of the Merger, (i) Cardtronics plc will indirectly acquire all of the assets of Cardtronics Delaware and (ii) the former stockholders of Cardtronics Delaware will acquire, as a result of the Merger, 100% of the value of Cardtronics plc by reason of holding shares of Cardtronics Delaware common stock. Therefore, Cardtronics plc will be treated as a U.S. corporation for U.S. federal income tax purposes (pursuant to Section 7874 of the Code) unless the Cardtronics plc expanded affiliated group is treated as having substantial business activities in the U.K.

        Treasury Regulation Section 1.7874-3 provides that an expanded affiliated group will be treated as having substantial business activities in the relevant foreign country when compared to its total business activities if, in general, it satisfies the SBA Test (i.e., at least 25% of the expanded affiliated group's employees (by headcount and compensation), asset value and gross income are based, located and derived, respectively, in the relevant foreign country). Specifically: (i) the number of "group employees" based in the relevant foreign country must be at least 25% of the total number of group employees on either the acquisition date or the last day of the month immediately preceding the month that includes the acquisition date (the "Alternate Testing Date"); (ii) the employee compensation incurred with respect to group employees based in the relevant foreign country must be at least 25% of the total employee compensation incurred with respect to all group employees during the one-year period ending on either the acquisition date or the Alternate Testing Date; (iii) the value of the "group assets" located in the relevant foreign country must be at least 25% of the total value of all group assets on either the acquisition date or the Alternate Testing Date; and (iv) the "group income" derived in the relevant foreign country must be at least 25% of the total group income during the one-year period ending on either the acquisition date or the Alternate Testing Date.

        In general, a substantial and growing part of our operations are in the U.K. If, as expected, the Cardtronics plc expanded affiliated group has substantial U.K. business activities through the dates described herein, then the Cardtronics plc expanded affiliated group will satisfy the SBA Test, and, therefore, Cardtronics plc will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

        As discussed above, satisfaction of the SBA Test is generally determined based upon information through the day the merger is effected (or alternatively through the Alternate Testing Date), and there could be adverse changes to the relevant facts and circumstances between the date of this proxy statement/prospectus and such testing date. In addition, there have been legislative and administrative proposals to expand the scope of Section 7874 of the Code. Thus, Cardtronics plc's ability to satisfy the SBA Test or otherwise avoid status as a U.S. corporation for U.S. federal income tax purposes could be affected by changes in law under Section 7874 of the Code, the Treasury Regulations promulgated thereunder or otherwise. If it were determined that Cardtronics plc should be taxed as a U.S. corporation for U.S. federal income tax purposes, Cardtronics plc could be liable for substantial additional U.S. federal income tax. Moreover, the U.S. federal tax treatment to the stockholders of the Merger and of owning and disposing of the Ordinary Shares of Cardtronics plc would be different than described herein. The remaining discussion is on the basis that we will have substantial business activities in the U.K. and that, as a result, Cardtronics plc will be treated as a foreign corporation for U.S. federal income tax purposes.

  The Merger

        Section 368(a) of the Code

        For U.S. federal income tax purposes, the Merger should qualify as a "reorganization" under Section 368(a) of the Code. The remainder of this "Material U.S. Federal Income Tax Consequences" discussion, as relevant to the Merger, describes the consequences of the Merger qualifying as a Section 368(a) reorganization. Notwithstanding qualification of the Merger under Section 368(a) of the Code, Cardtronics may recognize income subject to U.S. federal tax in connection with the Merger, including under Treasury Regulation Section 1.367(b)-10 (and/or stockholders may recognize gain (but not loss) on the exchange of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc in the Merger). Based upon information currently available, we expect the U.S. federal tax incurred by Cardtronics in connection with the Merger, if any, would be less than $10 million. There is no assurance, however, that the tax would not exceed such amount. A discussion of Treasury Regulation Section 1.367(b)-10 and Section 367(a) of the Code is provided below.

  Treasury Regulation Section 1.367(b)-10

        Immediately prior to and pursuant to the Merger, Cardtronics HoldCo intends to purchase from Cardtronics plc a portion of the Ordinary Shares of Cardtronics plc to be used as Merger consideration and to direct Cardtronics plc to issue such shares to the Cardtronics Delaware stockholders. This purchase transaction should be subject to Treasury Regulation Section 1.367(b)-10, and Cardtronics may be subject to U.S. federal tax, including U.S. federal withholding tax if Cardtronics plc is deemed to receive a distribution from Cardtronics HoldCo for U.S. federal income tax purposes under Treasury Regulation Section 1.367(b)-10. The amount of any deemed distribution that would be treated as a dividend to Cardtronics plc under Section 301(c)(1) of the Code were Treasury Regulation Section 1.367(b)-10, as modified by the Notice, to apply is hereinafter referred to as the "Deemed Dividend Amount."

        Treasury Regulation Section 1.367(b)-10 should not apply (and no deemed distribution to Cardtronics plc should result) if the amount of aggregate stockholder gain in Cardtronics Delaware common stock (generally, the fair market value less adjusted tax basis) that would be recognized by U.S. holders in the Merger under Section 367(a) of the Code if Section 367(a) were to apply (the "Aggregate Section 367(a) Amount") is equal to or greater than the Deemed Dividend Amount. Please see the discussion below under the heading "—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences to U.S. Holders" for a discussion of the Code Section 367(a) gain to U.S. holders.

        The calculation of the Aggregate Section 367(a) Amount in the publicly traded context is complex and there is no direct guidance regarding how to determine such amount for this purpose and in such context. Moreover, neither the Aggregate Section 367(a) Amount nor the Deemed Dividend Amount will be ascertainable at the time of the Merger. The Aggregate Section 367(a) Amount will be determined based upon the fair market value of the Ordinary Shares of Cardtronics plc and the adjusted tax basis of U.S. holders' shares of Cardtronics Delaware common stock at the time of the Merger. Pre-Merger sales and other taxable dispositions of Cardtronics Delaware common stock by stockholders could reduce the Aggregate Section 367(a) Amount, thereby increasing the risk to Cardtronics of U.S. federal tax. Additionally, the Deemed Dividend Amount will not be ascertainable until after the close of the 2016 taxable year, and the earnings and profits taken into account for this purpose is uncertain. We will notify you by one or more website announcements and/or other information reporting following the completion of the Merger (and updates thereafter to account for year-end or other information relevant to the determination no later than in January 2017) whether we believe the Aggregate Section 367(a) Amount is greater than, equal to or less than the Deemed Dividend Amount.

        If the Aggregate Section 367(a) Amount does not equal or exceed the Deemed Dividend Amount, then Treasury Regulation Section 1.367(b)-10 should cause Cardtronics plc to recognize a deemed distribution subject to U.S. federal taxation. Based upon information currently available, we expect the U.S. federal tax incurred by Cardtronics in connection with the Merger, if any, would be less than $10 million. There is no assurance, however, that the taxes would not exceed such amount. Further, even if we determine that the Aggregate Section 367(a) Amount equals or exceeds the Deemed Dividend Amount, there is no assurance that the IRS will not challenge such determination and that a court would not agree with the IRS in the event of litigation. The relevant rules are highly complex and the determination of the Aggregate Section 367(a) Amount for this purpose and in the context of a publicly traded company is uncertain.

        The Notice (i.e., Notice 2014-32 issued by Treasury and the IRS) announced that Treasury Regulations will be issued that, in relevant part, will alter certain of the rules currently contained in the Treasury Regulations with respect to the Aggregate Section 367(a) Amount and the Deemed Dividend Amount. The Notice provides that the Treasury Regulations to be issued will be effective for transactions completed on or after April 25, 2014, however, to date no such Treasury Regulations have been issued. It is uncertain if and when the Treasury Regulations will be issued, and whether they will be consistent with the rules described in the Notice. The determination as to whether Cardtronics plc recognizes a deemed distribution subject to U.S. withholding tax and if so, the amount of such distribution, may be different under the rules currently contained in the Treasury Regulations as compared to those described in the Notice (or any future Treasury Regulations that may have retroactive effect).

        As described below, U.S. holders will not be subject to the special rules in Section 367(a) of the Code (and therefore will not recognize gain, if any, on the receipt of Ordinary Shares of Cardtronics plc in exchange for shares of Cardtronics Delaware common stock pursuant to the Merger) if Cardtronics plc is deemed to receive a distribution under Treasury Regulation Section 1.367(b)-10.

Material U.S. Federal Income Tax Consequences to U.S. Holders

  The Merger

        As discussed above, the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and we expect Cardtronics plc to be respected as a foreign corporation for U.S. federal tax purposes. Whether a U.S. holder recognizes gain, if any, pursuant to the Merger for U.S. federal income tax purposes depends on the Aggregate Section 367(a) Amount and the Deemed Dividend Amount (and the Deemed Dividend Amount could be impacted by the number of Ordinary Shares of Cardtronics plc to be purchased by Cardtronics HoldCo for use in the Merger, which will be determined shortly before the Merger).

  Aggregate Section 367(a) Amount Equals or Exceeds Deemed Dividend Amount

        If the Aggregate Section 367(a) Amount is equal to or exceeds the Deemed Dividend Amount, then, for U.S. federal income tax purposes, special rules contained in Section 367(a) of the Code and the Treasury Regulations promulgated thereunder require that U.S. holders exchanging shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc pursuant to the Merger recognize gain (but not loss), if any, on such exchange. The amount of gain recognized will be equal to the excess, if any, of the fair market value of the Ordinary Shares of Cardtronics plc received in the Merger over the U.S. holder's adjusted tax basis in the shares of Cardtronics Delaware common stock exchanged therefor. In determining the amount of gain recognized, each share of Cardtronics Delaware common stock transferred will be treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some shares of Cardtronics Delaware common stock on which gains are realized and other shares of Cardtronics Delaware common stock on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized under Section 367(a) of the Code. This gain, if any, will be capital in nature. Any capital gain generally will be long-term capital gain if the U.S. holder's holding period for its shares of Cardtronics Delaware common stock is more than one year at the time of the Merger. If the U.S. holder has held its shares of Cardtronics Delaware common stock for one year or less at the time of the Merger, any capital gain generally will be short-term capital gain. A U.S. holder that exchanges shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc pursuant to the Merger will have an adjusted tax basis in the Ordinary Shares of Cardtronics plc it receives equal to the adjusted tax basis of the shares of Cardtronics Delaware common stock exchanged therefor, increased by the amount of gain recognized, if any.

        A U.S. holder will not be permitted to recognize any loss on the exchange of its shares of Cardtronics Delaware common stock in the Merger. The adjusted tax basis of the Ordinary Shares of Cardtronics plc received by a U.S. holder with a loss on its shares of Cardtronics Delaware common stock will be equal to such U.S. holder's adjusted tax basis in its shares of Cardtronics Delaware common stock surrendered in exchange therefor. Thus, subject to any subsequent changes in the fair market value of the Ordinary Shares of Cardtronics plc, any loss will be preserved. The holding period for any Ordinary Shares of Cardtronics plc received by a U.S. holder pursuant to the Merger will include the holding period of the shares of Cardtronics Delaware common stock exchanged therefor.

  Aggregate Section 367(a) Amount is Less Than the Deemed Dividend Amount

        If the Aggregate Section 367(a) Amount is less than the Deemed Dividend Amount, then, for U.S. federal income tax purposes, U.S. holders will not be subject to the special rules in Section 367(a) of the Code discussed above. In this case, U.S. holders will not recognize gain or loss on the receipt of Ordinary Shares of Cardtronics plc in exchange for shares of Cardtronics Delaware common stock pursuant to the Merger. A U.S. holder's aggregate adjusted tax basis in Ordinary Shares of Cardtronics plc received in the Merger will equal the aggregate adjusted tax basis in the shares of Cardtronics Delaware common stock exchanged therefor on the date of the Merger. In addition, a U.S. holder's holding period in the Ordinary Shares of Cardtronics plc received in the Merger will include the holding period for the shares of Cardtronics Delaware common stock exchanged therefor. If a U.S. holder acquired different blocks of Cardtronics Delaware common stock at different times and at different prices, such U.S. Holder's adjusted tax basis and holding periods in its Ordinary Shares of Cardtronics plc should be determined with reference to each block of Cardtronics Delaware common stock.

        U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF THE EXCHANGE OF SHARES OF CARDTRONICS DELAWARE COMMON STOCK FOR ORDINARY SHARES OF CARDTRONICS PLC PURSUANT TO THE MERGER.

Distributions on Ordinary Shares of Cardtronics plc

        U.S. holders will be required to include in gross income the gross amount of any distribution received (or deemed to be received) on the Ordinary Shares of Cardtronics plc to the extent that the distribution is paid out of Cardtronics plc's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, referred to as a dividend for these purposes. With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 20%. Provided (i) the Ordinary Shares of Cardtronics plc are regularly tradable on NASDAQ (or certain other stock exchanges) and/or Cardtronics plc qualifies for benefits under the income tax treaty between the U.S. and the U.K. and (ii) Cardtronics plc is not a passive foreign investment company (discussed below), Cardtronics plc will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends from Cardtronics plc will not be eligible for the dividends-received deduction under the Code, which is generally allowed to U.S. corporate stockholders on dividends received from certain domestic and foreign corporations.

        Distributions in excess of the current and accumulated earnings and profits of Cardtronics plc will be applied first to reduce the U.S. holder's tax basis in its Ordinary Shares of Cardtronics plc, and thereafter will constitute capital gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 20% if the holder's holding period for such Ordinary Shares of Cardtronics plc exceeds 12 months. Special rules not described herein may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Ordinary Shares of Cardtronics plc, and any such U.S. holders are urged to consult their tax advisors with regard to such rules.

Dispositions of Ordinary Shares of Cardtronics plc

        U.S. holders of Ordinary Shares of Cardtronics plc should generally recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Ordinary Shares of Cardtronics plc in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holder's tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 20% if the holder's holding period for such Ordinary Shares of Cardtronics plc exceeds 12 months. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Provisions

        The treatment of U.S. holders of Ordinary Shares of Cardtronics plc in some cases could be materially different from that described above if, at any relevant time, Cardtronics plc were a passive foreign investment company ("PFIC"). For U.S. federal income tax purposes, a foreign corporation, such as Cardtronics plc, would generally be classified as a PFIC for any taxable year in which either: (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes); or (ii) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

        We believe that Cardtronics plc will not be a PFIC following the Merger. However, the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Cardtronics plc will not become a PFIC. If Cardtronics plc should determine in the future that it is a PFIC, we will endeavor to notify U.S. holders of Ordinary Shares of Cardtronics plc, although there can be no assurance that we will be able to do so in a timely and complete manner. U.S. holders of Ordinary Shares of Cardtronics plc should consult their tax advisors about the PFIC rules, including the availability of certain elections.

Information Reporting and Backup Withholding

        U.S. holders that own at least 5% (of total voting power or total value) of the shares of Cardtronics Delaware common stock outstanding immediately before the Merger will be required to file certain reorganization statements pursuant to Section 368(a) of the Code. Other information reporting, including information reporting on IRS Form 926, could also be required as a result of the Merger. U.S. holders of shares of Cardtronics Delaware common stock should consult their tax advisors about the information reporting requirements applicable to the Merger.

        Distributions and disposition proceeds will be subject to U.S. information reporting and certain withholding provisions including the Foreign Account Tax Compliance Act. In addition, dividends on Ordinary Shares of Cardtronics plc paid within the U.S. or through certain U.S.-related financial intermediaries may be subject to backup withholding at a 28% rate unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and satisfies certain other requirements. Information reporting requirements and backup withholding may also apply to the proceeds of a sale of Ordinary Shares of Cardtronics plc.

        In addition to being subject to backup withholding, if a U.S. holder of Ordinary Shares of Cardtronics plc does not provide Cardtronics plc (or its paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder timely furnishes certain required information to the IRS.

        Section 6038D of the Code requires an individual (other than a nonresident alien) who holds an interest in a "specified foreign financial asset" to attach to such person's U.S. federal income tax return certain information with respect to such specified foreign financial asset, including the name and address of the issuer and information necessary to identify the class or issue of which such stock is a part. Treasury Regulations prescribe IRS Form 8938 (Statement of Specified Foreign Financial Assets) as the appropriate means to comply with Section 6038D of the Code. Ordinary Shares of Cardtronics plc will be specified foreign financial assets unless such shares are held in an account maintained by a financial institution. Any stockholder who does not intend to hold its Ordinary Shares of Cardtronics plc in an account maintained by a financial institution should consult his or her tax advisor with respect to the requirement to provide such information.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

  Consequences of the Merger

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc unless: (i) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); (ii) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; (iii) the non-U.S. holder is subject to backup withholding; or (iv) Cardtronics Delaware is or has been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the Merger or such non-U.S. holder's holding period, and the non-U.S. holder holds, or has held at any time during such shorter period, more than 5% of Cardtronics Delaware common stock. We do not believe that Cardtronics Delaware is or has been a U.S. real property holding corporation within the last five years.

  Owning and Disposing of Ordinary Shares of Cardtronics plc

        A non-U.S. holder will not be subject to U.S. federal income or withholding tax on dividends received (or deemed to be received) from, or gains realized from the sale, exchange or other taxable disposition of Ordinary Shares of Cardtronics plc, unless: (i) the dividends or gains are effectively connected with the holder's conduct of a trade or business in the U.S. or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.; (ii) in the case of gains realized by a non-U.S. holder that is an individual, such non-U.S. holder is present in the U.S. for 183 days or more during the taxable year in which the gains are realized and certain other conditions are met; or (iii) the non-U.S. holder is subject to backup withholding.

  Information Reporting and Backup Withholding

        In order not to be subject to backup withholding on distributions and disposition proceeds, or under other U.S. withholding provisions, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status or otherwise establish an exemption. Non-U.S. holders of Ordinary Shares of Cardtronics plc should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedures for obtaining any exemption, if available. Backup withholding is not an additional tax, and any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder's U.S. federal income tax, provided that the required information is timely furnished to the IRS.

        EACH HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE POTENTIAL CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER.

Material U.K. Tax Consequences

Scope of Discussion

        The following is intended to be a general discussion of certain material U.K. tax consequences relating to the Merger based on current U.K. law relating to income tax, capital gains tax, corporation tax, stamp duty, SDRT and inheritance tax and on our understanding of the current administrative policies and practices of HMRC published in writing prior to the date hereof. This discussion does not constitute legal or tax advice, and relates only to persons who are beneficial owners of Cardtronics Delaware common stock and Ordinary Shares of Cardtronics plc. This discussion may not relate to certain classes of stockholders, such as employees or directors of Cardtronics Delaware or Cardtronics plc or its affiliates, persons who are connected with Cardtronics plc, insurance companies, charities, collective investment schemes, pension schemes or persons who hold Cardtronics Delaware common stock or Ordinary Shares of Cardtronics plc otherwise than as an investment, or individuals who are not domiciled in the U.K. This discussion, and all other statements, do not otherwise take into account or anticipate any changes in law or practice, whether legislative, governmental or judicial decision or action, which could possibly be made effective on a retroactive basis. This discussion does not describe all of the circumstances in which stockholders may benefit from an exemption or relief from taxation, and it is recommended that all stockholders obtain their own taxation advice. In particular, non-U.K. resident or domiciled stockholders are advised to consider the potential impact of any relevant double tax agreements.

Material U.K. Tax Consequences to Stockholders

  Capital Gains Tax (Individual Stockholders)

        An individual stockholder who is resident in the U.K. will be within the scope of U.K. capital gains tax in respect of a disposal of his or her shares of Cardtronics Delaware common stock. If an individual stockholder has ceased to be resident in the U.K., and the Merger takes place during the period of non-residence, such holder may be within the scope of U.K. capital gains tax on his or her return to the U.K. in respect of a disposal of his or her shares of Cardtronics Delaware common stock pursuant to the Merger under certain anti-avoidance rules. An individual stockholder who is not resident in the U.K. should otherwise not be within the scope of U.K. capital gains tax unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency to which the shares of Cardtronics Delaware common stock is attributable.

        The following discussion applies only to an individual stockholder who is within the scope of U.K. capital gains tax as regards his or her holding of shares of Cardtronics Delaware common stock. For the tax year 2016/2017, the rate of capital gains tax on chargeable gains is 18% or 28% (to be reduced to 10% and 20%, respectively, effective April 6, 2016 under current budget proposals) depending, broadly, on whether an individual stockholder is liable to income tax at the basic or higher/additional rate on their total income.

        The receipt by an individual stockholder who is within the scope of U.K. capital gains tax of Ordinary Shares of Cardtronics plc pursuant to the Merger will constitute a disposal of his or her shares of Cardtronics Delaware common stock if the Merger does not qualify as a scheme of reconstruction such that "rollover" treatment is not available (discussed in the summary below). Such disposal may, depending on the particular circumstances of that individual stockholder (including the acquisition cost of the shares of Cardtronics Delaware common stock and any available exemptions or reliefs), give rise to a chargeable gain or allowable loss for the purposes of U.K. capital gains tax by reference to the market value of the Ordinary Shares of Cardtronics plc at the effective time of the Merger. However, we expect that the Merger should qualify as a scheme of reconstruction for these purposes, such that roll-over relief is available for the purposes of U.K. capital gains tax.

        Where the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available in respect of the Ordinary Shares of Cardtronics plc received by an individual stockholder, that stockholder would be treated for the purposes of U.K. capital gains tax as not having made a disposal of his or her shares of Cardtronics Delaware common stock in return for the Ordinary Shares of Cardtronics plc received. Instead, the Ordinary Shares of Cardtronics plc received by such a stockholder would generally be treated for those purposes as the same asset as the stockholder's shares of Cardtronics Delaware common stock, and acquired at the same time and for the same consideration as the stockholder acquired his or her shares of Cardtronics Delaware common stock.

        The Merger should not be treated as giving rise to a distribution which will be chargeable to income tax. Where "rollover" treatment does not apply, the individual stockholder will be treated as acquiring the Ordinary Shares of Cardtronics plc for a consideration equal to their market value at the effective time of the Merger for U.K. capital gains tax purposes.

  Corporation Tax (Corporate Stockholders)

        At the effective time of the Merger, a corporate stockholder that is resident in the U.K. will be within the scope of U.K. corporation tax in respect of the Merger. A corporate stockholder that is not resident in the U.K. will not be within the scope of U.K. corporation tax in respect of the Merger unless it carries on (whether solely or in partnership) a trade in the U.K. through a permanent establishment in the U.K. to which the shares of Cardtronics Delaware common stock is attributable.

        The discussion below applies only to a corporate stockholder that is within the scope of U.K. corporation tax as regards the holding of shares of Cardtronics Delaware common stock. The full rate of corporation tax on chargeable gains for the financial year 2016 is 20%. A corporate stockholder will be entitled to an indexation allowance in computing the amount of a chargeable gain accruing on the disposal of its shares of Cardtronics Delaware common stock, which will provide relief for the effects of inflation by references to movements in the U.K. retail price index.

        The receipt by a corporate stockholder who is within the scope of U.K. corporation tax of Ordinary Shares of Cardtronics plc pursuant to the Merger will constitute a disposal of the stockholder's shares of Cardtronics Delaware common stock if the Merger does not qualify as a scheme of reconstruction such that "rollover" treatment is not available (discussed in the paragraphs below). Such disposal may, depending on the particular circumstances of that corporate stockholder (including the acquisition cost of the shares of Cardtronics Delaware common stock and any available exemptions or reliefs), give rise to a chargeable gain or allowable loss for the purposes of U.K. corporation tax by reference to the market value of the Ordinary Shares of Cardtronics plc at the effective time of the Merger.

        However, we expect that the Merger should qualify as a scheme of reconstruction for these purposes, such that roll-over relief is available for the purposes of U.K. corporation tax on capital gains. Where the Merger is treated as a scheme of reconstruction and therefore "rollover" treatment is available in respect of the Ordinary Shares of Cardtronics plc received by a corporate stockholder, that stockholder would be treated for the purposes of U.K. corporation tax as not having made a disposal of his or her shares of Cardtronics Delaware common stock in return for the Ordinary Shares of Cardtronics plc received. Instead, the Ordinary Shares of Cardtronics plc received by such a stockholder would generally be treated for those purposes as the same asset as the stockholder's shares of Cardtronics Delaware common stock, acquired at the same time and for the same consideration as the stockholder acquired its shares of Cardtronics Delaware common stock.

        The Merger should not be treated as giving rise to a distribution that would be chargeable to U.K. corporation tax on income. Where "rollover" treatment does not apply, the corporate stockholder will be treated as acquiring the Ordinary Shares of Cardtronics plc for a consideration equal to their market value at the effective time of the Merger for U.K. corporation tax purposes.

        If the conditions of the substantial shareholding exemption set out in Section 192A and Schedule 7AC of the Taxation of Chargeable Gains Act 1992 are satisfied in relation to a chargeable gain accruing to a corporate holder of shares of Cardtronics Delaware common stock, the chargeable gain will be exempt from U.K. corporation tax. The substantial shareholding exemption will also take precedence over the "rollover" treatment described above if the conditions for exemption are satisfied. Whether the conditions of the substantial shareholding exemption will be satisfied will depend, amongst other things, on the particular circumstances of the corporate stockholder. One of the conditions of the substantial shareholding exemption that must be satisfied is that the corporate holder must have held a substantial shareholding in Cardtronics Delaware throughout a 12-month period beginning not more than two years before the day on which the disposal takes place. Ordinarily, a corporate stockholder will not be regarded as holding a substantial shareholding in Cardtronics Delaware unless it (whether alone or together with other group companies) directly holds not less than 10% of the outstanding shares of Cardtronics Delaware common stock. If the substantial shareholding exemption does apply to a corporate stockholder, the corporate stockholder will be treated as acquiring its Ordinary Shares of Cardtronics plc for a consideration equal to their market value at the effective time of the Merger for U.K. corporation tax purposes.

  U.K. Taxation of Dividends

  Withholding Tax

        Dividends paid by Cardtronics plc will not be subject to any withholding or deduction for or on account of U.K. tax, irrespective of the residence or the individual circumstances of the stockholders.

  Income Tax

        An individual stockholder who is resident in the U.K. may, depending on his or her individual circumstances, be subject to income tax on dividends received from Cardtronics plc at the applicable rate of income tax. An individual stockholder who is not resident in the U.K. will not be chargeable to income tax on dividends received from Cardtronics plc, unless the stockholder carries on (whether solely or in partnership) any trade, profession or vocation through a branch or agency in the U.K. and the Ordinary Shares of Cardtronics plc are used by or held by or for that branch or agency. In these circumstances, the non-U.K. resident stockholder may, depending on his or her individual circumstances, be chargeable to income tax on dividends received from Cardtronics plc at the applicable rate of income tax.

  Corporation Tax

        Unless an exemption is available as discussed below, a corporate stockholder that is resident in the U.K. will be subject to corporation tax on dividends received from Cardtronics plc. A corporate stockholder that is not resident in the U.K. will not be subject to corporation tax on dividends received from Cardtronics plc unless the stockholder carries on a trade in the U.K. through a permanent establishment in the U.K. and the dividends form part of the profits of a trade carried on through or from the permanent establishment or the Ordinary Shares of Cardtronics plc are used by, for or held by or for, the permanent establishment. In these circumstances, the non-U.K. resident corporate stockholder may, depending on its circumstances and if the exemption discussed below is not available, be chargeable to corporation tax on dividends received from Cardtronics plc.

        The full rate of corporation tax chargeable on dividends received from Cardtronics plc in financial years 2016 is 20%, currently set to reduce to 19% in financial year 2017 and to 18% in financial year 2020 (and to further reduce to 17% in financial year 2020 under current budget proposals). If dividends paid by Cardtronics plc fall within an exemption from corporation tax set out in Part 9A of the Corporation Tax Act 2009, the receipt of the dividend by a corporate stockholder will be exempt from corporation tax. Generally, the conditions for exemption from corporation tax on dividends paid by Cardtronics plc should be satisfied, although the conditions which must be satisfied in any particular case will depend on the individual circumstances of the corporate stockholder.

        Stockholders that are regarded as "small companies" should generally be exempt from corporation tax on dividends received from Cardtronics plc, unless the dividends are made as part of a tax advantage scheme. Stockholders that are not regarded as small companies should generally be exempt from corporation tax on dividends received from Cardtronics plc on the basis that the Ordinary Shares of Cardtronics plc should be regarded as non-redeemable ordinary shares. Alternatively, stockholders that are not small companies should also generally be exempt from corporation tax on dividends received from Cardtronics plc if they hold Ordinary Shares of Cardtronics plc which represent less than 10% of the issued share capital of Cardtronics plc, would be entitled to less than 10% of the profits available for distribution to holders of the issued share capital of Cardtronics plc and would be entitled on a winding up to less than 10% of the assets of Cardtronics plc available for distribution to holders of its issued share capital. In certain limited circumstances, the exemption from corporation tax will not apply to such stockholders if a dividend is made as part of a scheme which has a main purpose of falling within the exemption from corporation tax.

  Material U.K. Taxation of Capital Gains on Disposition of Ordinary Shares of Cardtronics plc

  Capital Gains Tax

        A disposal of Ordinary Shares of Cardtronics plc by an individual stockholder who is resident in the U.K. may, depending on his or her individual circumstances, give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. An individual stockholder who temporarily ceases to be resident in the U.K. for a period of less than five years and who disposes of his or her Ordinary Shares of Cardtronics plc during that period of temporary non-residence may be liable to capital gains tax on a chargeable gain accruing on the disposal on his or her return to the U.K. under certain anti-avoidance rules. An individual stockholder who is not resident in the U.K. will not be chargeable to capital gains tax on capital gains arising on the disposal of their Ordinary Shares of Cardtronics plc unless the stockholder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. and the Ordinary Shares of Cardtronics plc were acquired, used in or for the purposes of the branch or agency or used in or for the purposes of the trade, profession or vocation carried on by the stockholder through the branch or agency. In these circumstances, the non-U.K. resident stockholder may, depending on his or her individual circumstances, be chargeable to capital gains tax on chargeable gains arising from a disposal of their Ordinary Shares of Cardtronics plc. For the tax year 2016/2017, the rate of capital gains tax on chargeable gains is 18% or 28% (to be reduced to 10% and 20%, respectively, effective April 6, 2016 under current budget proposals) depending, broadly, on whether the individual stockholder is liable to income tax at the basic or higher/additional rate.

  Corporation Tax

        A disposal of Ordinary Shares of Cardtronics plc by a corporate stockholder that is resident in the U.K. may give rise to a chargeable gain or an allowable loss for the purposes of corporation tax. A corporate stockholder that is not resident in the U.K. will not be liable for corporation tax on chargeable gains accruing on the disposal of its Ordinary Shares of Cardtronics plc unless it carries on a trade in the U.K. through a permanent establishment in the U.K. and the Ordinary Shares of Cardtronics plc were acquired, used in or for the purposes of the permanent establishment or used in or for the purposes of the trade carried on by the stockholder through the permanent establishment. In these circumstances, the non-U.K. resident stockholder may, depending on its individual circumstances, be chargeable to corporation tax on chargeable gains arising from a disposal of its Ordinary Shares of Cardtronics plc.

        The full rate of corporation tax on chargeable gains for the financial years 2016 is 20%, currently set to reduce to 19% in financial year 2017 and to 18% in financial year 2020 (and to further reduce to 17% in financial year 2020 under current budget proposals). Corporate stockholders will be entitled to an indexation allowance in computing the amount of a chargeable gain accruing on a disposal of the Ordinary Shares of Cardtronics plc, which will provide relief for the effects of inflation by reference to movements in the U.K. retail price index. If the conditions of the substantial shareholding exemption set out in s.192A and Schedule 7AC of the Taxation of Chargeable Gains Act 1992 are satisfied in relation to a chargeable gain accruing to a corporate stockholder, the chargeable gain will be exempt from corporation tax. The conditions of the substantial shareholding exemption which must be satisfied will depend on the individual circumstances of the corporate stockholder. One of the conditions of the substantial shareholding exemption which must be satisfied is that the corporate stockholder must have held a substantial shareholding in Cardtronics plc throughout a 12-month period beginning not more than two years before the day on which the disposal takes place. Ordinarily, a corporate stockholder will not be regarded as holding a substantial shareholding in Cardtronics plc unless it (whether alone, or together with other group companies) directly holds not less than 10% of Cardtronics plc's ordinary share capital.

  U.K. Stamp Duty and Stamp Duty Reserve Tax

        The discussion below relates to holders of Ordinary Shares of Cardtronics plc wherever resident (but not to holders such as market makers, brokers, dealers and intermediaries, to whom special rules apply).

  Transfer of Ordinary Shares of Cardtronics plc

        Transfers of Ordinary Shares of Cardtronics plc within the DTC (by means of the transfer of book-entry interests) should not be subject to stamp duty or SDRT provided that no instrument of transfer is entered into and that no election that applies to the Ordinary Shares of Cardtronics plc is or has been made by DTC or its nominee Cede & Co. ("Cede") under section 97A of the Finance Act 1986 (the "Finance Act"). In this regard DTC has confirmed that neither DTC nor Cede has made an election under section 97A of the Finance Act which would affect the Ordinary Shares of Cardtronics plc to be issued to Cede, as nominee of DTC, as part of the Merger. This is on the basis that an agreement to transfer an interest in Ordinary Shares of Cardtronics plc within or through a clearance service or depositary receipt system should not give rise to a liability to SDRT and we expect that DTC would be treated as a clearance service for these purposes.

        Transfers of Ordinary Shares of Cardtronics plc outside of DTC that are held in certificated form generally will be subject to stamp duty of 0.5% of the amount or value of the consideration given (the liability being rounded up to the nearest £5). SDRT will also be payable on an agreement to transfer such Ordinary Shares of Cardtronics plc, generally at the rate of 0.5% of the amount or value of the consideration given under the agreement to transfer the Ordinary Shares of Cardtronics plc, but this liability would be discharged if stamp duty is duly paid on the instrument transferring the Ordinary Shares of Cardtronics plc within six years of the agreement. Any such duty must be paid (and the relevant transfer document stamped by HMRC) before the transfer can be registered in the register of members of Cardtronics plc.

        If Ordinary Shares of Cardtronics plc (or interests therein) are subsequently transferred into a clearance system (including DTC) or to a depositary, stamp duty or SDRT will generally be payable at the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares. Further information on the 1.5% charge is provided below in the section headed "Material U.K. Tax Considerations Relating to and After the Merger."

        A transfer of title in the shares from within the DTC system to outside of the DTC system should not attract stamp duty or SDRT if undertaken for no consideration. However, stockholders should note in particular that a redeposit of Ordinary Shares of Cardtronics plc into DTC, including by means of an initial transfer into a depositary receipt system, will generally attract stamp duty and/or SDRT at the higher rate of 1.5%.

        Stockholders should therefore note that the withdrawal of Ordinary Shares of Cardtronics plc from the DTC system, or any transfers outside the DTC system, are likely to cause additional costs and delays in disposing of their Ordinary Shares of Cardtronics plc than would be the case if they continue to hold shares in book-entry form through the DTC system.

        Any repurchase of Ordinary Shares of Cardtronics plc by Cardtronics plc would generally give rise to a stamp duty charge at 0.5% of the amount or value of the consideration provided for the repurchase.

  U.K. Inheritance Tax

        The Ordinary Shares of Cardtronics plc will be assets situated in the U.K. for the purposes of U.K. inheritance tax. A gift or settlement of such assets by, or on the death of, an individual stockholder of such assets may give rise to a liability to U.K. inheritance tax even if the stockholder is not a resident of or domiciled in the U.K. A charge to U.K. inheritance tax may also arise in certain circumstances where Ordinary Shares of Cardtronics plc are held by close companies and trustees of settlements. However, pursuant to the U.K.-U.S. income tax treaty, a gift or settlement of Ordinary Shares of Cardtronics plc by stockholders who are domiciled in the U.S. for the purposes of the U.K.-U.S. income tax treaty should generally not give rise to a liability to U.K. inheritance tax.

        EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE POTENTIAL CONSEQUENCES THAT MAY APPLY TO SUCH STOCKHOLDER.

Material U.K. Tax Consequences to Cardtronics plc Relating to and After the Merger

  Material U.K. Tax Consequences of the Merger

  Corporation Tax

        We anticipate that none of Cardtronics Delaware, Cardtronics plc or any of their subsidiaries will incur a charge to U.K. corporation tax as a result of completion of the Merger.

  Stamp duty/SDRT

        We anticipate that no liability in respect of U.K. stamp duty or U.K. SDRT will be applied in respect of the implementation of the Merger.

        An issue or transfer of Ordinary Shares of Cardtronics plc to a person whose business is or includes the provision of clearance services (or its nominee) may give rise to a charge to U.K. stamp duty or U.K. SDRT at the rate of 1.5% of the amount or value of the consideration payable or, in certain circumstances, the value of the Ordinary Shares of Cardtronics plc. This liability for U.K. stamp duty or U.K. SDRT will strictly be accountable by the clearance service operator or its nominee, as the case may be, but will, in practice, generally be reimbursed by participants in the clearance service.

        However, pursuant to the judgment of the European Court of Justice in HSBC Holdings plc, Vidacos Nominees Ltd v. HMRC Case C-569/07 given on October 1, 2009, such a charge to U.K. stamp duty or U.K. SDRT is prohibited by Council Directive 69/335/EEC of July 17, 1969 concerning indirect taxes on the raising of capital (as amended), with respect to issues of such shares to clearance services or depositary receipt issuers in the European Union. Furthermore, in the judgment of the U.K. First Tier Tribunal (Tax Chamber) in HSBC Holdings plc and Bank of New York Mellon Corporation v. HMRC 2012 UKFTT 163 (TC), such a charge to U.K. stamp duty or U.K. SDRT with respect to transfers of shares of companies incorporated in the U.K. to an issuer of depositary receipts, its nominee or agent, or to a clearance services provider or its nominee, which are integral to the raising of capital, was held to be unlawful under the Council Directive 2008/7/EC of 12 February 2008 concerning indirect taxes on the raising of capital (the "Capital Duties Directive," replacing Council Directive 69/335/EEC of July 17, 1969), notwithstanding the fact that the depositary receipt issuer in that case was located outside the European Union.

        HMRC's guidance published following the First Tier Tribunal's decision confirms that HMRC will no longer seek to apply 1.5% U.K. stamp duty or U.K. SDRT when new shares of companies incorporated in the U.K. are issued to a clearance service (or its nominee) or depositary receipt issuer (or its nominee or agent) anywhere in the world or are transferred to such an entity as an integral part of an issue of share capital.

        Accordingly, we consider that HMRC should not seek to charge U.K. stamp duty or U.K. SDRT in relation to the issue of Ordinary Shares of Cardtronics plc to DTC or its nominee Cede pursuant to the Merger.

  Certain U.K. Tax Consequences After the Merger

  General

        Subject to any available exemptions or other forms of relief, a U.K. resident company, such as Cardtronics plc, is subject to corporation tax on its worldwide income profits and chargeable gains. The current main rate of corporation tax is 20%, currently set to lower to 19% in financial year 2017 and to 18% in financial year 2020 (and to further reduce to 17% in financial year 2020 under current budget proposals).

  Dividend Exemption

        A U.K. resident company, such as Cardtronics plc, is exempt from corporation tax in respect of certain broad classes of dividend or other distributions (except of a capital nature) received from companies subject to meeting the requisite conditions, whether they are resident in the U.K. or overseas, including dividends or other distributions from controlled companies and in respect of non-redeemable ordinary shareholdings.

  Substantial Shareholding Exemption

        A U.K. resident company, such as Cardtronics plc, which is a stockholder of a trading group should also generally be exempt from corporation tax in respect of capital gains arising from the actual or deemed disposal of qualifying shareholdings in qualifying companies following the satisfaction of a 12-month shareholding period and assuming the requisite legislative conditions are met, whether they are resident in the U.K. or elsewhere. For this purpose, a capital distribution is generally treated as a deemed disposal by a stockholder of the shares of the distributing company.

  Controlled Foreign Companies

        Subject to certain exemptions and other forms of relief, a U.K. resident company, such as Cardtronics plc, which directly or indirectly controls a non-U.K. resident company (a "controlled foreign company") may be liable in certain circumstances under the U.K.'s controlled foreign company legislation to U.K. corporation tax on the income profits (whether or not distributed) of the non-U.K. resident company. The exemptions under the U.K.'s controlled foreign company legislation include a general exemption where the controlled foreign company in question is not subject to a lower level of taxation (broadly, if the amount of local tax on its income profits is at least 75% of the corresponding U.K. corporation tax that would be payable if the controlled foreign company were resident in the U.K.), and exemptions relating to specific types of income such as trading profits of the controlled foreign company, which, broadly, are not attributable to activities taking place in the U.K., and non-trading finance profits of the controlled foreign company, which, broadly, are not attributable to activities in the U.K. and which do not derive (directly or indirectly) from a capital contribution or other assets made by a U.K. resident company or are incidental when compared with the trading profits of the controlled foreign company.

        Cardtronics plc does not expect any material U.K. tax to be charged under the controlled foreign company legislation in respect of the combined group as it will exist immediately after the Merger.

DESCRIPTION OF ORDINARY SHARES OF CARDTRONICS PLC

General

        The following information is a summary of the material terms of the Ordinary Shares of Cardtronics plc as specified in the New Articles. You are encouraged to read the New Articles in the form attached to this proxy statement/prospectus as Annex B and which are to be adopted substantially as proposed immediately prior to the completion of the Merger. Please also see "Comparison of Rights of Stockholders." If Proposal 2 is not approved by our stockholders, the Mandatory Offer Provisions set forth in Annex B will not be included in the New Articles upon the completion of the Merger.

        Pursuant to the Merger Agreement, each outstanding share of Cardtronics Delaware common stock will be converted on a one-for-one basis into the right to receive an Ordinary Share of Cardtronics plc.

        All of the Ordinary Shares of Cardtronics plc issued pursuant to the Merger will be fully paid and not subject to any further calls or assessments by Cardtronics plc. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares of Cardtronics plc.

        Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Ordinary Shares of Cardtronics plc in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

        As of the date of this proxy statement/prospectus and on the date of adoption of the New Articles there are, and will be, one subscriber share and 49,999 Class B ordinary shares of Cardtronics plc in issue. At the effective time of the Merger, the subscriber share and the Class B ordinary shares of Cardtronics plc will automatically lose their voting rights and the New Articles will provide for the cancellation of their dividend rights and limit liquidation rights to nominal value. We intend to cancel the subscriber share and the Class B ordinary shares of Cardtronics plc shortly after the Merger by means of a court approved capital reduction, so that only the Ordinary Shares will be in issue.

        The Ordinary Shares of Cardtronics plc will be issued at the effective time of the Merger. The Ordinary Shares of Cardtronics plc will have the rights and privileges set forth below.

        Following the Merger, the Cardtronics plc board of directors will be authorized to allot up to [            ] of aggregate nominal value of shares, which may consist of one or more classes of shares of Cardtronics plc that may be issued by the Cardtronics plc board of directors pursuant to a stockholder resolution that is intended to be passed prior to the completion of the Merger. The shares will be in such classes, including Ordinary Shares of Cardtronics plc, and have such rights as the Cardtronics plc board of directors shall determine at the time of allotment and issuance.

Dividends

        Subject to the U.K. Companies Act, the Cardtronics plc board of directors may declare a dividend to be paid to the stockholders according to their respective rights and interests in Cardtronics plc and may fix the time for payment of such dividend. The Cardtronics plc board of directors may from time to time declare and pay (on any class of shares of any amounts) such dividends as appear to them to be justified by the profits of Cardtronics plc that are available for distribution. There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares of Cardtronics plc. The Cardtronics plc board of directors may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The New Articles also permit a scrip dividend scheme under which stockholders may be given the opportunity to elect to receive fully paid Ordinary Shares of Cardtronics plc instead of cash with respect to all or part of future dividends.

        If a stockholder owes any money to Cardtronics plc for calls on shares or money in any other way relating to a share held by such stockholder, the Cardtronics plc board of directors may deduct any of this money from any dividend or any other money payable to such stockholder on or in respect of that share. Money deducted in this way may be used to pay the amount owed to Cardtronics plc.

        Any unclaimed dividends, interest or other amount payable by Cardtronics plc in respect of an Ordinary Share may be invested or otherwise made use of by the board of directors for the benefit of Cardtronics plc until they are claimed under English law. A dividend or other money remaining unclaimed for a period of 12 years from the date it was declared or became due for payment will be forfeited and cease to remain owed by Cardtronics plc.

Voting Rights

        At a general meeting any resolutions put to a vote must be decided on a poll.

        Subject to any rights or restrictions as to voting attached to any class of shares in accordance with the New Articles and subject to disenfranchisement: (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid; (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares; or (iii) with respect to any shares held by any subsidiary of Cardtronics plc, every stockholder (other than Cardtronics Delaware or any other subsidiary of Cardtronics plc) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of the Cardtronics plc stockholders will have one vote for every share of which such person is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which such person is the proxy, except that any proxy who has been appointed by the depositary shall have such number of votes as equals the number of shares in relation to which such proxy has been appointed.

        In the case of joint holders of a share, the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

        No business may be transacted at a general meeting unless a quorum is present. Pursuant to the New Articles, a quorum will comprise qualifying persons (as defined herein), who together are entitled to cast at least the majority of the voting rights of Cardtronics plc. As used in the New Articles, a "qualifying person" means (i) a stockholder of Cardtronics plc (other than a stockholder who, under the New Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of Cardtronics plc) or his validly appointed attorney or proxy or a corporate representative of such attorney or proxy in relation to any general meeting of Cardtronics plc or (ii) a person authorized under the U.K. Companies Act to act as the representative of a corporation in relation to any general meeting of Cardtronics plc.

        Under English law, an annual general meeting shall be called by not less than 21 clear days' notice and all other general meetings shall be called by not less than 14 clear days' notice. In calculating the period mentioned, "clear days" means calendar days and excludes (i) the date a notice is given or deemed to be given and (ii) the date of the meeting itself. Pursuant to the New Articles, the maximum notice period is 60 clear days, for both a general meeting and an annual general meeting. The notice of meeting must also specify a time (which shall not be more than 60 days nor less than 10 days before the date of the meeting) by which a person must be recorded on the register in order to have the right to attend or vote at the meeting. The number of shares registered on the record date shall determine the number of votes the relevant stockholder is entitled to cast at that meeting.

        An appointment of proxy (whether in hard copy form or electronic form, including via the Internet or by means of a telephonically communicated datagram, in accordance with the means as provided by Cardtronics plc) must be received by Cardtronics plc by the time specified by the Cardtronics plc board of directors (as the board of directors may determine, in compliance with the provisions of the U.K. Companies Act) as specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by Cardtronics plc in relation to the meeting. In the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, an appointment of proxy must be received after such meeting and not less than 24 hours (or such shorter time as the Cardtronics plc board of directors may determine) before the time appointed for taking the poll; or in the case of a poll not taken immediately but taken not more than 48 hours after the meeting, the appointment of proxy must be delivered at the meeting at which the poll is to be taken. An appointment of proxy not received or delivered in accordance with the New Articles is invalid under English law.

Return of Capital

        In the event of a voluntary winding up of Cardtronics plc, the liquidator may, on obtaining any sanction required by law, divide among the stockholders (excluding stock held by any subsidiary of Cardtronics plc) the whole or any part of the assets of Cardtronics plc, whether or not the assets consist of property of one kind or of different kinds. The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the stockholders as the liquidator decides. No past or present stockholder can be compelled to accept any asset which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

        Under the U.K. Companies Act, directors are, with certain exceptions, unable to allot equity securities without being authorized either by the stockholders in a general meeting or by the New Articles. In addition, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees' share scheme) must be offered first to the existing equity stockholders in proportion to the respective nominal values of their holdings on the same or more favorable terms, unless a special resolution (i.e., 75% of votes cast) to the contrary has been passed in a general meeting or the articles of association otherwise provide for an authorization of the Cardtronics plc board of directors to allot equity securities (which can be granted for a maximum of five years after which stockholders approval would be required to renew the authorization). For the purpose of this section, "equity securities" means shares in Cardtronics plc and any rights to subscribe for or convert a security into Cardtronics plc shares.

        We anticipate that prior to the effective time of the Merger an ordinary resolution will be adopted by the current stockholder of Cardtronics plc to authorize the Cardtronics plc board of directors (generally and unconditionally) to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Cardtronics plc, up to an aggregate nominal amount of $[            ] and to exclude preemptive rights in respect of such issuances. Such authority will be granted for five years, but we may seek renewal for additional five year terms more frequently. Cardtronics plc may, before the expiration of any such authority, make an offer or agreement which could require Ordinary Shares of Cardtronics plc to be allotted (or rights to be granted) after the expiration of this five year period, and the Cardtronics plc board of directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

        Subject to the provisions of the U.K. Companies Act and to any rights attached to any existing shares, any Ordinary Shares of Cardtronics plc may be issued with, or have attached to them, such rights or restrictions as the Cardtronics plc stockholders may by ordinary resolution determine or, where the above authorizations are in place, the Cardtronics plc board of directors may determine such rights or restrictions.

        The U.K. Companies Act prohibits an English company from issuing shares for no consideration, including with respect to shares to be issued pursuant to stock options, restricted stock and restricted stock units granted under the Equity Incentive Plans. Accordingly, the nominal value of the shares issued pursuant to any such award or any other share-based award granted under the Equity Incentive Plans must be paid pursuant to the U.K. Companies Act. However, these restrictions will not apply to shares previously issued for which the nominal value of the shares have been previously paid.

Disclosure of Interests in Shares

        Section 793 of the U.K. Companies Act provides Cardtronics plc the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the three years preceding the request for disclosure has had, any ownership interest in any shares (which we refer to as the "default shares") to disclose prescribed particulars of those shares. For this purpose, "default shares" includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice results in the holder of the default shares being guilty of an offence and liable to conviction as provided within the U.K. Companies Act.

        Under the New Articles, Cardtronics plc will also withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer default shares if the relevant holder of a minimum amount of default shares has failed to provide the information requested within 14 days after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Cardtronics plc board of directors decides otherwise).

Alteration of Share Capital/Repurchase of Shares

        Subject to the provisions of the U.K. Companies Act, Cardtronics plc may from time to time:

  •
  increase its share capital by allotting new shares in accordance with the U.K. Companies Act and the New Articles;

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  by ordinary resolution, consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares;

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  by ordinary resolution, subdivide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

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  by special resolution, reduce its share capital, any capital reserves and any share premium account.

        Subject to the U.K. Companies Act and to any rights the holders of any Ordinary Shares of Cardtronics plc may have, Cardtronics plc may purchase any of its own shares of any class (including any redeemable shares, if the Cardtronics plc board of directors should decide to issue any) by way of "off market purchases" with the prior approval of stockholders by ordinary resolution. Such authority can be granted for up to five years from the date of the ordinary resolution, and renewal of such authority for additional five year terms may be sought more frequently.

        It is intended that prior to the effective time of the Merger, a stockholder resolution will be adopted by the current stockholder of Cardtronics plc to authorize the Cardtronics plc board of directors to repurchase shares without further stockholder approval. However, shares may only be repurchased out of distributable reserves or the proceeds of a fresh issue of shares made for that purpose and, if a premium is paid, it must be paid out of distributable reserves.

Transfer of Shares

        The New Articles allow stockholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the U.K. Companies Act and is approved by the Cardtronics plc board of directors. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee and must be delivered to the registered office or any other place the Cardtronics plc board of directors decides.

        The Cardtronics plc board of directors may refuse to register a transfer:

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  if the shares in question are not fully paid;

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  if it is with respect to shares on which Cardtronics plc has a lien;

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  if it is with respect to more than one class of shares;

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  if it is in favor of more than four persons jointly;

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  if it is not duly stamped (if such a stamp is required);

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  if it is not presented for registration together with the share certificate and evidence of title as the Cardtronics plc board of directors reasonably requires; or

  •
  in certain circumstances, if the holder has failed to provide the required particulars to Cardtronics plc as described under "Disclosure of Interests in Shares" above.

        If the Cardtronics plc board of directors refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Cardtronics plc, send to the transferee notice of the refusal together with its reasons for refusal.

General Meetings and Notices

        The notice of a general meeting or an annual general meeting shall be provided to the stockholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Cardtronics plc board of directors and to the independent auditors.

        Under English law, Cardtronics plc is required to hold an annual general meeting of stockholders within six months from the day following the end of its fiscal year. Subject to the foregoing, the meeting may be held at a time and place determined by the Cardtronics plc board of directors.

Mandatory Offers

        Although Cardtronics plc is not expected to be subject to the Takeover Code, the Cardtronics plc board of directors recognizes the importance of certain of the protections afforded to stockholders of U.K. public companies, which are subject to the Takeover Code, and has recommended that the New Articles include some substantially similar protections. These provisions are summarized below and seek to regulate certain acquisitions of interests in the shares of Cardtronics plc. However, these provisions do not provide all of the protections provided by the Takeover Code.

        Under the Mandatory Offer Provisions, which are intended to be substantially similar to Rule 9 of the Takeover Code, if approved, a person must not:

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  whether acting alone or with others acting in concert with such person, acquire an interest in shares (as defined in the Takeover Code) whether by a single transaction or a series of transactions over a period of time which, when taken together with any interest in shares already held by that person or any interest in shares held or acquired by others acting in concert with such person, in aggregate carry 30% or more of the voting rights of Cardtronics plc; or

  •
  whether acting alone or with others acting in concert with such person, while interested in shares which in aggregate carry not less than 30% but not more than 50% of the voting rights of Cardtronics plc, acquire any further shares, except, in either case, with the consent of the Cardtronics plc board of directors or where such person makes a mandatory offer to all other stockholders of Cardtronics plc. Any such mandatory offer must be unconditional, be in cash or be accompanied by a cash alternative and be at the highest price paid by such person required to make the mandatory offer, or any other acting in concert with such person, for any interest in shares in Cardtronics plc during the prior 12 months.

        If approved, the Cardtronics plc board of directors would have various powers to enforce these provisions including disenfranchisement (as regards voting and entitlement to dividends), as set out in the New Articles. If Proposal 2 is not approved by our stockholders, the Mandatory Offer Provisions described above and set forth in Annex B will not be included in the New Articles upon the completion of the Merger.

        The Cardtronics plc board of directors will have the full authority to determine the application of these provisions in the New Articles, including the deemed application of any relevant parts of the Takeover Code and such authority will include all the discretion that the UK Panel on Takeovers and Mergers would exercise if the Takeover Code applied to Cardtronics plc. The Cardtronics plc board of directors will not be required to give any reason for any decision or determination it makes.

        Although not intended to be an anti-takeover provision, the Mandatory Offer Provisions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Ordinary Shares of Cardtronics plc and discouraging, delaying or preventing changes in control or management of Cardtronics plc. Please see "Proposal 2: Approval of Mandatory Offer Provisions."

Squeeze-Out & Sell-Out Provisions

Squeeze-Out

        Under the U.K. Companies Act, if an offeror were to acquire or unconditionally contract to acquire 90% of the shares to which the offer relates and 90% of the voting rights attached to those shares, then, within three months of the last day on which its offer can be accepted, it could compulsorily acquire the remaining 10%. The offeror would do so by sending a notice to outstanding stockholders telling them that it will compulsorily acquire their shares and then, six weeks later, it would execute a transfer of the issued shares in its favor and pay the consideration to Cardtronics plc, which would hold the consideration in trust for outstanding stockholders, unless a stockholder objects to the English court and the court enters an order that the offeror is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer. The consideration offered to the stockholders whose shares are compulsorily acquired must, generally, be the same as the consideration that was available under the takeover offer.

Sell-Out

        The U.K. Companies Act also provides Cardtronics plc's minority stockholders a right to be bought out in certain circumstances by an offeror who had made a takeover offer. If at any time before the end of the period within which a takeover offer could be accepted (as set forth in such offer), the offeror holds or has unconditionally contracted to acquire with or without any other shares in Cardtronics plc that the offeror has acquired or contracted to acquire (i) not less than 90% in value of all the voting shares in Cardtronics plc and (ii) shares that carry not less than 90% of the voting rights in Cardtronics plc, then any holder of shares to which the offer related who had not accepted the offer could, by a written communication to the offeror, require the offeror to acquire those shares. The offeror would be required to provide any Cardtronics plc stockholder notice of his right to be bought out within one month of that right arising. Sell-out rights cannot be exercised after the end of the period of three months from the last date on which the offer can be accepted or, if later, three months from the date on which the notice is served on the Cardtronics plc stockholders notifying them of their sell-out rights. If a stockholder of Cardtronics plc exercises its rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Liability of Cardtronics plc and its Directors and Officers

        The New Articles provide that the courts of England and Wales have exclusive jurisdiction with respect to any suits brought by stockholders against Cardtronics plc, its directors, the board, officers, employees or stockholders individually. Please see "Comparison of Rights of Stockholders/Stockholders—Liability of Directors and Officers" for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

Anti-Takeover Provisions

        While Proposal 1 regarding the Merger is not intended to cause any new anti-takeover provisions to be implemented, the level of anti-takeover provisions with respect to Cardtronics plc will differ from that with respect to Cardtronics Delaware by virtue of the DGCL and the U.K. Companies Act, the differences between the certificate of incorporation and bylaws of Cardtronics Delaware and the New Articles of Cardtronics plc and the rights of holders of Cardtronics Delaware common stock and the rights of holders of Ordinary Shares of Cardtronics plc (including if the Mandatory Offer Provisions under Proposal 2 are approved by our stockholders). The provisions summarized below do not include those provisions resulting from the U.K. Companies Act. The provisions of the New Articles summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Ordinary Shares of Cardtronics plc and discouraging, delaying or preventing changes in control or management of Cardtronics plc.

        Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers. An English public limited company is potentially subject to the Takeover Code if, among other factors, its central place of management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company's directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Cardtronics plc's current and intended plans for its directors and management and, for purposes of the Takeover Code, Cardtronics plc will be considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code would not apply to Cardtronics plc. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to Cardtronics plc.

Classified Board of Directors

        The Cardtronics plc board of directors, like our Board, will be divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, stockholders have no cumulative voting rights. In addition, the New Articles incorporate similar provisions to those contained in Cardtronics Delaware's certificate of incorporation and bylaws, which regulate stockholders' ability to nominate directors for election, subject to a 5% and, in respect of an annual general meeting only, 100 stockholders (and/or 100 beneficial owners) who have a right to vote and hold (on average) at least £100 per stockholder of paid-up share capital, share ownership requirement as provided under the U.K. Companies Act and certain procedural requirements set out in the New Articles. Generally, the classification of the Cardtronics plc board of directors, the lack of cumulative voting and the limitations on stockholders' powers to nominate directors may have the effect of making it difficult for any party to obtain control of Cardtronics plc by replacing the majority of the Cardtronics plc board of directors and to force an immediate change in the composition of the Cardtronics plc board of directors. However, under English law, stockholders have the ability to remove a director without cause without respect to these provisions. Any director who is proposed to be removed under this procedure has a statutory right of protest. In addition, under the New Articles and the U.K. Companies Act, if the stockholders remove the entire board, a stockholder may then convene a general meeting for the purpose of appointing directors.

Issuance of Additional Shares

        The Cardtronics plc board of directors will have the authority, without further action of its stockholders for a period of five years, but subject to its statutory and fiduciary duties, to allot shares of Cardtronics plc or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Cardtronics plc up to an aggregate nominal amount of $[            ] and to exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed by a vote of the stockholders, but we may seek renewal for additional five year terms more frequently. The issuance of additional shares on various terms could adversely affect the holders of Ordinary Shares of Cardtronics plc. The potential issuance of additional shares may discourage bids for Ordinary Shares of Cardtronics plc at a premium over the market price, may adversely affect the market price of Ordinary Shares of Cardtronics plc and may discourage, delay or prevent a change in control of Cardtronics plc.

Stockholder Rights Plan

        The Cardtronics plc board of directors will have the necessary corporate authority, without further action of its stockholders for a period of five years, but subject to its statutory and fiduciary duties, to give effect to a stockholder rights plan and to fix the terms thereof. Such a plan could make it more difficult for another party to obtain control of Cardtronics plc by threatening to dilute a potential acquirer's ownership interest in the company under certain circumstances. The Cardtronics plc board of directors may adopt a stockholder rights plan at any time, including in conjunction with the completion of the Merger or sometime thereafter. Cardtronics Delaware currently has the authority to adopt a stockholder rights plan under Delaware law. Please see "Comparison of Rights of Stockholders—Anti-Takeover Matters."

        The anti-takeover and other provisions of the New Articles, as well as any adoption of a stockholder rights plan, could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance stockholder value by discouraging certain types of abusive takeover tactics. However, these provisions could have the effect of discouraging others from making tender offers for Ordinary Shares of Cardtronics plc and, as a consequence, also may inhibit fluctuations in the market price of Ordinary Shares of Cardtronics plc that could result from actual or rumored takeover attempts.

COMPARISON OF RIGHTS OF STOCKHOLDERS

        Your rights as a stockholder of Cardtronics Delaware are governed by the DGCL and Cardtronics Delaware's certificate of incorporation and bylaws. After the Merger, you will be a stockholder of Cardtronics plc and your rights will generally be governed by English law and the New Articles. In addition, the provisions of Cardtronics plc's New Articles will be substantially similar to the provisions of Cardtronics Delaware's certificate of incorporation and bylaws, except for changes (i) to ensure compliance with, or that are otherwise permissible under, English law, (ii) that preserve the current rights of stockholders and powers of the Cardtronics plc board of directors following the Merger or (iii) to reflect the proposed Mandatory Offer Provisions as described in Proposal 2 (if approved by stockholders).

        The relative economic and voting rights of Cardtronics Delaware common stock and the Ordinary Shares of Cardtronics plc are essentially the same. However, there are differences between stockholder's rights under the DGCL and under applicable English law. In addition, there will be differences between Cardtronics Delaware's certificate of incorporation and bylaws and the New Articles.

        The following discussion is a summary of the material differences in your rights that would result from the Merger and assuming you hold Ordinary Shares of Cardtronics plc. As such, this summary does not cover all of the differences between Cardtronics Delaware's certificate of incorporation and bylaws and the New Articles. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of applicable English law (including the U.K. Companies Act), the DGCL, Cardtronics Delaware's certificate of incorporation and bylaws and the New Articles. We encourage you to read those laws and documents. A copy of the New Articles, substantially as proposed to be adopted immediately prior to the completion of the Merger, is found in the form attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain a copy of Cardtronics Delaware's certificate of incorporation and bylaws, see "Where You Can Find More Information."

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Voting Rights
Voting, Generally

Each stockholder is entitled to one vote for each share of capital stock held by the stockholder, unless the certificate of incorporation or a certificate of designation provides otherwise.

If issued, the voting rights of holders of preferred stock will be determined by the certificate of incorporation or the certificate of designation with respect to such preferred stock.

Cardtronics Delaware's bylaws also provide that, as a general matter, when a quorum is present, action on a matter will be approved if the majority of votes cast are in favor of the matter

Certain special matters, such as an amendment to the certificate of incorporation, require the approval of the holders of a majority of the outstanding shares of common stock.

Each stockholder of Cardtronics plc is entitled to one vote for each Ordinary Share of Cardtronics plc held by such stockholder.

If issued, the voting rights of holders of any additional shares that may be issued will be determined by the Cardtronics plc board of directors in accordance with the New Articles.

Under English law and the New Articles, certain matters require "ordinary resolutions," which must be approved by at least a majority of the votes cast by stockholders, and certain other matters require "special resolutions," which require the affirmative vote of at least 75% of the votes cast at the meeting.

An ordinary resolution is needed to (among other matters): remove a director; appoint directors (where appointment is by stockholders); and provide, vary or renew a director's authority to allot shares.

A special resolution is needed to (among other matters): alter a company's articles of association, change the company's name, exclude statutory preemptive rights on allotment of securities for cash; reduce a company's share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.
The Cardtronics plc board of directors will also have the authority under the New Articles to change the company's name.
Record Date

Cardtronics Delaware's bylaws provide that the record date for determining the stockholders entitled to notice of or to vote at any meeting shall be not more than 60 days and not less than 10 days prior to the meeting date.

Quorum

Holders of at least a majority of the stock issued and outstanding and entitled to vote, present at a meeting, shall constitute a quorum.

The New Articles provide that the record date for determining the stockholders entitled to attend and vote at any meeting shall be not more than 60 days, unless a shorter time is required by law, and not less than 10 days, unless a shorter time is required by law, in which case the record date will be the maximum time permitted by law.

A quorum will comprise qualifying persons, who together are entitled to cast at least the majority of the voting rights of Cardtronics plc.

Cumulative Voting

In accordance with Delaware law, because Cardtronics Delaware's certificate of incorporation or bylaws do not authorize cumulative voting of common stock or preferred stock, cumulative voting is not permitted.	Cumulative voting is not recognized under English law.
Action by Written Consent
Cardtronics Delaware's certificate of incorporation prohibits stockholder action by written consent.	Under English law, a public limited company's stockholders cannot pass a resolution by written consent. Stockholders can only pass resolutions taken at stockholder meetings.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Stockholder Proposals and Stockholder Nominations of Directors
Stockholders' Ability to Call an Annual Meeting to Elect Directors

Cardtronics Delaware's bylaws do not permit stockholders to call an annual meeting of stockholders. Under Delaware law, any stockholder may petition the Delaware Court of Chancery to order a meeting to elect directors if such meeting, or action to elect directors by written consent in lieu of a meeting, has not been held within 13 months.
The New Articles provide that the annual general meetings of stockholders may be called only on the order of the Cardtronics plc board of directors at such times and places as it thinks fit. However, see "Calling a Special Meeting" below.
Stockholder Proposals: Director Nominations, Generally
Under Cardtronics Delaware's bylaws, stockholders have an express right to nominate candidates for election to our Board and bring other business before an annual meeting, provided the stockholder holds of record stock entitled to vote at the meeting on the matter and complies with the notice procedures set forth below as to such business or nomination. The stockholder must give timely notice in writing and the notice must:

•

set forth, if the stockholder desires to nominate any person or persons for election as a director or directors, (i) the name and address of the person or persons to be nominated, (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the stockholder by the nominee, (iii) the information regarding each nominee required to be disclosed in a proxy statement, (iv) the signed consent by each nominee to serve as a director of the corporation if elected, (v) the stockholder's name and address, (vi) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by the stockholder and (vii) in the case of a nominee holder, evidence establishing the nominee holder's indirect ownership of stock and entitlement to vote the stock for the election of directors at the annual meeting; and

•

if the notice relates to any business other than a nomination of a director(s), set forth (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the stockholder's name and address as they appear on the corporation's books, (iii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by the stockholder, (iv) any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a nominee holder, evidence establishing the nominee holder's indirect ownership of stock and entitlement to vote the stock on the matter proposed at the meeting and (vi) any other information that is required to be provided by the stockholder in a proxy statement.

One or more stockholders representing, individually or in the aggregate, at least 5% of the paid-up share capital of Cardtronics plc carrying the right to vote at general meetings, or at least 100 stockholders (and/or beneficial owners of shares) who have a right to vote and hold (on average) at least £100 per stockholder of paid-up share capital, may nominate persons for appointment to the Cardtronics plc board of directors or propose other business to be considered by stockholders at an annual general meeting.

Without prejudice to a stockholders rights, the New Articles require a stockholder's notice with respect to any nominations or any other business to be moved before an annual general meeting to be delivered to or mailed and received by the secretary at the registered office of Cardtronics plc not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of the 90th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Cardtronics plc. If so requested, Cardtronics plc is required to give notice of a resolution in the same manner and at the same time (or as soon as reasonably practical thereafter) as the notice of the annual general meeting.

No person, unless recommended by the Cardtronics plc board of directors, may be appointed or re-appointed as a director, unless the notice proposing the appointment or re-appointment contains the information set out in the New Articles.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
To be timely, a stockholder's notice must be delivered to the secretary of the corporation not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date (an annual meeting date outside the period being referred to herein as an "Other Meeting Date"), the stockholder's notice shall be given in the manner provided herein by the later of (i) the close of business on the date 120 days prior to the Other Meeting Date or (ii) the close of business on the 10th day following the date on which the Other Meeting Date is first publicly announced or disclosed.

Under Cardtronics Delaware's bylaws and except as otherwise provided by law, the certificate of incorporation or the bylaws, the chairman of any meeting of stockholders shall determine whether a nomination or any business proposed to be brought before the meeting was properly made and if not, to declare that such defective proposal or nomination shall not be considered.

All stockholder resolutions or business proposed must not be:

•

if passed, ineffective (whether by reason of inconsistency with any enactment or the New Articles);

•

defamatory of any person; or

•

frivolous or vexatious.

Directors of Cardtronics plc that are proposed to be elected at a stockholder meeting generally must be elected individually pursuant to separate proposals at the meeting. More than one director cannot be elected under the same stockholder proposal.

The New Articles generally continue Cardtronics Delaware's current mechanism for nominating directors, subject to certain threshold requirements set forth above.

Under the New Articles and except as otherwise provided by law, the chairman of the meeting shall determine whether a nomination or any business proposed to be brought before the meeting is made in accordance with the New Articles.

One or more stockholders holding at least 5% of the paid-up share capital of Cardtronics plc carrying the right to vote at a general meeting, or at least 100 stockholders (and/or beneficial owners of shares) who have a right to vote and hold (on average) at least £100 per stockholder of paid-up share capital, can require Cardtronics plc to circulate to stockholders a statement of up to 1,000 words relating to a matter referred to in a proposed resolution or any other business matter to be dealt with in any type of general meeting. The request must be received at least one week before the meeting to which it relates. If so requested, Cardtronics plc is required to circulate a statement in the same manner and at the same time (or as soon as reasonably practical thereafter) as the notice of the relevant general meeting.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Sources and Payment of Dividends
Sources of Dividends
Under Delaware law, subject to any restriction in the corporation's certificate of incorporation, the board of directors may declare and pay dividends out of:

•

surplus of the corporation, which is defined as net assets less statutory capital; or

•

if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the outstanding stock of all classes having preference upon the distribution of assets, the board of directors may not declare and pay dividends out of the corporation's net profits until the deficiency in the capital has been repaired.

Cardtronics plc may pay dividends on its shares only out of profits available for distribution, which are accumulated, realized profits (so far as not previously utilized by distribution or capitalization) less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital).

In addition, under English law, Cardtronics plc will only be permitted to make a distribution if, at the time, the amount of its net assets is not less than the aggregate of its issued and paid-up share capital and undistributable reserves, and to the extent that the distribution does not reduce the net assets below such aggregate.

Declaration of Dividends
Cardtronics Delaware's bylaws do not prohibit our Board from declaring dividends from time to time out of any funds legally available therefor.
The New Articles authorize the Cardtronics plc board of directors to declare dividends if it considers that the financial position of Cardtronics plc justifies such payment.

The New Articles provide that dividends may be paid in cash or in property, paid-up shares or debentures of another company.

The New Articles provide that shares held by or for the benefit of subsidiaries of Cardtronics plc will not be entitled to dividends, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.

Record Date
Cardtronics Delaware's bylaws provide that for dividends and other matters, the record date must be set not more than 60 days prior to such action.
The New Articles provide that, subject to certain restrictions, the Cardtronics plc board of directors may set the record date for a dividend or other distribution, provided the date is not more than 60 days before the date of declaration of the dividend.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Purchase and Redemption of Stock
Purchase and Redemption of Stock, Generally
Under Delaware law, a corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation shall:

•

purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced;

•

purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or

•

redeem any of its shares unless their redemption is authorized by a subsection of the DGCL and then only in accordance with such section and the certificate of incorporation.

The New Articles provide that Cardtronics plc may purchase its own shares, which, if purchased "off market," requires approval of the stockholders by ordinary resolution, and redeem outstanding redeemable shares. Immediately prior to the effective time of the Merger, the current stockholder of Cardtronics plc is expected to pass an ordinary resolution, which would authorize the repurchase of up to [ ]% per annum of the issued share capital as of the beginning of each fiscal year for a five year period (subject to an overall aggregate maximum number of shares to be set forth in the special resolution). Stockholder approval would be necessary no less frequently than every five years to renew this authorization.

Cardtronics plc may redeem or purchase shares only if the shares are fully paid and only out of:

•

distributable reserves; or

•

the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

Under English law, any shares (other than treasury shares which may be temporarily held for resale) purchased by Cardtronics plc must then be cancelled (and cannot be resold by the company).

Under Delaware law, a corporation has a right to resell any of its shares theretofore purchased or redeemed out of surplus and which have not been retired, for such consideration as shall be fixed by the board of directors.
Voting Treasury Stock

Under Delaware law, shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, are neither entitled to vote nor counted for quorum purposes. However, a corporation has a right to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Under Delaware law, shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

Under English law, any shares held by a subsidiary of Cardtronics plc may not be voted or counted for determining quorum.

Any redeemable shares which are redeemed by Cardtronics plc may either be cancelled or held in treasury if they will be purchased out of distributable reserves. Pending redemption such shares could be voted and deemed issued for the purpose of determining the total number of shares entitled to vote on any such matter unless the terms of issue provide otherwise.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Cardtronics Delaware's bylaws provide that the corporation shall not vote, directly or indirectly, shares of stock owned by it and such shares shall not be counted for quorum purposes.
Meetings of Stockholders
Meetings, Generally

Cardtronics Delaware's bylaws provide that all meetings of stockholders are to be held at any place designated by our Board. Also, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 and not more than 60 days before the date of the meeting.
The New Articles provide that the Cardtronics plc board of directors, chairman, chief executive officer, president or secretary may convene general meetings of the stockholders at any place they so designate.

The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be dealt with. The general meeting may be within or outside the U.K.

Cardtronics plc must hold its annual general meeting within six months from the day following the end of its fiscal year.

Under English law, an annual general meeting must be called by at least 21 clear days' notice. It is possible to extend this notice period in the company's articles of association. This notice period can be shortened if all stockholders who are permitted to attend and vote agree to the shorter notice. A meeting other than the annual general meeting must be called by not less than 14 clear days' notice, but this too can be longer or shortened by agreement by consent of at least 95% of the nominal value of the stock entitled to attend and vote. The maximum notice in the New Articles is 60 clear days for both types of meeting.

Calling an Annual Meeting
Cardtronics Delaware's bylaws provide that annual meetings of stockholders may be called only on the order of our Board.	The New Articles provide that the annual general meetings of stockholders may be called only on the order of the Cardtronics plc board of directors at such times and places as it thinks fit.
Calling a Special Meeting

Cardtronics Delaware's bylaws provide that special meetings of the stockholders may be called at any time by the Chairman of the Board, by a special committee that is duly designated by our Board or by resolution adopted by the affirmative vote of the majority of our Board. Under Cardtronics Delaware's bylaws, stockholders do not have the right to call special meetings.
Under English law, one or more stockholders representing at least 5% of the paid up capital of Cardtronics plc carrying voting rights also have the right to requisition the holding of a general meeting.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Notice

Cardtronics Delaware's bylaws provide that stockholders entitled to vote at such meeting must receive notice of the meeting not less than 10 days and not more than 60 days prior to the meeting. This notice must state the place, if any, date, hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at any meeting of stockholders shall be limited to the purposes stated in the notice.
English law requires that notice of a general meeting of stockholders (other than an annual general meeting convened by the officers, which requires at least 21 clear days) must be delivered to the stockholders at least 14 clear days prior to the meeting. Under the New Articles the notice must be delivered not more than 60 clear days prior to the meeting. This notice must state the place, date and time of the meeting and the purpose or purposes for which the meeting is called. Business transacted at any general meeting of stockholders (other than an annual general meeting) shall be limited to the purposes stated in the notice.

Where the meeting is properly requisitioned by the Cardtronics plc stockholders, the Cardtronics plc board of directors must call the general meeting within 21 days, and the meeting itself must be held not more than 28 days after the date of the notice convening the meeting.

Notice periods for general meetings (other than an annual general meeting) can be shortened for public companies if stockholders holding 95% of the voting rights agree to hold the meeting at short notice. In the case of annual general meetings, all stockholders entitled to attend and vote must agree to short notice.
Appraisal Rights
To Whom are Appraisal Rights Available
Under Delaware law, stockholders of a corporation involved in a merger who hold shares of stock on the date a demand is made with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, and who have neither voted in favor of the merger or consolidation nor consented thereto in writing generally have the right to demand and receive payment in cash of the fair value of their stock as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration. However, appraisal rights are not available to holders of shares:

•

listed on a national securities exchange; or

•

held of record by more than 2,000 stockholders.

English law does not provide for "appraisal rights" similar to those rights under Delaware law. However, English law will provide for dissenter's rights which permit a stockholder to object in court to a compulsory acquisition of minority shares. Please see "Stockholders' Votes on Certain Transactions" below.

Exceptions to Appraisal Rights

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except:
• shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof;

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

•

shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders;

• cash in lieu of fractional shares of the stock or depositary receipts received; or
• any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares or fractional depositary receipts described in the foregoing.

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.
Preemptive Rights

Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation.

Cardtronics Delaware's certificate of incorporation does not grant preemptive rights to stockholders.

Under English law, unless either a special resolution to the contrary has been passed by the stockholders or there is a provision in the articles of association conferring a corresponding right, the issuance for cash of the following securities must generally be offered first to the existing ordinary stockholders in proportion to the respective nominal values of their holdings:

•

equity securities (i.e., ordinary shares, which are shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution); or

•

rights to subscribe for or convert securities into, ordinary shares.

English law permits a company's stockholders by special resolution to exclude preemptive rights for a period of up to five years if coupled with a general authorization to allot shares.
Preemptive rights do not generally apply to a company's issuance of shares in exchange for consideration other than cash.

Immediately prior to the effective time of the Merger, the current stockholder of Cardtronics plc is expected to pass a special resolution to exclude preemptive rights for a period of five years with respect to the allotment of shares up to an aggregate nominal amount of $[ ]. Stockholder approval would be necessary no less frequently than every five years to renew this authorization. Please see "Description of Ordinary Shares of Cardtronics plc—Preemptive Rights and New Issues of Shares."

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Amendment of Governing Instruments
Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires:

•

recommendation of the board of directors;

•

the affirmative vote of a majority of the outstanding stock entitled to vote; and

•

the affirmative vote of a majority of the outstanding stock of each class entitled to vote.

The provisions in the articles of association of an English public limited company are generally equivalent to the collective provisions in a certificate of incorporation and bylaws of a Delaware corporation.

Under English law, a special resolution of the stockholders is required to amend any provision of the New Articles. The Cardtronics plc board of directors does not have the power to amend the New Articles without stockholder approval.

Cardtronics Delaware's bylaws provide that the bylaws may be altered or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon. provided, however, that any proposed alteration or repeal of the bylaws inconsistent with certain sections of the bylaws by the stockholders shall require the affirmative vote of at least 66 2/3% of the stock issued and outstanding and entitled to vote thereon.

Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the bylaws of a company. Cardtronics Delaware's certificate of incorporation authorizes our Board to adopt, amend or repeal the corporation's bylaws.
Preferred Stock/Additional Shares
Cardtronics Delaware's certificate of incorporation authorizes our Board:

•

to provide for the issuance of one or more series of preferred stock;

•

to establish from time to time the number of shares to be included in such series and the designation to distinguish the shares of such series from the shares of all other series; and

•

to fix the powers, designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations and restrictions thereof.

Cardtronics Delaware currently does not have any outstanding shares of preferred stock.

Preferred shares can be issued by English companies and can provide the holders rights of priority over ordinary stockholders.

Subject to there being an unexpired authority to allot shares, the New Articles permit the Cardtronics plc board of directors to issue shares with rights to be determined by the Cardtronics plc board of directors at the time of issuance, which may include such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the Cardtronics plc board of directors may determine, including, without limitation, rights to (i) receive dividends (which may include, without limitation, rights to receive preferential or cumulative dividends), (ii) distributions made on a winding up of the Cardtronics plc and (iii) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices (subject to the U.K. Companies Act) or at such rates of exchange and with such adjustments as may be determined by the Cardtronics plc board of directors.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Stock Class Rights
Under Delaware law, any change to the rights of holders of Cardtronics Delaware's common or preferred stock would require an amendment to Cardtronics Delaware's certificate of incorporation or the applicable certificate of designation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will:

•

increase or decrease the authorized shares of the class;

•

increase or decrease the par value of the shares of the class; or

•

alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the class affected at a separate class meeting.

The New Articles provide that stockholders of the relevant class of shares can approve any amendment to their rights (where there is more than one class of shares in issue) either by:

•

consent in writing of stockholders holding at least three-fourths of the nominal amount of the issued shares of that class (excluding any shares held as treasury shares); or

•

a special resolution passed at a class meeting of the relevant class.

Stockholders' Votes on Certain Transactions
Approval of Mergers and Acquisitions Generally
Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or substantially all of a corporation's assets or dissolution requires:

•

the approval of the board of directors; and

•

approvals by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Cardtronics Delaware's certificate of incorporation does not provide for a higher vote for certain transactions than a majority vote of the stockholders.

As noted above, ordinary resolutions must be approved by at least a majority of the votes cast by stockholders. Special resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.

There is no concept of a statutory merger under English law (except where an English company merges with another company based in the European Economic Area).

Under English law and subject to applicable U.S. securities laws and NASDAQ rules and regulations, as a general matter unless Cardtronics plc proposes to issue 20% or more of its Ordinary Shares of Cardtronics plc in the transaction, where Cardtronics plc proposes to acquire another company, approval of Cardtronics plc's stockholders is not required.

Under English law, where another company proposes to acquire Cardtronics plc, the requirement for the approval of the Cardtronics plc stockholders depends on the method of acquisition.

Under English law, schemes of arrangement are arrangements or compromises between a company and any class of stockholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the U.S.). Such arrangements require the approval of (i) a majority in number of stockholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or stockholders or class of stockholders present and voting either in person or by proxy at an annual meeting convened by order of the court and (ii) the English court.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

Once approved, sanctioned and becoming effective, all stockholders and creditors of the relevant class are bound by the terms of the scheme, and a dissenting stockholder would have no rights comparable to appraisal rights provided under Delaware law.

A dissenting stockholder may object to the transfer on the basis that the bidder is not entitled to acquire shares or to specify terms of acquisition different from those in the offer by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.

Under the U.K. Companies Act, if an offeror were to acquire or unconditionally contract to acquire 90% of the shares to which the offer relates and 90% of the voting rights attached to those shares, then, within three months of the last day on which its offer can be accepted, it could compulsorily acquire the remaining 10%. It would do so by sending a notice to outstanding stockholders telling them that it will compulsorily acquire their shares and then, six weeks later, it would execute a transfer of the issued shares in its favor and pay the consideration to Cardtronics plc, which would hold the consideration in trust for outstanding stockholders. The consideration offered to the stockholders whose shares are compulsorily acquired must, in general, be the same as the consideration that was available under the takeover offer. Please see "Description of Ordinary Shares of Cardtronics plc—Squeeze-Out & Sell-Out Provisions."

A minority stockholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer. Please see "Description of Ordinary Shares of Cardtronics plc—Squeeze-Out & Sell-Out Provisions."

Related Party Transactions
Under the rules of NASDAQ, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to:

•

a director, officer or substantial security holder of the company, referred to as a "related party";

•

a subsidiary, affiliate or other closely-related person of a related party; or

•

any company or entity in which a related party has a substantial direct or indirect interest,

Cardtronics plc will be subject to the rules of NASDAQ regarding related party transactions.

Under English law, certain transactions between a director and a related company of which he or she is a director are prohibited unless approved by the stockholders, such as loans, credit transactions and substantial property transactions.

if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

However, if the related party involved in the transaction is classified as such solely because such person is a substantial security holder, and if the issuance relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock, then stockholder approval will not be required unless the number of shares of common stock to be issued, or unless the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance.
Loans to directors and executive officers are prohibited under U.S. securities laws.
Greater than 20% Change in Ordinary Shares of Cardtronics plc or Voting Power
Under the rules of NASDAQ, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if:

•

the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

•

the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Cardtronics plc will continue to be subject to the rules of NASDAQ regarding the issuances of shares representing 20% or more of its issued share capital.
Rights of Inspection
Rights of Inspection Generally
Delaware law allows any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:

•

the corporation's stock ledger, a list of its stockholders, and its other books and records; and

•

a subsidiary's books and records, to the extent that:

o

the corporation has actual possession and control of such records of such subsidiary; or

o

the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (i) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the

Generally, the register of Cardtronics plc stockholders may be inspected at any time (i) for free, by its stockholders, and (ii) for a fee by any other person.

The inspecting stockholder has to show he or she has a proper purpose in inspecting the register and has to provide certain explanatory information to the company. Documents may be copied for a fee.

The service contracts, if any, of Cardtronics plc's directors can be inspected without charge and during business hours. In this and certain other contexts under applicable English law, a "director" includes certain executive officers and a "service contract" includes any contract under which such a director or executive officer undertakes personally to provide services to the company or a subsidiary company, whether in that person's capacity as a director, an executive officer or otherwise.

The Cardtronics plc stockholders may also inspect,

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

subsidiary and a person or persons not affiliated with the corporation; and (ii) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

without charge and during business hours, the minutes of meetings of the stockholders for the previous 10 years and obtain copies of the minutes for a fee.

In addition, the published annual accounts of Cardtronics plc are required to be available for stockholders at a general meeting and a stockholder is entitled to a copy of these accounts. The accounts must also be made available on Cardtronics plc's website and remain available until the accounts for the next financial year are placed on the website.

Under English law, the stockholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Stockholder List

Cardtronics Delaware's bylaws state that a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the stockholder meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, on a reasonably accessible electronic network. The list shall also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.	The New Articles permit stockholders to examine a complete list of stockholders for 10 days prior to, and at, a stockholder meeting.
Standard of Conduct for Directors

Delaware law does not contain any specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of our Board is thus determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith, on an informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

Cardtronics Delaware's bylaws state that the number of directors of the corporation shall be fixed from time to time by resolution adopted by our Board. Our Board currently consists of nine director positions with one vacancy, and one of the directors is an executive officer of Cardtronics Delaware.

English law imposes certain specific obligations on the directors of Cardtronics plc. In addition to certain common law and equitable principles, there are statutory director duties, including seven codified duties as follows:

•

to act in a way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its stockholders as a whole;

•

to act in accordance with the company's constitution and exercise powers only for the purposes for which they are conferred;

•

to exercise independent judgment;

•

to exercise reasonable care, skill and diligence;

•

to avoid conflicts of interest;

•

not to accept benefits from third parties; and

•

to declare an interest in a proposed transaction with the company.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

The New Articles state that the number of directors of the company shall be fixed from time to time by resolution adopted by the Cardtronics plc board of directors (but must not be less than three and not more than such number determined by the Cardtronics plc board of directors). The initial number of directors will be eight with one vacancy.
Classification of our Board of Directors

Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.

Cardtronics Delaware's bylaws provide that our Board will be divided into three classes of directors, each class is elected to serve for a term of three years, with the term of only one class expiring every year.

English law permits a company to provide for terms of different length for its directors.

The New Articles provide that the Cardtronics plc board of directors will be divided into three classes of directors, and each class is elected to serve for a term of three years, with the term of only one class expiring every year.

Removal of Directors
Delaware law provides that a director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, except that:

•

members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

•

directors may not be removed in certain situations in the case of a corporation having cumulative voting.

Under Cardtronics Delaware's certificate of incorporation and bylaws, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding capital stock of the corporation entitled to vote generally in the election of directors.

Under English law, stockholders may remove a director without cause by ordinary resolution, irrespective of any provisions in the company's articles of association, provided that 28 clear days' notice of the resolution is given to the company.

The director has a right to protest his or her removal and is entitled to be heard on the resolution at the meeting. Provided the right is not abused, a director is entitled to make written representations (not exceeding reasonable length), which the company must circulate to stockholders, as to why he or she should not be removed.

Vacancies on our Board of Directors
Vacancies, Generally

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, (i) vacancies on a board of directors and (ii) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
The New Articles provide that any vacancy on the board that occurs or is created, whether arising through death, resignation, retirement or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors, whether or not a quorum, or by a sole remaining director. If there are, however, no directors in office, the chief executive officer, the secretary or stockholder may convene a general meeting for the purpose of appointing directors.

Stockholders also have a right to propose directors for appointment at a general meeting convened by the Cardtronics plc board of directors for such purpose, provided the stockholder(s) comply with the relevant procedural requirements. Please see "Stockholder Proposals and Stockholder Nominations of Directors" and "Meetings of Stockholders" above.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Cardtronics Delaware's bylaws provide that (i) any vacancies on our Board or (ii) newly created directorships may be filled only by a majority of the directors then in office, although less than a quorum, or a sole remaining director.
Term of Service After Appointment to Fill a Vacancy

Cardtronics Delaware's bylaws provide that any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.
The New Articles provide that any director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was appointed. In the event such term extends beyond the next annual general meeting of stockholders for which a definitive proxy statement has not been filed at the time of the appointment, the director or directors so appointed shall be named and described in the next definitive annual general meeting proxy statement and shall stand for election for the remaining portion of the term of office at the annual general meeting of stockholders subject to said proxy statement.
Impact on Classification of our Board

Cardtronics Delaware's certificate of incorporation and bylaws also provide that in the event of any change in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by our Board among the classes of directors so as to maintain such classes as nearly equal as possible.	The New Articles provide for the same apportionment among the classes of directors where numerically possible.
Liability of Directors and Officers
Delaware law permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of his or her duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability.

Stockholders can ratify by ordinary resolution a director's or certain officer's conduct amounting to negligence, default, breach of duty or breach of trust in relation to the company.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
• any transaction from which he or she derives an improper personal benefit.

Cardtronics Delaware's certificate of incorporation provides that a director of the company will not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a director will be liable (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.
Indemnification of Directors and Officers
Delaware law provides that a corporation may indemnify a person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding on account of being a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

•

acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•

in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Cardtronics Delaware's bylaws provide that the company will indemnify, to the fullest extent permitted by Delaware law, members of our Board and officers of the company from and against all expenses, liabilities or losses reasonably incurred or suffered. Further, the company may purchase and maintain insurance to effect indemnification.

Subject to exceptions, English law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to:

•

Purchase and maintain director and officer insurance, or "D&O Insurance" against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. However, D&O Insurance will not cover losses incurred in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offences or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true.

•

Provide a qualifying third-party indemnity provision ("QTPIP"). This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings and penalties imposed by regulatory bodies). Cardtronics plc can therefore indemnify directors and certain officers against such third-party actions as class actions or actions following mergers and acquisitions or share issuances.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

•

Indemnify a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company.

The New Articles include a provision requiring Cardtronics plc to indemnify to any extent permitted by law any person who is or was a director or officer of Cardtronics plc, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of Cardtronics plc as a director or officers of another organization or trustee of any employee benefit plan, directly or indirectly (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to Cardtronics plc, any associated company or such other organization or employee benefit plan, where the basis of such proceeding is in his official capacity as a director or officer or trustee while serving or having agreed to serve as a director or officer or trustee. The New Articles go on to state that where a person is so indemnified, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by him or her.

In addition to the provisions of the New Articles, it is common to set out the terms of the QTPIP in the form of a deed of indemnity between the company and the relevant director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under English law. We expect to enter into new indemnification agreements and deeds of indemnity with directors, executive officers and certain other officers and employees (including directors, officers and employees of subsidiaries and other affiliates). Please see "Proposal 1: Approval of the Adoption of the Merger Agreement—Interests of Directors and Executive Officers in the Merger; Additional Agreements."

Cardtronics plc will be required to disclose in its annual directors' report any QTPIP in force at any point during the relevant financial year or in force when the directors' report is approved. A copy of the indemnity or, if it is not in writing, a memorandum setting out its terms must be open to inspection during the life of the indemnity and for a period of one year from the date of its termination or expiration. Any stockholder may inspect the indemnity, or memorandum, without charge or may request a copy on payment of a fee.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Stockholders' Suits
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff's shares thereafter devolved on the plaintiff by operation of law; and

o

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors; or

o

state the reasons for the plaintiff's failure to obtain the action or for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

While English law only permits a stockholder to initiate a lawsuit on behalf of the company in limited circumstances, it does permit a stockholder whose name is on the register of stockholders of Cardtronics plc to apply for a court order:

•

when Cardtronics plc's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some stockholders, including the stockholder making the claim; or

•

when any act or omission of Cardtronics plc is or would be so prejudicial.

The New Articles provide that the courts of England and Wales will have exclusive jurisdiction with respect to any suits brought by stockholders against Cardtronics plc, its directors, the board, officers, employees or stockholders individually.

An individual may also commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.
Share Acquisitions

Section 203 of the Delaware General Corporation Law prohibits certain "business combinations" with interested stockholders. A corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:	No comparable provision.
• prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders

•

at or subsequent to such time the business combination was approved by the board of directors and authorized at a special or annual meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Mandatory Offer
No comparable provision.
If Proposal 2 is approved, then, except with the consent of the Cardtronics plc board of directors, a stockholder would not be able to acquire a 30% shareholding (either alone or, as the board may determine, with others acting in concert with such person) in Cardtronics plc or more without making an offer for all of the other issued shares. Please see "Proposal 2: Approval of Mandatory Offer Provisions," "Description of Ordinary Shares of Cardtronics plc—Mandatory Offers" and the New Articles in Annex B.
Anti-Takeover Matters
A Delaware court will generally uphold board of director decisions to adopt anti-takeover measures, such as stockholder rights plans, in the face of a potential takeover where the directors are able to show that:

•

they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

•

the board action taken was reasonable in relation to the threat posed.

English law does not expressly prohibit anti-takeover measures, such as stockholder rights plans. The New Articles provide that the Cardtronics plc board of directors may adopt a stockholder rights plan at any time, subject to compliance with their fiduciary duties. Please see "Description of Ordinary Shares of Cardtronics plc—Anti-Takeover Provisions."

Disclosure of Interests
Certain acquisitions of Cardtronics Delaware stock may require disclosure under the Exchange Act on Schedule 13D. Some acquisitions, however, may qualify for a short-form disclosure on Schedule 13G. Generally, an acquisition of more than a 5% interest in a U.S. publicly-held issuer by:

•

certain types of persons, including a broker-dealer, a bank, an insurance company, an investment company and an investment adviser; or

•

a "passive investor" who is not seeking to acquire or influence control of the issuer, so long as the investor owns less than 20% of the class of stock it is acquiring;

may be disclosed on a Schedule 13G.

A buyer who files a Schedule 13G must amend it periodically: (i) to report any change in the information previously reported; or (ii) if it acquires more than 10% of the class of stock and, thereafter, if it undergoes any change in ownership of 5% or more of the class of stock.

After the effective time of the Merger, the Schedule 13D and Schedule 13G reporting regime will continue to apply to Cardtronics plc as it will have its shares registered under Section 12 of the Exchange Act.

In addition, English law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years of such notice in writing, interested in its issued voting share capital to:

•

confirm whether this is or is not the case; and

•

if this is the case, to provide further information that it requires relating to his or her interest and any other interest in the company's shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws

Cardtronics Delaware is a U.S. company incorporated under the laws of Delaware and has substantial assets located in the U.S. As a result, investors generally can initiate lawsuits in the U.S. against Cardtronics Delaware and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.
As a company listed on NASDAQ, Cardtronics plc and its directors and officers will be subject to U.S. federal securities laws, and investors could initiate civil lawsuits in the U.S. against Cardtronics plc for breaches of the U.S. federal securities laws.

Because Cardtronics plc will be a public limited company incorporated under English law after the effective time of the Merger, investors could experience more difficulty enforcing judgments obtained against Cardtronics plc in U.S. courts than would currently be the case for U.S. judgments obtained against Cardtronics Delaware. In addition, it may be more difficult (or impossible) to bring some types of claims against Cardtronics plc in courts sitting in England than it would be to bring similar claims against a U.S. company in a U.S. court. In addition, the New Articles will provide that English courts have exclusive jurisdiction with respect to any suits brought by stockholders against Cardtronics plc, its directors, the board, officers, employees or stockholders individually.

A judgment obtained against Cardtronics plc from a U.S. court will not be recognized by the English courts but an action may be commenced in the English courts for an amount due under a judgment given by the U.S. courts if that judgment is (i) for a debt or definite sum of money; (ii) final and conclusive; and (iii) not of a penalty or revenue nature. A judgment may be impeached by showing that: (i) the court in question did not, in the circumstances of the case, and in accordance with the English rules of private international law, have jurisdiction to give that judgment; (ii) the judgment was obtained through fraud; (iii) the enforcement of the judgment would be contrary to the public policy of the U.K.; or (iv) the proceedings in which the judgment was obtained were opposed to the rules of natural justice.

Cardtronics plc and its directors and officers may be subject to criminal penalties in the U.S. arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties in the U.K. unless the criminal laws of the U.K. were violated.

A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in the English courts on public policy grounds and a prosecution brought before the English courts under U.S. federal securities laws might not be permitted on public policy grounds.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Short Swing Profits

Directors and officers of Cardtronics Delaware are governed by rules under the Exchange Act that may require directors and officers to forfeit to Cardtronics Delaware any "short swing" profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of Cardtronics Delaware equity securities.
As a company listed on NASDAQ and subject to the Exchange Act, directors and officers of Cardtronics plc would continue to be subject to the U.S. securities laws, including the prohibitions on "short swing" trading.
Proxy Statements and Reports
Proxy Statements Generally
Under the Exchange Act proxy rules, Cardtronics Delaware must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.	The Exchange Act proxy rules will continue to apply to Cardtronics plc, unless there are further changes as described in "Effect of the Merger on Potential Future Status as a Foreign Private Issuer."
English law does not have specific proxy solicitation legislation, but approaches to stockholders may need to comply with the U.K. Financial Services and Markets Act 2000.
Voting by Proxy

Cardtronics Delaware's bylaws provide that each stockholder is entitled to vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
The New Articles provide that each stockholder is entitled to vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period.
Cardtronics plc may provide means, including via the Internet or by means of a telephonically communicated datagram, for the receipt of any document or information relating to proxies.
Approval of Director Compensation

Cardtronics Delaware's stockholders generally do not have the right to approve directors' compensation. However, Cardtronics Delaware is subject to SEC reporting requirements for director and executive officer compensation and stockholder non-binding advisory votes to approve named executive officer compensation and to determine the frequency of such non-binding advisory votes.
As Cardtronics plc will trade on NASDAQ, Cardtronics plc will be required to prepare and submit to stockholders a directors' remuneration report every year at the annual general meeting for a non-binding advisory vote. Every three years, or if stockholders did not approve the previous year's remuneration report, Cardtronics plc must submit a remuneration policy to its stockholders for approval by simple majority in a binding vote.

Cardtronics plc will also remain subject to SEC reporting requirements for director and executive officer compensation and stockholder non-binding advisory votes to approve named executive officer compensation and to determine the frequency of such non-binding advisory votes.

English law requires, in the case of officers who are also considered directors under English law, that employment agreements with a guaranteed term of more than two years be subject to a prior approval of stockholders at a general meeting.

Provisions Currently Applicable to Cardtronics Delaware Stockholders	Provisions Applicable to Cardtronics plc Stockholders
Approval of Auditors

Cardtronics Delaware's stockholders do not have the right to appoint the company's auditors. However, Cardtronics Delaware typically includes in its proxy statement a stockholder proposal to ratify the appointment of its auditors.
Under English law, Cardtronics plc's stockholders approve the company's auditors each year. In addition, the company's annual financial statements, which must, to the satisfaction of the Cardtronics plc board of directors, provide a "true and fair view" of the assets, liabilities, financial position and profit or loss of Cardtronics plc and the consolidated group, must be presented to the stockholders at a general meeting but are not required to be approved by the stockholders.
Notice

Cardtronics Delaware's bylaws provide that whenever notice is required to be given to any stockholder, such notice may be given in writing, by mail, addressed to such stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the U.S. mail. In addition, any notice to stockholders may be given by electronic transmission in the manner provided in DGCL.

The New Articles provide that whenever notice is required to be given to any stockholder, such notice may be given in writing:

•

personally;

•

by mail, addressed to such stockholder, at his or her registered address with postage thereon prepaid;

•

by hand at the stockholder's registered address;

•

by sending it in electronic form (if the stockholder has so agreed); or

•

in certain circumstances, by making the notice available on a website.

Reporting Requirements
As a U.S. public company, Cardtronics Delaware must file (or furnish, as applicable) with the SEC, among other reports and notices:

•

an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

•

a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending; and

•

Current Reports on Form 8-K within four business days, unless otherwise specified, after the occurrence of certain important corporate events.

Cardtronics plc will be considered a successor issuer to Cardtronics Delaware and would be listed and traded on NASDAQ. As such, Cardtronics plc would remain subject to U.S. securities laws and these reporting requirements. Cardtronics plc would not be subject to the reporting obligations of companies listed on the London Stock Exchange or on any other securities exchange.

* * *

Recommendation and Required Vote

        The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the proposal to adopt the Merger Agreement. Our Board believes that the Merger, to be effected by the Merger Agreement, is advisable and in the best interests of Cardtronics Delaware and our stockholders. ACCORDINGLY, OUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE MERGER AGREEMENT.

        If this Proposal 1 to approve the adoption of the Merger Agreement is not approved, we will not present Proposal 2 (Mandatory Offer Provisions) for a vote at the Special Meeting.

PROPOSAL 2:
APPROVAL OF MANDATORY OFFER PROVISIONS

        The following includes a brief summary of the material parts of the Mandatory Offer Provisions and which are proposed to be adopted immediately prior to the completion of the Merger, a copy of which is substantially in the form attached to this proxy statement/prospectus as Annex B and incorporated by reference into this proxy statement/prospectus. The Mandatory Offer Provisions are indicated in the New Articles by the use of brackets and bold lettering. We encourage you to read the New Articles in their entirety. In the event of any discrepancy between the Mandatory Offer Provisions in the New Articles and the following summary, the New Articles will control.

Non-Applicability of the Takeover Code

        In the U.K., takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel. An English public limited company is potentially subject to the Takeover Code if, among other factors, its central place of management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company's directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Cardtronics plc's current and intended plans for its directors and management and for purposes of the Takeover Code, Cardtronics plc will be considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code should not apply to Cardtronics plc. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to Cardtronics plc.

Providing Stockholders some Protections of Mandatory Offer Provisions Substantially Similar to the Takeover Code

        Although Cardtronics plc is not expected to be subject to the Takeover Code, our Board recognizes the importance of certain of the protections afforded to stockholders of U.K. public companies, which are included in the Takeover Code, and has recommended that the New Articles include some substantially similar protections. These provisions are summarized in the following paragraph and seek to regulate certain acquisitions of interests in the shares of Cardtronics plc. However, these provisions do not provide all of the protections provided by the Takeover Code.

        Under the proposed Mandatory Offer Provisions, which are intended to be substantially similar to Rule 9 of the Takeover Code, a person must not:

  •
  whether acting alone or with others acting in concert with such person, acquire an interest in shares (as defined in the Takeover Code) whether by a single transaction or a series of transactions over a period of time which, when taken together with any interest in shares already held by that person or any interest in shares held or acquired by others acting in concert with such person, in aggregate carry 30% or more of the voting rights in Cardtronics plc; or

  •
  whether acting alone or with others acting in concert with such person, while interested in shares which in aggregate carry not less than 30% but not more than 50% of the voting rights of Cardtronics plc, acquire any further shares, except, in either case, with the consent of the Cardtronics plc board of directors or where such person makes a mandatory offer to all other Cardtronics plc stockholders. Any such mandatory offer must be unconditional, be in cash or be accompanied by a cash alternative and be at the highest price paid by such person required to make the mandatory offer, or any other acting in concert with such person, for any interest in shares in Cardtronics plc during the 12 months.

        As set out in Article 144 of the New Articles, if approved, the Cardtronics plc board of directors would have various powers to enforce these provisions including disenfranchisement (as regards voting and entitlement to dividends).

        The mandatory offer provisions of the Takeover Code were adopted with the philosophy that if effective control of a public company were obtained by the acquisition of shares by a person or group acting in concert, the principle of equality of treatment for stockholders would require that all stockholders should have the opportunity to obtain the price paid per share by those acquiring effective control and to liquidate their investment if they so desire. The ability of stockholders to retain their shares upon completion of a mandatory offer may depend on whether the offeror subsequently causes Cardtronics plc to propose a court-approved scheme of arrangement that would compel minority stockholders to accept the offer or, if the offeror has acquired at least 90% of the relevant shares, the offeror requires minority stockholders to accept the offer under the "squeeze-out" provisions described in "Description of Ordinary Shares of Cardtronics plc—Squeeze-Out & Sell-Out Provisions." In the U.K., the 30% threshold is generally believed to be appropriate as it represents the point at which it is considered that, taking into account typical voting patterns for U.K. public companies subject to the Takeover Code, a stockholder may commonly be reasonably likely to be able to cause ordinary resolutions to be passed. The same or similar thresholds apply in all other European Union countries. Our Board believes that, as an English company, our stockholders should have the benefit of the protections of the Mandatory Offer Provisions, which are intended to be substantially similar to those under the Takeover Code. These provisions could have the effect of discouraging the acquisition and holding of interests of 30% or more of the voting rights and encouraging those stockholders who may be acting in concert with respect to the acquisition of shares to consult with the Cardtronics plc board of directors before effecting any additional purchases.

* * *

Recommendation and Required Vote

        The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required to approve the Mandatory Offer Provisions. Our Board believes that the Mandatory Offer Provisions are advisable and in the best interests of Cardtronics Delaware and our stockholders. ACCORDINGLY, OUR BOARD HAS UNANIMOUSLY APPROVED THE MANDATORY OFFER PROVISIONS. OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MANDATORY OFFER PROVISIONS.

        The proposal to approve the Mandatory Offer Provisions will not be presented at the Special Meeting if "Proposal 1: Approval of the Adoption of the Merger Agreement" is not approved by the requisite vote of our stockholders. The approval of Proposal 2 is not a condition to the approval of Proposal 1. If Proposal 2 is not approved by our stockholders, the Mandatory Offer Provisions described above and set forth in Annex B will not be included in the New Articles upon the completion of the Merger.

 PROPOSAL 3:
ADJOURNMENT OF SPECIAL MEETING

        At the Special Meeting, stockholders will vote on, if made, a motion to adjourn the Special Meeting to another time and or place if necessary or as appropriate to (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement, (ii) to provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting.

        In this proposal, you are being asked to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting one or more times for the purposes described above. If Cardtronics Delaware's stockholders approve the adjournment proposal, Cardtronics Delaware could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy. Among other things, approval of the adjournment proposal could mean that, even if Cardtronics Delaware has received proxies representing a sufficient number of votes against the approval of Proposal 1 such that the proposal would be defeated, Cardtronics Delaware could adjourn the Special Meeting without a vote on Proposal 1 and seek to obtain sufficient votes in favor of approval of Proposal 1 to obtain approval of that proposal.

* * *

Recommendation and Required Vote

        The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required to approve this proposal. Our Board believes that the adjournment proposal is advisable and in the best interests of Cardtronics Delaware and our stockholders. ACCORDINGLY, OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

 STOCK OWNERSHIP MATTERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 4, 2016 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and director nominees;

  •
  each of our Named Executive Officers; and

  •
  all directors and executive officers as a group.

        Footnote 1 to the following table provides a brief explanation of what is meant by the term "beneficial ownership." The number of shares of common stock and the percentages of beneficial ownership are based on 45,220,304 shares of common stock outstanding as of April 4, 2016, and the number of shares owned and acquirable within 60 days of April 4, 2016 by the named person assuming no other person exercised options, with the exception of the amounts reported in filings on Schedule 13D and 13G, which amounts are based on holdings as of December 31, 2015, or as otherwise disclosed in such filings.

        To our knowledge and except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them.

Name and Address of Beneficial Owners(1)(2)	Shares Beneficially Owned(3)		Percent of Shares Beneficially Owned
5% Stockholders:
Wellington Management Group LLP(4)	4,519,035		10.0%
BlackRock, Inc.(5)	4,203,848		9.3%
The Vanguard Group, Inc.(6)	3,543,386		7.8%
FMR LLC(7)	2,520,070		5.6%
Westwood Management Corp.(8)	2,396,915		5.3%
Directors and Named Executive Officers:
Steven A. Rathgaber	291,350		*
J. Chris Brewster	72,494		*
David W. Dove	57,532		*
Jorge M. Diaz	39,215		*
P. Michael McCarthy	32,898		*
Dennis F. Lynch	28,628	(9)	*
Mark Rossi	24,747		*
G. Patrick Phillips	22,735		*
Juli C. Spottiswood	15,445		*
Jonathan Simpson-Dent	14,746		*
J. Tim Arnoult	11,648		*
Julie Gardner	6,570		*
All directors and executive officers as a group (17 persons)	691,954		1.5%

*
Less than 1.0% of our outstanding common stock

(1)
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of April 4, 2016, and RSUs that are currently vested or will be vested within 60 days of April 4, 2016. Shares issuable pursuant to options and RSUs are deemed outstanding for computing the percentage of the person holding such options or RSUs but are not deemed outstanding for computing the percentage of any other person.

(2)
The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042. The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The address of Westwood Management Corp. is 200 Crescent Court, Suite 1200, Dallas, Texas 75201.

(3)
Amounts shown include common stock and restricted stock awards beneficially owned. There are no RSUs that will vest within 60 days of April 4, 2016 or exercisable options or unvested options that will vest within 60 days of April 4, 2016.

(4)
As reported on Schedule 13G, dated as of December 31, 2015 and filed with the SEC on January 11, 2016 by Wellington Management Group LLP ("Wellington Management"), these shares are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Wellington Management has shared voting power over 2,950,176 shares and shared dispositive power over 4,519,035 shares.

(5)
As reported on Schedule 13G/A, dated as of December 31, 2015 and filed with the SEC on February 10, 2016, BlackRock, Inc. has sole voting power over 4,107,446 shares and sole dispositive power over 4,203,848 shares.

(6)
As reported on Schedule 13G/A, dated as of December 31, 2015 and filed with the SEC on February 10, 2016, The Vanguard Group, Inc. has sole voting power over 98,611 shares, sole dispositive power over 3,444,675 shares, shared dispositive power over 98,711 shares and shared voting power over 2,900 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 95,811 of such shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,700 shares as a result of its serving as investment manager of Australian investment offerings.

(7)
As reported on Schedule 13G, dated as of December 31, 2015 and filed with the SEC on February 12, 2016, FMR LLC has sole voting power over 42,570 shares and sole dispositive power over 2,520,070 shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds'

  Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(8)
As reported on Schedule 13G, dated as of December 31, 2015 and filed with the SEC on February 16, 2016, Westwood Management Corp. has sole voting power over 2,127,105 shares, shared voting power over 57,110 shares, and sole dispositive power over 2,396,915 shares.

(9)
Of the shares reported as beneficially owned by Mr. Lynch, 3,269 of such shares are held in trust by Cardtronics, Inc. pursuant to our nonqualified deferred compensation program.

PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

        Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 annual meeting of stockholders (the "2017 Annual Meeting") may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 20, 2016.

        If stockholders approve the adoption of the Merger Agreement and the Merger is effected, stockholders that desire to bring a matter before an annual general meeting that is submitted outside the process of Rule 14a-8 must follow the procedures set forth in our New Articles following the Merger. A copy of our New Articles is attached to this proxy statement/prospectus as Annex B. Pursuant to our New Articles, stockholder proposals submitted outside the process of Rule 14a-8 must be delivered to or mailed and received by our Corporate Secretary at the principal executive office of Cardtronics plc no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year's annual general meeting. In other words, such proposals or nominations submitted pursuant to the provisions of the New Articles for our 2017 Annual Meeting must be received no earlier than February 2, 2017 and no later than the close of business on March 4, 2017.

        If the stockholders do not approve the adoption of the Merger Agreement or the Merger is not effected, stockholders that desire to propose any business at an annual meeting, including for a nomination of persons for election to our Board, must follow the procedures of Cardtronics Delaware's bylaws. Under our bylaws, a stockholder making a nomination for election to our Board or a proposal of business must deliver proper notice to our Corporate Secretary at least 120 days prior to the anniversary date of the 2016 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2017 Annual Meeting, it should be properly submitted to our Corporate Secretary no later than February 2, 2017.

        If a stockholder provides notice for a proposal of business to be considered at an annual meeting in accordance with our bylaws, the notice must include the following information:

  •
  a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

  •
  the stockholder's name and address as they appear on our books;

  •
  the number and class of all shares of each class of our stock owned of record and beneficially by the stockholder;

  •
  any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable;

  •
  in the case of a Nominee Holder (as defined in our bylaws), evidence establishing the Nominee Holder's indirect ownership of stock and entitlement to vote the stock on the matter proposed at the meeting; and

  •
  any other information that is required to be provided by stockholder pursuant to Regulation 14A under the Exchange Act in the stockholder's capacity as a proponent to a stockholder proposal.

        Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2017 Annual Meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 5, 2017, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 5, 2017, and the matter nonetheless is permitted to be presented at the 2017 Annual Meeting, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.

        We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

EXPERTS

        The consolidated financial statements of Cardtronics, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference in this proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in this proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states Cardtronics, Inc. acquired Columbus Data Services, L.L.C. ("CDS") during 2015, and management excluded from its assessment of the effectiveness of Cardtronics, Inc.'s internal control over financial reporting, as of December 31, 2015, CDS' internal control over financial reporting associated with approximately 10% of total assets (of which 6% represents goodwill and intangibles included within the scope of the assessment) and total revenues of 1% included in the consolidated financial statements of Cardtronics, Inc. as of and for the year ended December 31, 2015. The audit of internal control over financial reporting of Cardtronics, Inc. also excluded an evaluation of the internal control over financial reporting of CDS.

LEGAL MATTERS

        Baker & McKenzie LLP has advised us in connection with certain U.S. legal matters with respect to the Merger and Baker & McKenzie LLP (U.K.) has advised us in connection with certain U.K. legal matters with respect to the Merger.

WHERE YOU CAN FIND MORE INFORMATION

        Cardtronics Delaware is subject to the informational requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Cardtronics Delaware's SEC filings also are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        Cardtronics plc has filed a Registration Statement on Form S-4 with the SEC to register its Ordinary Shares of Cardtronics plc in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Cardtronics plc under applicable U.S. securities laws in addition to being the proxy statement of Cardtronics Delaware for the Special Meeting. This proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the EU Prospectus Directive, the EU Prospectus Regulation and/or the U.K. Financial Conduct Authority's Prospectus Rules.

        In addition to the information set forth in this proxy statement/prospectus, SEC rules allow Cardtronics Delaware and Cardtronics plc to "incorporate by reference" information into this proxy statement/prospectus, which means that Cardtronics Delaware can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information therein that is superseded by information set forth in this proxy statement/prospectus. We incorporate by reference the documents listed below and any additional documents that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) following the date of this document, but prior to the date of the Special Meeting. These documents contain important information about Cardtronics Delaware. The documents incorporated by reference are:

  1.
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 22, 2016, as amended by Amendment No. 1 on Form 10-K/A filed on March 1, 2016; and

  2.
  our Current Report on Form 8-K filed with the SEC on February 23, 2016.

        If you are a stockholder of record or beneficial owner, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them from us or the SEC. Stockholders of record, beneficial owners, and any other person to whom a proxy statement is delivered may obtain without charge a copy of documents that we incorporate by reference into this proxy statement/prospectus (including exhibits, but only if specifically requested) by requesting them by telephone at (832) 308-4975 or in writing at the following address:

Cardtronics, Inc.
Attn: Investor Relations Department
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

        If you would like to request documents from us, please do so no later than five business days before the Special Meeting to assure that you will receive them before the Special Meeting.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to consider and vote upon the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. The date of this proxy statement/prospectus can be found on the first page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to our stockholders nor the issuance of Ordinary Shares of Cardtronics plc in the Merger shall create any implication to the contrary.

OTHER MATTERS

        Management does not intend to bring before the Special Meeting any matters other than those set forth herein and has no present knowledge that any other matters will or may be brought before the Special Meeting by others. However, if any other matters properly come before the Special Meeting, then the Proxy Holders will vote the proxies as recommended by our Board or, if no recommendation is given, in their own discretion.

Annex A

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is entered into as of April 27, 2016, by and among Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), Cardtronics Group Limited, a newly formed English private limited company, which, prior to the Effective Time (as defined below), shall re-register as an English public limited company named "Cardtronics plc" (or a similar name) ("Cardtronics plc"), CATM Merger Sub LLC, a newly formed Delaware limited liability company and an indirect, wholly owned subsidiary of Cardtronics Delaware ("MergeCo"), and CATM Holdings LLC, a newly formed Delaware limited liability company and a direct, wholly owned subsidiary of Cardtronics Delaware ("HoldCo").

PRELIMINARY STATEMENTS

        A.    The board of directors of Cardtronics Delaware (the "Board"), the board of directors of Cardtronics plc (the "UK Board") and the board of directors of HoldCo (the "HoldCo Board") have unanimously determined that it is advisable and in the best interests of their respective stockholders to reorganize the corporate structure of Cardtronics Delaware and the group of companies it controls pursuant to which MergeCo shall merge with and into Cardtronics Delaware with Cardtronics Delaware as the surviving corporation (the "Merger").

        B.    The Board, the UK Board and the HoldCo Board have unanimously approved the Merger, this Agreement and, to the extent applicable to them, the other transactions described herein or contemplated hereby, pursuant to which Cardtronics Delaware shall be the surviving corporation in the Merger and shall become an indirect, wholly owned subsidiary of Cardtronics plc, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each outstanding share of common stock, par value $0.0001 per share, of Cardtronics Delaware ("Common Stock"), other than those shares of Common Stock held by Cardtronics Delaware in treasury or by any subsidiaries of Cardtronics Delaware (but not any shares held for the benefit of any employee or director benefit plan), shall be converted into the right to receive one Class A Ordinary Share of Cardtronics plc, nominal value $0.01 per share (collectively, the "Ordinary Shares"), all upon the terms and subject to the conditions set forth in this Agreement.

        C.    The sole member of MergeCo has approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein or contemplated hereby.

        D.    The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon.

        E.    Cardtronics Delaware, Cardtronics plc, MergeCo and HoldCo intend for the Merger to qualify as a reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder (the "Treasury Regulations").

        F.     Cardtronics Delaware, Cardtronics plc, MergeCo and HoldCo further intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations.

AGREEMENT

        In consideration of the foregoing, of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.    Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time MergeCo shall merge with and into Cardtronics Delaware in accordance with this Agreement and the separate corporate existence of MergeCo shall thereupon cease. From and after the Effective Time and in accordance with the DGCL, Cardtronics Delaware shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), becoming an indirect, wholly owned subsidiary of Cardtronics plc. The Merger shall have the effects set forth in the DGCL.

        Section 1.2    Filing Certificate of Merger; Effective Time.    As soon as practicable following the satisfaction or, to the extent permitted by applicable law or this Agreement, waiver of the conditions set forth in Article V, and if this Agreement shall not have been terminated as provided in Section 6.1, MergeCo and Cardtronics Delaware shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 264(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger (or such later date and time as the parties hereto shall agree, which shall be reflected in the Certificate of Merger) (the "Effective Time").

ARTICLE II
CHARTER DOCUMENTS;
DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

        Section 2.1    Name of the Surviving Corporation.    The name of the Surviving Corporation shall be "Cardtronics, Inc."

        Section 2.2    Certificate of Incorporation of the Surviving Corporation.    From and after the Effective Time, the Certificate of Incorporation of Cardtronics Delaware in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with its terms and applicable law.

        Section 2.3    Bylaws of Surviving Corporation.    From and after the Effective Time, the Bylaws of Cardtronics Delaware in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and applicable law.

        Section 2.4    Directors of Surviving Corporation.    From and after the Effective Time, the directors of Cardtronics Delaware immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

        Section 2.5    Officers of Surviving Corporation.    From and after the Effective Time, the officers of MergeCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

ARTICLE III
CANCELLATION AND CONVERSION OF STOCK

        Section 3.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Stock, any membership interests in MergeCo, any Ordinary Shares, any Class B Ordinary Shares (as defined below) or the subscriber share of Cardtronics plc:

          (a)    Cancellation of Certain Common Stock.    Each issued share of Common Stock that is owned or held by Cardtronics Delaware (as a treasury share or otherwise) or by any subsidiaries of Cardtronics Delaware (excluding, for the avoidance of doubt, any shares of Common Stock held in or for the benefit of any employee or director or otherwise held in trust, managed, custodial or nominee accounts and the like, including in respect of any employee or director benefit plans of Cardtronics Delaware or its subsidiaries) immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable hereunder in connection with such cancellation.

          (b)    Conversion of Remaining Common Stock.    Subject to Section 3.2(m), each outstanding share of Common Stock (other than the issued shares of Common Stock referenced in Section 3.1(a)) shall be converted into and shall become the right to receive one validly issued, fully paid and nonassessable Ordinary Share.

          (c)    Conversion of MergeCo Membership Interests.    All issued and outstanding membership interests in MergeCo shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (d)    Equity Incentive Plans.    At the Effective Time, all outstanding options, awards of restricted stock or restricted stock units over Common Stock or other rights to purchase, acquire or receive shares of Common Stock (or the right to receive benefits or amounts by reference to those shares or their share price) under any of Cardtronics Delaware's equity incentive plans, compensation plans and other benefit plans, agreements, awards and other similar arrangements ("Equity Plans") shall be converted into options, awards of restricted stock or restricted stock units over Ordinary Shares or other rights to purchase, acquire or receive Ordinary Shares (or the right to receive benefits or amounts by reference to Ordinary Shares or their share price), as applicable, on a one-for-one basis, as further described in Article IV.

          (e)    Other Employee Benefit Plans and Employment Arrangements.    Other than with respect to Assumed Plans (as defined below), Cardtronics Delaware shall remain the plan sponsor of all employee or director benefit plans and programs and employment contracts and arrangements it currently sponsors or by which it is contractually bound in accordance with Article IV (collectively, the "Unassumed Plans"), unless the Board determines otherwise.

          (f)    Equity Interests of Cardtronics plc.    Each issued and outstanding Class B Ordinary Share, nominal value £1.00 per share, of Cardtronics plc ("Class B Ordinary Shares") and the outstanding subscriber share of Cardtronics plc immediately prior to the Effective Time shall remain outstanding, except that such shares shall cease to have any voting rights or rights to dividends, or rights to distributions for liquidation proceeds (other than return of paid-in nominal value) to the extent that they are held by Cardtronics Delaware or any other subsidiary of Cardtronics plc.

        Section 3.2    Surrender and Exchange of Shares.

          (a)   Following the date of this Agreement and in any event prior to the Effective Time, HoldCo shall select a bank or trust company to act as exchange agent in connection with the Merger (including any successor and together with any other bank or trust company also selected by the Surviving Corporation, the "Exchange Agent") for the purpose of delivering or causing to be delivered to each holder of Common Stock those Ordinary Shares and any cash in lieu of fractional interests to which such holder shall become entitled to receive with respect to such holder's shares of Common Stock pursuant to this Article III. The Exchange Agent shall act as agent for each holder of shares of Common Stock in connection therewith.

          (b)   The Exchange Agent shall act as the agent for each holder of shares of Common Stock to receive the Ordinary Shares that such holder shall become entitled to receive with respect to such holder's shares of Common Stock pursuant to this Article III.

          (c)   At or following the Effective Time, HoldCo shall cause the deposit with the Exchange Agent, from time to time, of (i) such number of Ordinary Shares, in such denominations as the Exchange Agent shall specify, as are deliverable pursuant to Section 3.1 and which, unless HoldCo otherwise determines, shall be deposited with the Exchange Agent through the facilities of The Depository Trust Company ("DTC"), and (ii) such amount of cash that is payable pursuant to this Article III, in each case in respect of shares of Common Stock for which Certificates (as defined below) are expected to be properly delivered to the Exchange Agent.

          (d)   Except as the Surviving Corporation and HoldCo shall otherwise determine, all Ordinary Shares and cash in lieu of fractional interests, if any, deliverable in respect of shares of Common Stock held of record (other than such shares held of record by Cede & Co., as nominee for DTC) shall not be delivered to such holders of record directly, but shall be delivered instead to a bank or trust company selected by the Surviving Corporation and HoldCo that is a participant in the facilities of DTC (the "Custodian"), which Custodian shall initially hold such shares for the benefit of such holders.

          (e)   Promptly after the Effective Time, the Surviving Corporation and HoldCo shall cause to be mailed to each record holder of shares of Common Stock immediately prior to the Effective Time, a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates held by such holder representing such shares of Common Stock shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent.

          (f)    Each holder of shares of Common Stock that are represented by certificates ("Certificates") shall be entitled to receive in exchange for such holder's shares of Common Stock that are represented by Certificates, upon surrender to the Exchange Agent of one or more Certificates, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the number of whole Ordinary Shares into which such holder's shares of Common Stock represented by such holder's properly surrendered Certificate(s) were converted in accordance with Section 3.1 and any cash dividends or other distributions that such holder has the right to receive pursuant to this Article III.

          (g)   If delivery of Ordinary Shares is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or delivery shall have (i) paid to the Exchange Agent any transfer and other taxes required by reason of the delivery of the Ordinary Shares to a person other than the registered holder of the Certificate surrendered or (ii) shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Ordinary Shares as contemplated by this Article III and any cash dividends or other distributions that such holder has the right to receive pursuant to this Article III.

          (h)   At the Effective Time, the stock transfer books of Cardtronics Delaware shall be closed and thereafter there shall be no further registration of transfers of shares of Common Stock that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

          (i)    Any Ordinary Shares to be delivered plus any cash dividend or other distribution that a former holder of shares of Common Stock has the right to receive pursuant to this Article III that remains unclaimed by any former holder of shares of Common Stock after the Effective Time shall be held by the Exchange Agent. Any portion of such securities or funds that remains undistributed to the former holders of shares of Common Stock on the anniversary of the Effective Time shall be delivered to HoldCo's designee upon demand and any former holder of shares of Common Stock who has not theretofore complied with this Article III shall thereafter look only to HoldCo for payment of any consideration due to it hereunder. None of the Surviving Corporation, HoldCo, Cardtronics plc, the Exchange Agent or any of their affiliates shall be liable to any former holder of shares of Common Stock for any securities properly delivered or any amount properly paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property or escheat or similar law nine months after the Effective Time. If any Certificate has not been surrendered prior to the second anniversary of the Effective Time (or immediately prior to an earlier date on which the Ordinary Shares in respect of the Certificate would otherwise escheat to or become the property of any governmental entity), any cash, share dividends and distributions otherwise payable in respect of the Certificate shall, to the extent permitted by applicable law, become the property of HoldCo, free and clear of all claims or interest of any person previously entitled thereto.

          (j)    No dividends or other distributions with respect to Ordinary Shares deliverable with respect to the shares of Common Stock shall be paid to the holder of any unsurrendered Certificates until after those Certificates are surrendered as provided in this Article III. After such surrender, there shall be delivered and/or paid to the holder of the Ordinary Shares delivered in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those Ordinary Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those Ordinary Shares with a record date on or after the date of the Effective Time, but with a payment date subsequent to surrender.

          (k)   No holder of Common Stock shall be entitled to exercise voting or other stockholder rights with respect to Ordinary Shares deliverable with respect to such Common Stock until after such holder has surrendered the Certificates, if any, representing such Common Stock as provided in this Article III.

          (l)    In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Ordinary Shares deliverable in respect of the shares of Common Stock represented by the Certificate pursuant to this Article III.

          (m)  Each holder of shares of Common Stock otherwise entitled to receive a fractional interest in an Ordinary Share pursuant to the terms of this Article III shall be entitled to receive, in accordance with the provisions of this Section 3.2(m), a cash payment (without interest) in lieu of such fractional interest in an Ordinary Share determined by multiplying the fractional interest in an Ordinary Share to which such holder would otherwise be entitled by the closing price for Common Stock as reported on The NASDAQ Stock Market LLC ("NASDAQ") on the last trading day prior to the date on which the Effective Time occurs. For purposes of this Section 3.2(m), all fractional interests to which a single holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Any cash payment in lieu of a fractional interest shall be made in U.S. dollars and shall be rounded to the nearest cent.

          (n)   Notwithstanding anything in this Agreement to the contrary, the parties hereto and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of shares of Common Stock pursuant to this Agreement any amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the relevant party shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any former holder of shares of Common Stock, sold this consideration for an amount of cash equal to the fair market value of the consideration at the time of the deemed sale and paid these cash proceeds to the appropriate taxing authority.

        Section 3.3    No Dissenters' Rights.    There are no dissenters' rights or appraisal rights available to holders of Common Stock under the DGCL in connection with the Merger.

ARTICLE IV
EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

        Section 4.1    Assignment and Assumption of Equity Plans.

          (a)   At the Effective Time, Cardtronics Delaware shall assign to Cardtronics plc, and Cardtronics plc shall adopt and assume the rights and obligations of Cardtronics Delaware under the Cardtronics, Inc. Second Amended and Restated 2007 Stock Incentive Plan, as amended (the "2007 Incentive Plan"), including for purposes of Cardtronics plc granting new equity awards after the Effective Time, and such other plans, if any, so authorized by the Board (the "Assumed Plans").

          (b)   At the Effective Time, Cardtronics Delaware shall assign to Cardtronics plc and Cardtronics plc shall assume all rights and obligations of Cardtronics Delaware with respect to all outstanding equity awards granted under the Equity Plans, including outstanding awards granted under the 2007 Incentive Plan and the 2001 Stock Incentive Plan of Cardtronics Group, Inc., as amended, prior to the Effective Time, unless otherwise determined by the Board or the UK Board.

          (c)   To the extent an Equity Plan provides for the award of incentive stock options pursuant to Section 422 of the Code, approval of such plan prior to the Effective Time by Cardtronics Delaware, as shareholder of Cardtronics plc, shall be deemed, as of the Effective Time, to constitute shareholder approval of such Equity Plan and the issuance or delivery of Ordinary Shares under the share limitations set forth thereunder for purposes of Section 422(b) of the Code, to the extent such shareholder approval is required. To the extent an Equity Plan is amended for purposes of facilitating compliance with English law or otherwise in connection with the Merger, including for purposes of compliance with the exemption applicable to employee share schemes under section 1166 of the U.K. Companies Act 2006 (the "Companies Act") from certain provisions contained in the Companies Act, adoption of this Agreement shall be deemed to constitute shareholder approval of such amendments.

        Section 4.2    Application of Equity Plans to Ordinary Shares.    To the extent any Equity Plan provides for the grant, issuance, delivery or purchase of, or otherwise relates to, options, awards of restricted stock or restricted stock units or other rights to purchase, acquire or receive shares of

Common Stock (or the right to receive benefits or amounts by reference to those shares or their share price), from and after the Effective Time, Cardtronics plc (or Cardtronics Delaware, if applicable) shall cause such Equity Plan to be amended to provide for the grant, issuance, delivery, acquisition or purchase of, or otherwise relate to Ordinary Shares, as applicable, and all options or awards issued, or benefits available or based upon (including by reference to) the value of a specified number of shares of Common Stock, under such Equity Plans after the Effective Time shall entitle the holder thereof to purchase or receive, or receive payment based on (including by reference to), as applicable, an equal number of Ordinary Shares in accordance with the terms of such Equity Plans. Except as provided in this Section 4.2 and for certain amendments to the Equity Plans to reflect the Merger and comply or facilitate compliance with applicable English and/or U.S. corporate, regulatory and tax law requirements, including (without limitation) amendments for purposes of compliance with the exemption applicable to employee share schemes under section 1166 of the Companies Act from certain provisions contained in the Companies Act, the outstanding options, restricted stock awards, restricted stock unit awards or other equity-based awards or benefits available under the terms of any Equity Plan at and following the Effective Time shall be subject to the same terms and conditions as under such Equity Plan and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same exercise or measurement price). Notwithstanding the foregoing, the number of Ordinary Shares, as applicable, issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by Cardtronics plc, (or Cardtronics Delaware, if applicable) only to the extent necessary to comply with English and/or U.S. law. The foregoing adjustments shall be made in accordance with English and/or U.S. law (and administrative practice of applicable governmental authorities), including but not limited to (a) Section 409A of the Code and (b) the Treasury Regulations promulgated thereunder, to the extent such provisions are applicable to an option, award, or benefit.

        Section 4.3    Unassumed Plans and Other Employment Agreements and Arrangements.    Cardtronics Delaware shall amend the Unassumed Plans and its employment agreements and arrangements, as necessary, to: (a) provide for the appropriate substitution of Cardtronics plc in place of Cardtronics Delaware, where applicable; (b) provide that the Merger shall not constitute a change in control under the terms of any such plan, agreement or arrangement to the extent permitted or applicable; (c) comply with applicable English or U.S. corporate, regulatory or tax law requirements; and (d) make any other conforming or clarifying changes necessary.

ARTICLE V
CONDITIONS PRECEDENT

        Section 5.1    Conditions Precedent to the Obligations of Each Party.    The obligations of the respective parties hereto to effect the Merger are subject to the satisfaction or waiver (if permitted by and subject to applicable law, unless otherwise indicated) of the following conditions:

          (a)   the adoption of this Agreement shall have been approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon;

          (b)   Cardtronics plc shall have re-registered as a public limited company;

          (c)   Cardtronics Delaware shall have obtained consents, amendments and/or waivers with respect to (i) that certain Amended and Restated Credit Agreement, as amended from time to time, among Cardtronics Delaware, JPMorgan Chase Bank, N.A., as Lender and Administrative Agent, and certain other banks, and (ii) any other material credit and debt arrangements to which Cardtronics Delaware is a party, to the consummation of the Merger without triggering any acceleration or other material adverse consequences for Cardtronics Delaware or Cardtronics plc or other obligors thereunder;

          (d)   the Ordinary Shares shall have been authorized for listing on the NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

          (e)   Baker & McKenzie LLP, legal and tax counsel to Cardtronics Delaware and Cardtronics plc, shall have delivered a tax opinion, as of the effective date of the Merger, in form and substance acceptable to Cardtronics plc;

          (f)    the registration statement on Form S-4, filed with the U.S. Securities and Exchange Commission by Cardtronics plc in connection with the offer of the Ordinary Shares to be delivered as consideration pursuant to the Merger (the "Form S-4"), shall have become effective under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and no stop order with respect thereto shall be in effect;

          (g)   no decree, order or injunction shall have been in effect with respect to the Form S-4;

          (h)   no law or order prohibiting or pending lawsuit seeking to prohibit the Merger shall have been issued or filed by any competent U.S., European Union or U.K. governmental entity;

          (i)    other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to any governmental or regulatory authority required of Cardtronics Delaware, Cardtronics plc or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and "Blue Sky" laws and (ii) applicable English securities laws, shall have been obtained or made;

          (j)    the Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates, including the receipt of such rulings from HMRC and other documentation as DTC may require; and

          (k)   Cardtronics plc has at all times, is and shall be solvent (and this condition shall not be subject to waiver).

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

        Section 6.1    Termination.    This Agreement may be terminated and the Merger abandoned by action of the Board at any time prior to or after approval of the adoption of this Agreement by the stockholders of Cardtronics Delaware, but before the Effective Time.

        Section 6.2    Effect of Termination.    In the event this Agreement is terminated as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Cardtronics Delaware, Cardtronics plc, HoldCo or MergeCo or any of their affiliates.

        Section 6.3    Amendment.    This Agreement may be amended by the parties hereto at any time before or after the stockholders of Cardtronics Delaware approve the adoption of this Agreement; provided, however, that after any such adoption by the Cardtronics Delaware stockholders, this Agreement shall not be further amended without the approval of the Cardtronics Delaware stockholders unless any such amendment shall not require the approval of such stockholders under applicable law or the NASDAQ listing rules. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 6.4    Waiver.    At any time prior to the Effective Time, the parties hereto may waive compliance with any of the agreements or covenants contained in this Agreement, or may (if permitted by and subject to applicable law) waive any of the conditions to the consummation of the Merger contained in this Agreement. Any agreement to any such waiver on behalf of a party hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
COVENANTS

        Section 7.1    Rule 16b-3 Approval.    Cardtronics Delaware, Cardtronics plc, HoldCo and MergeCo shall take, and cause their respective subsidiaries to take, all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of Cardtronics Delaware equity securities (including derivative securities thereof) or acquisitions of Ordinary Shares (including derivative securities thereof) in connection with this Agreement by each individual who (a) is a director or officer of Cardtronics Delaware, or (b) at the Effective Time, is or shall become a director or officer of Cardtronics plc, to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise), without the prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 8.2    Entire Agreement.    This Agreement and any documents delivered by the parties hereto in connection (including any subscription agreement between one or more of the parties hereto) herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect thereto.

        Section 8.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws that would apply any other law.

        Section 8.4    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by each of the parties hereto.

        Section 8.5    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever.

        Section 8.6    Severability.    If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

(Remainder of page intentionally left blank)

        The parties hereto have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

CARDTRONICS, INC.
By:	/s/ M. DILSHAD KASMANI
	Name:	M. Dilshad Kasmani
	Title:	Associate General Counsel and Assistant Secretary
CARDTRONICS GROUP LIMITED
By:	/s/ M. DILSHAD KASMANI
	Name:	M. Dilshad Kasmani
	Title:	Director and Company Secretary
CATM MERGER SUB LLC
By:	/s/ M. DILSHAD KASMANI
	Name:	M. Dilshad Kasmani
	Title:	Manager
CATM HOLDINGS LLC
By:	/s/ M. DILSHAD KASMANI
	Name:	M. Dilshad Kasmani
	Title:	Manager

(Signature Page to Agreement and Plan of Merger)

Annex B

         ARTICLES OF ASSOCIATION
OF
CARDTRONICS PLC

Adopted by special resolution passed on [            ] and effective from [            ]

B-i

B-ii

B-iii

B-iv

COMPANY NO. 10057418

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF
CARDTRONICS PLC
PRELIMINARY

1.  ARTICLES OF ASSOCIATION

  These Articles constitute the articles of association of the Company. No regulations contained in any statute or subordinate legislation, including the regulations contained in Schedule 3 to The Companies (Model Articles) Regulations 2008, apply to the Company.

2.  INTERPRETATION

2.1
In these Articles, unless the context otherwise requires, the following words and expressions not otherwise defined herein have the following meanings:

  "Acquiring Person" means a person or group of affiliated or associated persons and anyone acting in concert with any of them who has acquired a share interest of 20% or more of the voting rights of the Company which are generally exercisable at a general meeting, provided, for the avoidance of doubt, that a Depositary, acting solely in its capacity as Depositary, shall not be considered an Acquiring Person;

  "acting in concert" has the meaning given to it in the Takeover Code, provided that no person shall be deemed to be acting in concert with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary's capacity as such);

  "Act" means CA 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under CA 2006 or any such other enactment), so far as they apply to or affect the Company;

  "Articles" means the articles of association of the Company as altered from time to time;

  "auditors" or "external auditors" means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

  "beneficial ownership" or "beneficially owned" or any correlative terms have the same meaning as in Regulation 13D under the Exchange Act;

  "board" means the board of directors as constituted from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

  "business day" means a day (excluding Saturday or Sunday) on which banks generally are open in London, England and New York, New York, United States for the transaction of normal banking business;

  "CA 2006" means the Companies Act 2006;

  "certificated" in relation to a share means a share that is represented by a paper certificate, i.e., not in electronic form;

  "Class A Ordinary Shareholders" means the holders for the time being of the allotted and issued Class A Ordinary Shares;

  "Class B Ordinary Shareholders" means the holders for the time being of the allotted and issued Class B Ordinary Shares;

  "Class A Ordinary Shares" means the class A ordinary shares with a nominal value of $0.01 each in the share capital of the Company;

  "Class B Ordinary Shares" means the class B ordinary shares with a nominal value of £1.00 each in the share capital of the Company;

  "clear days" in relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

  "committee" means a committee of the board unless the context suggests otherwise;

  "Company" means Cardtronics plc;

  "company" includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

  "Depositary" means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company or otherwise approved by the board that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests and shall include, where so approved by the board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company;

  "director" means a director of the Company;

  "electronic address" means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

  "electronic form" has the same meaning as in section 1168 of the Act and, for the avoidance of doubt, shall include a data file or a telephonically communicated datagram or other paperless record that may be retained, retrieved and reviewed and that may be reproduced in paper form through an electronic process;

  "electronic means" has the same meaning as in section 1168 of the Act and, for the avoidance of doubt, shall include via the Internet or by means of a telephonically communicated datagram;

  "entitled by transmission" means, in relation to a share, entitled as a consequence of the death or bankruptcy of a shareholder, or as a result of another event giving rise to a transmission of entitlement by operation of law;

  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations promulgated thereunder;

  "financial year" in relation to the Company is determined as provided in section 390 of the Act;

  "hard copy form" and "hard copy" have the same meanings as in section 1168 of the Act;

  "holder" or "shareholder" in relation to shares means the member whose name is entered in the register as the holder of the shares;

  "independent" or "independence" in relation to a director or proposed director means that such director or proposed director is independent within the meaning of applicable rules promulgated by the SEC under the Exchange Act (including, to the extent applicable to the individual's position or proposed position on the board, Rule Section 10A-3 promulgated by the SEC) and/or the NASDAQ Stock Market LLC or, if applicable, as defined from time to time by resolution of the board;

  "interest in shares" includes, where the context permits, "interests in securities" as defined in the Takeover Code and, for the avoidance of doubt, includes, without duplication, beneficial ownership, and "interested in shares" and "share interest" will be construed accordingly;

  "office" means the registered office of the Company;

  "organisation" means any firm, body corporate, company, corporation, limited liability company, partnership, unincorporated association, government, state or agency of state, association, joint venture, trust or employee benefit plan, in each case whether or not having a separate legal personality;

  "paid" "paid up" and "paid-up" mean paid or credited as paid;

  "paid-up amount" means, in respect of any share, the amount paid or credited as paid up on that share, including sums paid, or credited as paid, by way of premium;

  "person" shall include any individual or organisation, in each case whether or not having a separate legal personality;

  "public announcement" means disclosure in a press release reported by a United Kingdom or United States news service or in a document filed or furnished by the Company with or to the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

  "qualifying person" means (a) a shareholder of the Company (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his validly appointed attorney or proxy or a corporate representative of such attorney or proxy in relation to any general meeting of the Company or (b) a person authorised under section 323 of the Act to act as the representative of a corporation in relation to any general meeting of the Company. The board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy;

  "recognised financial institution" means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange that is designated for the purposes of section 778(2) of the Act;

  "recognised investment exchange" has the meaning given to it in the Financial Services and Markets Act 2000;

  "register" means the register of members of the Company kept pursuant to section 113 of the Act or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;

  "Rights" has the meaning given to it in Article 6.4;

  "Rights Plan" has the meaning given to it in Article 6.3;

  "seal" means the common seal of the Company and includes any official seal maintained by the Company by virtue of sections 49 or 50 of the Act;

  "secretary" means the secretary of the Company or any other person appointed by the board to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

  "SEC" means the U.S. Securities and Exchange Commission;

  "share" means any share (of whatever class or denomination) in the share capital of the Company, and "shares" shall be construed accordingly;

  "Shareholder Associated Person" of any shareholder means (a) any beneficial owner of shares on whose behalf any proposal or nomination is made by such shareholder; (b) any affiliates or associates of such shareholder or any beneficial owner described in paragraph (a); or (c) any other person with whom any of the persons described in paragraphs (a) and (b) is acting in concert, or, has any agreement, arrangement or understanding (whether written or oral or formal or informal) to cooperate for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person in accordance with the Exchange Act to all shareholders entitled to vote at any meeting) or disposing of any shares or to cooperate in obtaining, changing or influencing the control or to frustrate the successful outcome of an offer (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses);

  "Subscriber Share" shall mean the subscriber share with a nominal value of £1.00;

  "Takeover Code" means the City Code on Takeovers and Mergers as promulgated by the Takeover Panel, as amended and/or supplemented from time to time;

  "Takeover Panel" means the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC);

  "uncertificated proxy instruction" means a properly authenticated dematerialised instruction and/or other instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);

  "Uncertificated Securities Regulations" means the Uncertificated Securities Regulations 2001;

  "uncertificated share" means, in relation to a share, a share title recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system and references in these Articles to a share being "uncertificated" or held in "uncertificated form" shall be construed accordingly;

  "United Kingdom" means Great Britain and Northern Ireland; and

  "United States" means the United States of America.

2.2
The expressions "issuer register," "Operator," "Operator-instruction," "Operator register of members," "participating issuer," "participating security" and "relevant system" have the same meanings as in the Uncertificated Securities Regulations.

2.3
All references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

(a)
the facilities and requirements of the relevant system;

(b)
the Uncertificated Securities Regulations; and

(c)
the extent to which such instructions are permitted by, or practicable under, the rules and practices from time to time of the Operator of the relevant system.

2.4
Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

2.5
References to a "meeting" shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.6
References to a "debenture" include debenture stock, bonds and any other debt securities of an organisation, whether or not constituting a charge on the assets of the organisation.

2.7
The word "directors" in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated.

2.8
Powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them.

2.9
No power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation.

2.10
Except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

2.11
Save as aforesaid and unless the context otherwise requires, words or expressions contained in these Articles have the same meanings as in the Act, but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

2.12
Subject to the Act, references to a document or writing being executed include references to its being signed or executed under hand or under seal or by any other method, including electronically, via the Internet or by means of a telephonically communicated datagram, provided that such method includes means to confirm the identity of the person or persons purporting to execute such document or writing, such as by use of a confidential identification or control number or other equivalent means determined by the board.

2.13
Unless the context otherwise requires, any reference to "writing" or "written" shall include any method of reproducing words or text in a legible and non-transitory form, and documents or information sent, stored or supplied in electronic form or made available on a website are in "writing" for the purposes of these Articles.

2.14
Save where specifically required or indicated otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing organisations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.15
Any reference to "include" or "including" (or any similar term) is not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

2.16
Article headings are inserted for ease of reference only and shall not affect construction.

2.17
References to any statutory provision or statute include any modification or re-enactment thereof for the time being in force and all orders, regulations or other subordinate legislation made thereunder. This Article does not affect the interpretation of Article 2.11.

3.  LIABILITY OF SHAREHOLDERS

  The liability of the shareholders is limited to the amount, if any, unpaid on the shares in the Company held by them.

4.  CHANGE OF NAME

  The Company may change its name by resolution of the board.

SHARES

5.  SHARE CAPITAL

5.1
The allotted and issued share capital of the Company at the date of adoption of these Articles is £50,000 divided into 49,999 Class B Ordinary Shares and the Subscriber Share.

5.2
In these Articles, unless the context requires otherwise, references to Class A Ordinary Shares, Class B Ordinary Shares and the Subscriber Share shall include shares of those respective classes allotted and/or issued after the date of adoption of these Articles and ranking pari passu in all respects (save only as to the date from which such shares rank for dividend purposes) with the shares of the relevant class then in issue.

5.3
The Class A Ordinary Shares, the Class B Ordinary Shares and the Subscriber Share shall have such rights as are provided for by these Articles and, save as otherwise expressly provided for by these Articles, shall rank pari passu in all respects. On a return of capital of the Company on a winding up, any Shareholder who is an organisation that is a subsidiary or subsidiary undertaking of the Company shall only be entitled to receive out of the assets of the Company available for distribution to its shareholders the nominal value paid up on any shares for the Class B Ordinary Shares and Subscriber Share held by such shareholders, but shall not be entitled to any further participation in the distribution of any assets of the Company.

6.  ALLOTMENT

6.1
Subject to the provisions of the Act and any relevant authority given by the Company in a general meeting, the board may exercise any power of the Company to allot shares in one or more series, or to grant rights to subscribe for or to convert or exchange any security into or for shares or its successors in one or more series, to such persons or excluding such persons, at such times and on such terms as the board may determine.

6.2
The board may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit.

6.3
Subject to the provisions of the Act, the board may exercise any power of the Company to establish a shareholders rights plan (the "Rights Plan"), including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the board shall in its absolute discretion determine and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

6.4
Subject to the provisions of the Act, the board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) to subscribe for shares, in accordance with the Rights Plan (the "Rights").

6.5
The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 6.3 and 6.4, shall include the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 105) board meeting, acting in good faith and on such grounds as the board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(a)
any process which may result in an acquisition or change of Control is conducted in an orderly manner;

(b)
all shareholders will be treated equally and fairly and in a similar manner;

(c)
an optimum price for shares would be received by or on behalf of all shareholders;

(d)
the board would have additional time to gather relevant information or pursue appropriate strategies;

(e)
the success of the Company would be promoted for the benefit of its shareholders as a whole;

(f)
the long term interests of the Company, its employees, its shareholders and its business would be safeguarded; and/or

(g)
the Company would not suffer serious economic harm.

6.6
Subject to the provisions of the Act, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to (a) allot shares pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case, other than Rights held by an Acquiring Person) for Class A Ordinary Shares and/or another class or series of shares (an "Exchange") in each case in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares or effect an Exchange, shall include the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 105) board meeting, acting in good faith and on such grounds as the board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company or effect an Exchange to allot shares in the Company would improve the likelihood that:

(a)
the use of abusive tactics by any person in connection with any potential acquisition or change of Control would be prevented;

(b)
any potential acquisition or change of Control which would be unlikely to treat all shareholders equally and fairly and in a similar manner would be prevented;

(c)
any potential acquisition or change of Control at a price that would undervalue the Company or its shares would be prevented;

  (d)
  any potential acquisition or change of Control that would be likely to harm the prospects of the success of the Company for the benefit of its shareholders as a whole will be prevented;

  (e)
  the long term interests of the Company, its employees, its shareholders and its business would be safeguarded; and/or

  (f)
  the Company would not suffer serious economic harm.

6.7
(a)      For the purposes of this Article 6, a person shall be deemed to have control of the Company ("Control") if he, either alone or with any group of affiliated or associated persons and/or with anyone with whom he is acting in concert, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, and/or with anyone with whom he is acting in concert, possesses or is entitled to acquire:

  (i)
  interests in shares carrying 20% or more of the voting rights of the Company which are exercisable at a general meeting; or

  (ii)
  such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the shareholders (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 20% or more of the income or assets so distributed; or

  (iii)
  such rights as would, in the event of the winding up of the Company or in any other circumstances, entitle him to receive 20% or more of the assets of the Company that would then be available for distribution among the shareholders.

(b)
For the purposes of this Article 6, "group" and "affiliated or associated persons" shall have the meaning given to such terms under the United States federal securities laws, including the Exchange Act.

(c)
For the purposes of this Article 6, a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent.

(d)
For the purposes of this Article 6, there shall be attributed to any person (other than a Depositary) any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise at his discretion or on his behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person).

(e)
For the purposes of this Article 6, (i) no Depositary (acting solely in the Depositary's capacity as such) shall be treated as having Control and (ii) no person shall be deemed to be interested in shares with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary's capacity as such) and (iii) no person shall be deemed to be affiliated or associated with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary's capacity as such).

7.  POWER TO ATTACH RIGHTS

  Subject to the provisions of the Act and to any rights attached to any existing shares, any share may be allotted or issued with nominal value in any currency and with, or have attached to it, such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the board may determine, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the Company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices (subject to the Act) or at such rates of exchange and with such adjustments as may be determined by the board.

8.  VARIATION OF CLASS RIGHTS

8.1
Where there are two or more classes of shares in issue, and subject to the provisions of the Act, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class (excluding any shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with Article 8.3 and other relevant provisions of these Articles.

8.2
The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, varied or deemed to be varied by the allotment or issue of, or the grant of rights to subscribe for or to convert or exchange any security into or for, further shares ranking in priority to or pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Act.

8.3
All Articles relating to general meetings will apply to any class meeting, with any necessary changes. The following changes will also apply:

(a)
a quorum for the purposes of any class meeting or adjournment thereof will comprise qualifying persons, who together hold at least 20% in nominal value of the issued shares of the relevant class. For the purposes of this Article 8.3, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents; and

(b)
every qualifying person who is present in person or by proxy and entitled to vote is entitled to one vote for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares).

8.4
The provisions of Articles 8.1, 8.2 and 8.3 will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

9.  REDEEMABLE SHARES

  Subject to the provisions of the Act and to any rights attached to any existing shares, shares may be issued that are to be redeemed or are liable to be redeemed at the option of the Company or the holder, and the board may determine the terms, conditions and manner of redemption of any shares so issued.

10.  COMMISSION AND BROKERAGE

  The Company may exercise all the powers conferred or permitted by the provisions of the Act of paying commission or brokerage. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or by the grant of an option to call for such an allotment or by any combination of such methods as the board thinks fit.

11.  TRUSTS NOT RECOGNISED

  Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share on trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right in the holder to the whole of the share, whether or not the Company shall have notice thereof.

12.  ALTERATION OF SHARE CAPITAL

12.1
Subject to the provisions of the Act, the Company may:

(a)
increase its share capital by allotting new shares in accordance with the Act and these Articles;

(b)
by ordinary resolution consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

(c)
by ordinary resolution sub-divide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

(d)
by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

12.2
Whenever as a result of a consolidation of shares any shareholders would become entitled to fractions of a share, the directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those shareholders, and the directors may authorise some person to execute an instrument of transfer of the fractional shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.  PURCHASE OF OWN SHARES

  Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares).

14.  EVIDENCE OF OWNERSHIP OF SHARES

  Subject to the Act, evidence of ownership of legal title in shares of the Company may be in any form authorised by the board, including in certificated form, uncertificated form, electronically, by book-entry or as may otherwise be permitted by law.

15.  UNCERTIFICATED SHARES

15.1
Subject to the provisions of the Act, the Uncertificated Securities Regulations and the facilities and requirements of any relevant system concerned, the board may permit the holding of shares in any class of shares in uncertificated form, including, resolving that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

15.2
Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class as a consequence of such shares being held in uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to such shares.

15.3
Any share of a class that is a participating security may be changed from a certificated share to an uncertificated share and from an uncertificated share to a certificated share in accordance with the Uncertificated Securities Regulations.

15.4
The Company may give notice to a shareholder requiring the shareholder to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the shareholder may not change certificated shares to uncertificated shares. If the shareholder does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the shareholder.

15.5
While a class of shares is a participating security, these Articles only apply to an uncertificated share of that class to the extent that these Articles are consistent with:

(a)
the holding of such shares of that class in uncertificated form;

(b)
the transfer of title to such shares of that class by means of a relevant system; and

(c)
the Uncertificated Securities Regulations.

15.6
Notwithstanding any provisions of these Articles to the contrary, the directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of issue or title to and transfer of an uncertificated share and any related procedures (subject to the Uncertificated Securities Regulations and the facilities and requirements of any relevant system concerned).

15.7
The Company shall enter or cause to be entered on the register how many shares are held by each shareholder in uncertificated form and in certificated form and shall maintain or cause to be maintained the register in each case as required by the Uncertificated Securities Regulations and any relevant system concerned. Unless the directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

15.8
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles that requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

15.9
Any instruction given by means of a relevant system as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the relevant system and the Operator's rules and practices.

15.10
Where the Company is entitled under the Act, the Operator's rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or impose a restriction on or sell or otherwise procure the sale of any shares of a class that is a participating security that are held in uncertificated form, the board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the relevant system or otherwise, to effect such disposal, forfeiture, enforcement, imposition or sale including by:

  (a)
  requesting or requiring the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form;

  (b)
  altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

  (c)
  requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

  (d)
  requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

  (e)
  otherwise rectify or change the register in respect of any such shares in such manner as the board considers appropriate (including by entering the name of a transferee into the register as the next holder of such shares); and/or

  (f)
  appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

15.11
The provisions of Articles 16 and 17 shall not apply to uncertificated shares.

SHARE CERTIFICATES

16.  RIGHT TO CERTIFICATE

16.1
A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares or within two months after the relevant instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

16.2
Where a shareholder transfers part of his shares comprised in a certificate, he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

16.3
The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons, and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

16.4
A share certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. In addition, it shall specify the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights, set forth in full or summarised on the face or back of the certificate. Alternatively, the Company may set forth on the face or back of the certificate a statement that the Company will furnish, without charge, to the shareholder holding such certificate and who so requests it, the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights.

16.5
A certificate shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

16.6
The issued shares of a particular class that are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

16.7
Notwithstanding anything in this Article 16, but subject to the Act, the board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the Company's shares, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:

(a)
whether to dispense with the need to affix the common seal, or any official seal, of the Company to such certificate;

(b)
the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way; and

(c)
whether to permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person's actual signature;

    and any certificate issued in accordance with the requirements of the board shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

17.  REPLACEMENT CERTIFICATES

17.1
Where a shareholder holds two or more certificates for shares of one class, the Company may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

17.2
At the request of a shareholder, the Company may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the shareholder may specify), on surrender of the original certificate and on payment of such reasonable sum as the Company may determine.

17.3
Where a certificate is worn out or defaced, the Company may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the Company may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (and/or bond) and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity (and/or bond) as the Company may determine.

17.4
Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LIEN

18.  COMPANY'S LIEN ON SHARES NOT FULLY PAID

18.1
The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

18.2
The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this Article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company's lien (if any) on that share.

19.  ENFORCEMENT OF LIEN BY SALE

19.1
For the purpose of enforcing the lien referred to in Article 18, the Company may sell all or any of the shares subject to the lien at such time or times and in such manner as the board may determine, provided that:

(a)
the due date for payment of the relevant amounts has arrived; and

(b)
the Company has served a written notice on the shareholder concerned (or on any person who is entitled to the shares by transmission or by operation of law) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

19.2
To give effect to such sale, the Company may authorise a person to transfer the shares in the name and on behalf of the shareholder (or any person who is entitled to the shares by transmission or by operation of law), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in this Article 19.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

20.  APPLICATION OF PROCEEDS OF SALE

  The net proceeds of a sale effected under Article 19, after payment of the Company's costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. The balance (if any) shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity (and/or bond) as to any lost or destroyed certificate required by the board and subject to a like lien for any amounts not presently payable as existed on the shares before the sale) be paid to the shareholder (or any person entitled to the shares by transmission or by operation of law) immediately before the sale.

CALLS ON SHARES

21.  CALLS

  The board may make calls on shareholders in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not, by the terms of issue thereof, made payable on a fixed date. Each shareholder shall (on receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company, at the time and place specified, the amount called as required by the notice. A call may be made payable by installments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may determine. A call is deemed made at the time when the resolution of the board authorising the call is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

22.  POWER TO DIFFERENTIATE

  The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts or times of payment of a call on their shares or both.

23.  INTEREST ON CALLS

  If a sum called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount from the day the unpaid amount is due until the day it has been paid and all costs, charges and expenses that the Company may have incurred by reason of such non-payment. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding 8% per annum) as the board may determine. The board may waive payment of the interest in whole or in part.

24.  PAYMENT IN ADVANCE

24.1
The board may, if it thinks fit, receive from a shareholder all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the shareholder on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding 8% per annum) as the board may determine.

24.2
No sum paid up on a share in advance of a call shall entitle the shareholder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

25.  AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

  An amount (whether in respect of the nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of these Articles as to payment of interest, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.

FORFEITURE

26.  NOTICE IF CALL NOT PAID

  If a shareholder fails to pay the whole of a call or an installment of a call by the date fixed for payment, the board may serve notice on the shareholder or on a person entitled automatically by law to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

  (a)
  the place where payment is to be made; and

  (b)
  that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

27.  FORFEITURE FOR NON-COMPLIANCE

  If the notice referred to in Article 26 is not complied with, any share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

28.  NOTICE AFTER FORFEITURE

  When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before such forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the register. No forfeiture shall be invalidated by any omission to provide such notice or to make such entry in the register.

29.  DISPOSAL OF FORFEITED SHARES

29.1
A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may determine. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

29.2
The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

29.3
The board may, before a forfeited share has been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

29.4
A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

30.  ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

  A person whose share has been forfeited ceases on forfeiture to be a shareholder in respect thereof and if that share is in certificated form shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 8% per annum) as the board may determine. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

31.  SURRENDER

  The board may accept the surrender of a share liable to be forfeited and, in that case, references in these Articles to forfeiture include surrender.

TRANSFER OF SHARES

32.  METHOD OF TRANSFER

32.1
A shareholder may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

32.2
A shareholder may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

32.3
Subject to the provisions of the Uncertificated Securities Regulations, the transferor of an uncertified share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

33.  RIGHT TO REFUSE REGISTRATION

33.1
Subject to this Article, Article 68 and Article 144, shares are free from any restriction on transfer. In exceptional circumstances approved by the relevant regulatory authority (if any), the board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the relevant listing rules (if applicable), the board may, in its absolute discretion, refuse to register the transfer of a certificated share that is not fully paid or the transfer of a certificated share on which the Company has a lien.

33.2
The board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(a)
it is in respect of only one class of shares;

(b)
it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees or renouncees;

(c)
it is duly stamped (if required); and

(d)
it is delivered for registration to the office or such other place as the board may determine, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised financial institution where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

33.3
If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to Article 141, the Company may retain all instruments of transfer which are registered.

33.4
In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share that is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances, in which case, such Operator may refuse such registration.

33.5
If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share, it shall, within the time period stipulated by the Uncertificated Securities Regulations, send notice of the refusal to the transferee.

33.6
In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

33.7
In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee.

34.  NO FEES ON REGISTRATION

  No fee shall be charged for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

TRANSMISSION OF SHARES

35.  ON DEATH

35.1
Except where a shareholder had (by giving notice to the Company in accordance with any manner approved by the board for such purpose) elected otherwise, the Company shall recognise only the personal representative or representatives of a deceased shareholder as having title to a share held by that shareholder alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

35.2
Nothing in these Articles releases the estate of a deceased shareholder from liability in respect of a share which has been solely or jointly held by him.

36.  ELECTION OF PERSON ENTITLED BY TRANSMISSION

36.1
A person becoming entitled by transmission to a share may, on production of such evidence as the board may require as to his entitlement, elect either to be registered as a shareholder or to have a person nominated by him registered as a shareholder.

36.2
If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:

(a)
if it is a certificated share, execute an instrument of transfer of the share to that person; or

(b)
if it is an uncertificated share:

(i)
procure that instructions are provided by means of a relevant system to effect transfer of the share to that person; or

(ii)
change the share to a certificated share and execute an instrument of transfer of the share to that person.

36.3
All the provisions of these Articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the shareholder and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

36.4
The board may give notice requiring a person to make the election referred to in Article 36.1. If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

37.  RIGHTS ON TRANSMISSION

  Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, provide a good discharge for dividends and other amounts payable in respect of the share and, subject to Articles 36 and 120, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share, entitled in respect of it to receive notice of or exercise rights conferred on shareholders in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

UNTRACED SHAREHOLDERS

38.  POWER OF SALE

38.1
Subject to the Uncertificated Securities Regulations, the Company may sell the share of a shareholder or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

(a)
during a period of not less than 12 years before the date of publication of the advertisements referred to in Article 38.1(c) (or, if published on two different dates, the first date) (the "relevant period") at least three cash dividends have become payable in respect of the share;

(b)
throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by Article 120.1 has been claimed or accepted and, so far as any director at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(c)
on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a newspaper in general circulation in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

(d)
the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in Article 38.1(c) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

38.2
Where a power of sale is exercisable over a share pursuant to Article 38.1, the Company may at the same time also sell any additional share issued in right of such share or in right of such an additional share previously so issued provided that the requirements of Articles 38.1(a) to 38.1(d) (as if the words "throughout the relevant period" were omitted from Article 38.1(b) and the words "on expiry of the relevant period" were omitted from Article 38.1(c)) shall have been satisfied in relation to the additional share.

38.3
To give effect to a sale pursuant to Articles 38.1 or 38.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and such transfer shall be effective as if it had been carried out by the registered shareholder, and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

39.  APPLICATION OF PROCEEDS OF SALE

  The Company shall be indebted to the shareholder or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the shareholder or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

FRACTIONS

40.  FRACTIONS

40.1
If, as the result of consolidation and division or sub-division of shares, shareholders would become entitled to fractions of a share, the board may on behalf of the shareholders deal with the fractions as it thinks fit. Subject to the provisions of the Act, the board may, in effecting divisions and/or consolidations, treat a shareholder's shares held in certificated form and uncertificated form as separate holdings. In particular, the board may:

(a)
sell any shares representing fractions to a person (including, subject to the provisions of the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board so determines, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

(b)
subject to the provisions of the Act, allot or issue to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

40.2
To give effect to a sale pursuant to Article 40.1(a), the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may also authorise a person to execute a transfer of the shares sold on behalf of the shareholders so entitled, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or, in either case, in accordance with the directions of the purchaser thereof or any other person nominated by the purchaser and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares comprised in any such transfer. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

40.3
If shares are allotted or issued pursuant to Article 40.1(b), the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been effected pursuant to Article 126. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 126.

GENERAL MEETINGS

41.  ANNUAL GENERAL MEETINGS

  The Company shall hold annual general meetings in accordance with the requirements of the Act. Without prejudice to these Articles, such meetings shall be convened by the board at such times and places as it thinks fit. General meetings shall include annual general meetings unless expressly specified to the contrary.

42.  CONVENING OF GENERAL MEETINGS

  The board, the chairman, the chief executive officer, the president or the secretary may convene a general meeting whenever, and at any place it or he thinks fit. A general meeting may also be convened in accordance with Article 88.

43.  LENGTH AND FORM OF NOTICE

43.1
Subject to the provisions of the Act, an annual general meeting shall be called by not less than 21 clear days' notice and not more than 60 clear days' notice and all other general meetings shall be called by not less than 14 clear days' notice and not more than 60 clear days' notice.

43.2
Subject to the provisions of the Act, and although called by shorter notice than that specified in Article 43.1, a general meeting is deemed to have been duly called if it is so agreed:

(a)
in the case of an annual general meeting, by all the shareholders entitled to attend and vote at the meeting; and

(b)
in the case of a general meeting (other than an annual general meeting), by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value for the shares giving that right.

43.3
The notice of meeting shall:

(a)
if it is a notice calling an annual general meeting, state that the meeting is an annual general meeting;

(b)
specify the time, the date and the place of the meeting (including any satellite meeting place arranged for the purpose of Article 55, which shall be identified as such in the notice of meeting);

(c)
if the meeting is convened to consider a special resolution, include the text of the resolution and specify the intention to propose the resolution as a special resolution; and

(d)
state, with reasonable prominence, that a shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the meeting and to appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him), and that a proxy need not also be a shareholder.

43.4
The notice of meeting shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

43.5
The board may determine that persons entitled to receive notices of such meeting are those persons entered on the register at the close of business on a day determined by the board (which shall not be more than 60 days nor less than 10 days before the date for the holding of such meeting), provided that, if the Company is a participating issuer, the day determined by the board shall not be more than 21 days before the day that the relevant notice of the meeting is being given.

43.6
The notice of meeting must also specify a time (which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 43.6, if the maximum period permitted by the Act is less than 10 days, no account shall be taken of any part of a day that is not a working day.

43.7
The notice of meeting shall include details of any arrangements made for the purpose of Article 55 making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates.

43.8
Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

44.  OMISSION TO SEND NOTICE

  Subject to the provisions of the Act, the accidental omission to give notice of a meeting or any resolution intended to be moved at a meeting or any document relating to a meeting, or the non-receipt of any such notice, resolution or document by a person entitled to receive any such notice, resolution or document, shall not invalidate the proceedings at that meeting.

45.  POSTPONEMENT OF GENERAL MEETINGS

  If the board, in its absolute discretion, considers that it is impractical, inadvisable or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed in the Wall Street Journal and the Financial Times or at least two newspapers in national circulation, one in each of the United States and the United Kingdom, respectively. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that qualifying persons trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in Article 63 until the time for holding the rearranged meeting. Any moved and/or postponed meeting may also be further moved and/or postponed under this Article.

46.  SHAREHOLDER PROPOSALS AND NOMINATIONS

46.1
No person (a "nominee") shall be appointed or reappointed as a director at any general meeting unless:

(a)
he is recommended by the board; or

(b)
the following information has been delivered in writing (a "notice") to the secretary at the office:

(i)
in relation to each nominee:

(A)
all information relating to such nominee and its nominating shareholder group that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Section 14 under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such nominee and its affiliates and associates and anyone acting in concert with any of them, on the one hand, and any member of its nominating shareholder group, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC under the Exchange Act if the nominating shareholder group were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(C)
a completed questionnaire (the form of which questionnaire shall be provided by the secretary upon written request) signed by the nominee with respect to the background and qualifications of such nominee and the background of each member of its nominating shareholder group, warranting and representing that:

(1)
neither such nominee nor any member of its nominating shareholder group is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with, and has not given any commitment or assurance to, any person as to how the nominee, if appointed as a director, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company, including any Voting Commitment that could limit or interfere with such nominee's ability to comply, if appointed as a director, with such nominee's fiduciary duties under applicable law;

(2)
neither such nominee nor any member of its nominating shareholder group is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company;

(3)
such nominee, in their individual capacity and on behalf of any member of its nominating shareholder group would be in compliance, if appointed as a director, and (save as authorised by the board) will comply with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and any other policies and guidelines of the Company applicable to directors;

        (4)
        such nominee irrevocably submits his resignation as a director effective upon a finding by a court of competent jurisdiction that such nominee has breached such written representation and agreement; and

        (5)
        such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as an independent director or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee; and

    (ii)
    in relation to any nominating shareholder:

    (A)
    the name and address of such nominating shareholder (which if such nominating shareholder is a shareholder, must be as they appear in the register);

    (B)
    the class or series and number of shares which are, directly or indirectly, owned beneficially or of record by any member of its nominating shareholder group or in which any member of such nominating shareholder group has an interest together with details of any member of its nominating shareholder group owning or interested in such shares;

    (C)
    any option, warrant, convertible security, or other interest in shares or share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or otherwise, in each case directly or indirectly owned beneficially by any member of its nominating shareholder group and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (1) such interest in shares conveys any voting rights in such security to such member of the nominating shareholder group, (2) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (3) such member of the nominating shareholder group may have entered into other transactions to hedge the economic effect of such interest (any such interest in this Article 46.1(b)(ii)(C), a "Derivative Instrument") or confirmation that there is no such Derivative Instrument;

    (D)
    the name of each person with whom any member of its nominating shareholder group has any agreement, arrangement, understanding (whether written or oral) or relationship (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares) or disposing of any shares, (2) to cooperate in obtaining, changing or influencing the Control (as defined in Article 6.7) of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any member of any such nominating shareholder group with respect to any shares or any business proposed by such nominating shareholder or (4) otherwise in connection with the proposal of such nominating shareholder or any other business or resolution proposed by any member of any such nominating shareholder group and a description of each such agreement, arrangement, understanding or relationship (any agreement, arrangement, understanding or relationship described in this Article 46.1(b)(ii)(D), a "Voting Agreement") or confirmation that there is no such Voting Agreement;

      (E)
      details of all other material interests of any member of its nominating shareholder group in any security of the Company (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding (whether written or oral), relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, "Other Interests") or confirmation that there are no such Other Interests;

      (F)
      a list of all transactions by the members of its nominating shareholder group involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the notice or confirmation there have been no such transactions;

      (G)
      details of any interest in shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any member of its nominating shareholder group is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or confirmation there are no interests in shares or Derivative Instruments;

      (H)
      details of any performance-related fees (other than an asset-based fee) that any member of its nominating shareholder group is or may become entitled to, based on any increase or decrease in the value of shares or Derivative Instruments, including any such interests held by shareholders of any member of such nominating shareholder group's immediate family who share the same household or confirmation that there are no such performance-related fees;

      (I)
      a representation that the nominating shareholder is a holder of shares entitled to vote at a general meeting and intends to appear in person or by proxy at the relevant general meeting;

      (J)
      a representation as to whether any member of its nominating shareholder group intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's shares required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from shareholders in support of such proposal;

      (K)
      details of any significant equity interests or any Derivative Instruments or Other Interests in any principal competitor of the Company held by any member of its nominating shareholder group or confirmation there are no such significant equity interests, Derivative Interests or Other Interests; and

      (L)
      any other information relating to any member of its nominating shareholder group that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act, the information required by this Article 46.1(b)(ii) shall be updated by such nominating shareholder as at the record date for the relevant general meeting and delivered in writing to the secretary at the office not later than three days after the record date for the relevant general meeting.

46.2
Any request by a proposing shareholder to deal with any business or to propose a resolution at any meeting of the Company which relates to any business other than the appointment or re-appointment of a director (a "request") must, to the fullest extent permitted by the Act, in order for the business to be dealt with or the resolution to be properly moved at a meeting of the Company, (i) be pursuant to the Act and be in compliance with the requirements of the Act and these Articles, and (ii) contain:

(a)
a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business and/or proposing such resolution at the meeting, the text of any proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of each proposing shareholder and any member of its proposing shareholder group, individually or in the aggregate, including any anticipated benefit to each proposing shareholder and to any member of its proposing shareholder group therefrom;

(b)
a description of all agreements, arrangements and understandings (whether written or oral) between each proposing shareholder and any member of its proposing shareholder group and any other person or persons (including their names) in connection with the request; and

(c)
all of the information referred to in Article 46.1(b)(ii), as if each of the references in Article 46.1(b)(ii) to nominating shareholder and nominating shareholder group were to proposing shareholder and proposing shareholder group, respectively, and all of the references to notice were to request.

46.3
Without prejudice to the rights of any nominating shareholder or proposing shareholder under the Act, a nominating shareholder or proposing shareholder who serves a notice or request, respectively, in relation to an annual general meeting, must deliver such notice or request (as the case may be) to the secretary at the office such that it is received by the secretary at the office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of the 90th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the delivery of a notice or request.

46.4
Notwithstanding any other provisions of this Article 46, any nominating shareholder or proposing shareholder shall also comply with all applicable requirements of the Act and the Exchange Act with respect to the matters set forth in this Article 46; provided, however, that nothing in this Article 46 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of preferred shares if and to the extent provided for under law or these Articles.

46.5
Except as otherwise provided by law or these Articles, the chairman of the board shall determine whether a notice or request complies with the requirements of this Article 46.

46.6
For the purposes of this Article 46:

(a)
"nominating shareholder" shall mean any shareholder or Shareholder Associated Person who proposes the appointment or re-appointment of any director at any general meeting of the Company;

(b)
"nominating shareholder group" shall mean all the Shareholder Associated Persons of the nominating shareholder and (unless the nominating shareholder is a Depositary acting solely in such capacity) the nominating shareholder itself;

(c)
"proposing shareholder" shall mean any shareholder or Shareholder Associated Person who serves a request to deal with any business or to propose a resolution at any meeting of the Company which relates to any business other than the appointment or re-appointment of a director; and

(d)
"proposing shareholder group" shall mean all the Shareholder Associated Persons of the proposing shareholder and (unless the proposing shareholder is a Depositary acting solely in such capacity) the proposing shareholder itself.

46.7
For the purposes of the annual general meeting of the Company to be held in 2017, references in this Article 46 to the Company's "preceding year's annual general meeting" shall be construed as references to the 2016 annual meeting of Cardtronics, Inc.

46.8
For the purpose of this Article 46, where a request or notice is delivered by or on behalf of more than one nominating shareholder or proposing shareholder, references to a nominating shareholder or proposing shareholder in relation to such request or notice and other information requirements shall apply to each proposing shareholder or nominating shareholder, respectively, as the context requires.

47.  LIST OF SHAREHOLDERS

47.1
At least 10 days (or, if the maximum period permitted by the Act for determining the shareholders entitled to attend or vote at the meeting is less than 10 days, such date that is the maximum period permitted by the Act) before every general meeting, the secretary shall prepare a complete list of the shareholders entitled to attend and vote at the meeting.

47.2
The list of shareholders shall:

(a)
be arranged in alphabetical order;

(b)
show the address of each shareholder; and

(c)
show the number of shares registered in the name of each shareholder.

47.3
The list of shareholders shall be available during ordinary business hours for a period beginning at least 10 days (or, if the maximum period permitted by the Act for determining the shareholders entitled to attend or vote at the meeting is less than 10 days, such date that is the maximum period permitted by the Act) before the meeting for inspection by any shareholder for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of shareholders may be inspected. If the notice of the meeting does not specify the place where shareholders may inspect the list of shareholders, the list of shareholders shall be available for inspection at the place where the meeting is to be held.

47.4
The list of shareholders shall be available for inspection by any shareholder who is present at the meeting, at the place, and for the duration, of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.  QUORUM

48.1
No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting.

48.2
Save as otherwise provided by these Articles, a quorum will comprise qualifying persons, who together are entitled to cast at least the majority of the voting rights of the Company. For the purposes of this Article 48, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents.

48.3
The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

49.  PROCEDURE IF QUORUM NOT PRESENT

49.1
If a quorum is not present within 30 minutes (or such longer time not exceeding 90 minutes as the chairman determines to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, if he is not willing or able, the board) determines. If at the adjourned meeting a quorum is not present within 30 minutes (or such longer time not exceeding 90 minutes as the chairman determines to wait) after the time fixed for the start of the meeting, the meeting is dissolved.

49.2
The Company shall provide not less than seven clear days' notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement. No business may be dealt with at any meeting adjourned for the lack of a quorum the general nature of which was not stated in the notice convening the original meeting.

50.  CHAIRMAN

50.1
The chairman (if any) of the board or, in his absence, the deputy chairman (if any) or, in his absence, the chief executive officer (if a director) shall preside as chairman at a general meeting. If there is no chairman, deputy chairman or chief executive officer (if a director) present, or if at a meeting none is present and willing and able to act within five minutes after the time fixed for the start of the meeting, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the shareholders present in person or by proxy and entitled to vote shall choose by poll one of their number to be chairman.

50.2
Without prejudice to any other power which he may have under the provisions of these Articles or at common law, the chairman may take such action as the chairman thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting. The chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

51.  RIGHT TO ATTEND AND SPEAK

51.1
Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a shareholder.

51.2
The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

52.  POWER TO ADJOURN

52.1
The chairman or qualifying persons, who together are entitled to cast at least the majority of the voting rights of the Company, shall have the power to adjourn any such meeting from time to time, without notice other than announcement at such meeting. For the purposes of this Article 52.1, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents.

52.2
Without prejudice to any other power which he may have under the provisions of these Articles or at common law, the chairman may, without a poll, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he determines that it has become necessary to do so in order to:

(a)
secure the proper and orderly conduct of the meeting;

(b)
provide all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)
ensure that the business of the meeting is properly disposed of.

53.  NOTICE OF ADJOURNED MEETING

53.1
Whenever a meeting is adjourned pursuant to Article 52, regardless of the adjournment period, the board may (but need not) make a fresh determination of persons entitled to receive notice of such adjourned meeting (provided any record date shall not be more than 60 days nor less than 10 days before the date for the holding of the adjourned meeting), in which case at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.2, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.2
Whenever a meeting is adjourned for more than 30 days or for an indefinite period pursuant to Article 52, at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.1, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.3
The notice of an adjourned meeting given in accordance with this Article must, if the adjournment is for more than 30 days, and may, in all other cases, also specify a date and time (which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 53.3, if the maximum period permitted by the Act is less than 10 days, no account shall be taken of any part of a day that is not a working day.

54.  BUSINESS AT ADJOURNED MEETING

  Subject to Article 53.2 at an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

55.  SATELLITE MEETINGS

55.1
The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting places are able to:

(a)
participate in the business for which the meeting has been convened;

(b)
hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)
be heard and seen by all other persons present in the same way.

55.2
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

56.  ACCOMMODATION OF SHAREHOLDERS AT MEETING

  If it appears to the chairman that the principal meeting place or any satellite meeting place is inadequate to accommodate all qualifying persons entitled and desiring to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a qualifying person who is unable to be accommodated is able to:

  (a)
  participate in the business for which the meeting has been convened;

  (b)
  hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise) whether in the principal meeting place, any satellite meeting place or elsewhere; and

  (c)
  be heard and seen by all other persons present in the same way.

57.  SECURITY

  The chairman or the board may make any arrangement and impose any restriction he or it considers appropriate to ensure the security of a meeting including adopting rules for the meeting, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The chairman or the board may authorise one or more persons, who may include a director, an officer or the secretary or the chairman of the meeting, to:

  (a)
  refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

  (b)
  eject from a meeting any person who causes the proceedings to become disorderly.

VOTING

58.  METHOD OF VOTING

58.1
Any resolution put to the vote at a meeting shall be decided on a poll and, for the avoidance of doubt, no resolution shall be decided on a show of hands. For so long as any shares are held by a Depositary, this Article 58.1 may not be amended or repealed.

58.2
Cumulative voting of shares, regardless of the class of shares, is prohibited.

59.  PROCEDURE

59.1
Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers or inspectors, who need not be shareholders, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer or alternate inspector is willing or able to act at a meeting, the chairman shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.2
Each scrutineer or inspector appointed in accordance with this Article shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the board, that he will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his ability.

59.3
Any poll conducted on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the chairman determines, either at once or after an interval or adjournment.

59.4
The date and time of the opening and the closing of a poll for each matter upon which the qualifying persons will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.5
The conduct of a poll (other than on the election of a chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

59.6
On a poll a shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.  VOTES OF SHAREHOLDERS

60.1
Subject to any rights or restrictions as to voting attached to any class of shares by or in accordance with these Articles and subject to Article 65 and the Act, at a meeting on a vote on a resolution every shareholder (whether present in person or by proxy) has one vote for every share of which he is the holder.

60.2
In the case of joint holders of a share, the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

60.3
A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) that he is or may be suffering from a mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with these Articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in these Articles for the appointment of a proxy within the time limits prescribed by these Articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

61.  RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS, ETC.

  Unless the board otherwise determines, no shareholder is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred on shareholders in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

62.  VOTING BY PROXY

62.1
A shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting. Such a proxy can himself appoint another person to be his proxy in relation to the number of shares held by such person, and such proxy can himself appoint another person to be his proxy in relation to the number of shares held by him and so on ad infinitum, and the provisions of Articles 62 to 64 shall apply to all such appointments as if the appointor was the shareholder and the appointment was made by him. The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand or join in demanding a poll on that matter.

62.2
A proxy need not be a shareholder.

62.3
An instrument appointing a proxy shall be in any usual form or in any form or manner of communication which the board may approve (and in the case of a proxy relating to shares held by a Depositary, this may include a voter instruction form to be provided to the Company by third parties on behalf of the Depositary). Subject thereto, the appointment of a proxy may be in hard copy form or in electronic form and shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject to the foregoing, the appointment of a proxy shall be executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

62.4
Subject to the Act, the Company may provide an electronic address for the receipt of any document or information relating to proxies for a meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy and notice of the termination of the authority of a proxy). The Company shall be deemed to have agreed that any such document or information may be sent by electronic means to that address (subject to any conditions or limitations specified by the Company when providing such address).

62.5
A shareholder may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

62.6
Where two or more valid but conflicting appointments of proxy are delivered or received for the same share or shares for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share or those shares. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share or those shares.

62.7
Delivery or receipt of an appointment of proxy does not prevent a shareholder from attending and voting in person at the meeting or an adjournment of the meeting in lieu of such proxy.

62.8
The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a shareholder at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless the contrary is stated in it.

62.9
Subject to the provisions of the Act and the requirements of any relevant listing rules (if applicable), the board may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the shareholders by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other person. If for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitation are issued at the Company's expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure, due to circumstances beyond the Company's control, to send or make available such an appointment of proxy or provide such an invitation to, or the non-receipt thereof by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.  APPOINTMENT OF PROXY

63.1
An appointment of proxy (and, where such proxy is himself appointed by a proxy, such appointor(s) proxies), and (if required by the board) a power of attorney or other authority under which it is, or they are, as applicable, executed or a copy of it notarially certified or certified in some other way approved by the board, shall:

(a)
in the case of an appointment of proxy in hard copy form, be received at the office, or another place specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice, appointment of proxy or invitation to appoint a proxy;

(b)
in the case of an appointment of proxy by electronic means be received at the electronic address specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice, appointment of proxy or invitation by a proxy;

(c)
in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, be received as aforesaid after such meeting and not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll; or

  (d)
  in the case of a poll not taken immediately but taken not more than 48 hours after the meeting at which the relevant vote was to be taken, be delivered at such meeting to the chairman or to the secretary or to any director.

  An appointment of proxy not received or delivered in accordance with this Article is invalid. The board may at its discretion determine that, in calculating the periods mentioned in this Article 63.1, no account shall be taken of any part of any day that is not a business day.

63.2
Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

64.  WHEN VOTES BY PROXY ARE VALID ALTHOUGH AUTHORITY TERMINATED

  A vote cast by a proxy is valid despite the previous termination of the authority of a person to act as a proxy unless notice of such termination shall have been received by the Company at the office, or at such other place or address at which an appointment of proxy may be duly received or delivered, not later than the time at which an appointment of proxy should have been received or delivered in order for it to be valid for use at the meeting or postponed or adjourned meeting at which the vote is cast or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use in relation to the poll at which the vote is cast.

ADDITIONAL VOTING PROVISIONS

65.  CORPORATE REPRESENTATIVES

65.1
A corporation that is a shareholder may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares (a "representative").

65.2
Subject to Article 65.3, a representative is entitled to exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual shareholder.

65.3
Where a corporation authorises more than one representative and more than one representative purports to exercise a power under Article 65.2 in respect of the same shares:

(a)
if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; or

(b)
if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

65.4
A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

66.  OBJECTIONS TO AND ERROR IN VOTING

  No objection may be made to the qualification of any person voting at a general meeting or to the counting of, or failure to count, any vote, except at the meeting, postponed or adjourned meeting or poll at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman whose decision on such matter shall be final and conclusive.

67.  AMENDMENTS TO RESOLUTIONS

  No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

  (a)
  at least 48 hours before the time appointed for holding the meeting or postponed or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

  (b)
  the chairman in his absolute discretion determines that the amendment may be considered or voted on.

  If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

68.  FAILURE TO DISCLOSE INTERESTS IN SHARES

68.1
Where notice is served by the Company under section 793 of the Act (a "section 793 notice") on a shareholder, or another person appearing to be interested in shares held by that shareholder, and the shareholder or other person has failed in relation to any shares (the "default shares," which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares and to any other shares registered in the name of such shareholder or in which such other person is interested, as the case may be, at any time whilst the default subsists) to provide the Company with the information required (and for the avoidance of doubt, in the case of a Depositary acting solely in the Depositary's capacity as such, only the information required under Article 68.4) within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the board otherwise determines:

(a)
the shareholder shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll;

(b)
where the default shares represent at least 0.25% in nominal value of the issued shares of their class:

(i)
a dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the default shares (except on the winding up of a company) shall be withheld by the Company, which has no obligation to pay interest on it, and the shareholder shall not be entitled to elect, pursuant to Article 125, to receive shares instead of a dividend; and

    (ii)
    no transfer of any default shares (in the case of any uncertificated shares, subject to the Uncertified Securities Regulations) shall be registered unless the transfer is an excepted transfer or:

    (A)
    the shareholder is not himself in default in supplying the information required; and

    (B)
    the shareholder proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer; and

  (c)
  the shareholder (except for a Depositary acting solely in the Depositary's capacity as such) that is the subject of a section 793 notice is in breach of these Articles.

68.2
The board may, to enable the Company to deal with default shares in accordance with the provisions of this Article, give notice in writing to any shareholder requiring the shareholder holding default shares held in uncertificated form:

(a)
to change his holding of such shares from default shares held in uncertificated form into certificated form in the name of the shareholder by the time stated in the notice; or

(b)
to appoint any person to take any steps, by instruction by means of the relevant system or otherwise, in the name of any holder of default shares as may be required to change such default shares from uncertificated form into certificated form. If the shareholder does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the shareholder in accordance with the Uncertificated Securities Regulations.

68.3
Where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person's apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly.

68.4
Where the shareholder on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary's capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary.

68.5
The sanctions under Article 68.1 cease to apply seven days after the earlier of:

(a)
receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

(b)
receipt by the Company, in a form satisfactory to the board, of all the information required by the section 793 notice.

68.6
Where, on the basis of information obtained from a shareholder in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the shareholder, but the accidental omission to do so, or the non-receipt by the shareholder of the copy, does not invalidate or otherwise affect the application of Articles 68.1 and 68.2.

68.7
For the purposes of this Article 68:

(a)
a person, other than the holder of a share, shall be treated as appearing to be interested in that share if the shareholder has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a section 793 notice, from anyone else or otherwise) knows or has reasonable cause to believe that the person is or may be so interested;

  (b)
  "interested" shall be construed as it is for the purpose of section 793 of the Act and references in this Article to persons interested in shares and to "interests in shares" shall be construed in accordance with section 820 of the Act;

  (c)
  reference to a person having failed to provide the Company the information required by a section 793 notice, or being in default in supplying such information, includes (i) reference to his having failed or refused to provide all or any part of it, and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

  (d)
  the "prescribed period" means 14 days;

  (e)
  "transfer" means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share;

  (f)
  an "excepted transfer" means, in relation to shares held by a shareholder:

  (i)
  a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of Chapter 3 of Part 28 of the Act); or

  (ii)
  a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

  (iii)
  a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of any interest in the shares to a person who is unconnected with the shareholder and with any other person appearing to be interested in the shares.

68.8
None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 793 and 794 of the Act or any order made by the court under section 794 or elsewhere under Part 22 of the Act nor shall any sanction imposed by the board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT AND RETIREMENT OF DIRECTORS

69.  NUMBER OF DIRECTORS

69.1
The number of directors must not be less than three and must not be more than such number determined by the board. The number of directors may be fixed within the foregoing limits from time to time by resolution of the board.

69.2
A majority of the directors shall be independent.

70.  POWER OF THE COMPANY TO APPOINT DIRECTORS

  Without prejudice to the power of the board to appoint a person to be a director pursuant to these Articles, the Company may, by ordinary resolution appoint a person who has been nominated in accordance with Article 46 and who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any number fixed in accordance with these Articles.

71.  POWER OF THE BOARD TO APPOINT DIRECTORS

  Notwithstanding the specific rights of shareholders to appoint and nominate directors pursuant to these Articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any number fixed in accordance with these Articles.

72.  APPOINTMENT OF EXECUTIVE DIRECTORS

72.1
Subject to the provisions of the Act, the board may appoint one or more of its body to hold an executive office with the Company for such term and on such other terms and conditions as the board thinks fit. The board may revoke or terminate an appointment at any time, with or without cause, without prejudice to a claim for damages for breach of any contract of service between the director and the Company or otherwise.

72.2
Subject to the provisions of the Act, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as the board thinks fit and, without prejudice to any other provision of these Articles, it may remunerate any such director for such services as it thinks fit and provide for the payment of expenses properly incurred by the director.

73.  NO SHARE QUALIFICATION

  A director is not required to hold any shares in the capital of the Company.

74.  VOTING ON RESOLUTION FOR APPOINTMENT

  At a general meeting, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless an ordinary resolution that it should be so made has first been agreed to by the meeting without any vote being given against it, and for the purposes of this Article a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment. A resolution moved in contravention of this Article is void (whether or not its being so moved was objected to at the time).

75.  CLASSIFICATION OF THE BOARD

75.1
The directors of the Company shall be classified with respect to the time for which they severally hold office into three classes ("Class I," "Class II" and "Class III"), as nearly equal in number as possible and as provided in these Articles. The initial term of:

(a)
Class I shall expire at the annual general meeting to be held in 2017;

(b)
Class II shall expire at the annual general meeting to be held in 2018; and

(c)
Class III shall expire at the annual general meeting to be held in 2019.

75.2
At each annual general meeting to be held in and after 2017, the number of directors equal to the number of the Class whose term expires at such meeting shall be appointed to hold office until the third succeeding annual general meeting. Except as provided in Article 75.3, directors of the Class whose term is expiring at an annual general meeting shall be appointed at such meeting, and each director elected shall hold office until his successor is appointed or until his death, resignation, retirement or removal.

75.3
In the event of any change in the authorised number of directors and if the board then remains classified, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board among the Classes of directors so as to maintain such Classes as nearly equal as possible.

75.4
Should a vacancy on the board occur or be created, whether arising through death, resignation, retirement or removal of a director, or through an increase in the number of directors of any Class, such vacancy shall be filled by the majority vote of all of the remaining directors, (whether or not a quorum), or by a sole remaining director. Subject to the provisions hereof, any director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the Class to which he was appointed. In the event such term extends beyond the next annual general meeting for which a notice of the meeting has not been sent at the time of the appointment, the director or directors so appointed shall be named and described in the notice of the next annual general meeting and shall stand for election for the remaining portion of the term of office at such annual general meeting.

76.  VACATION OF OFFICE BY DIRECTOR

76.1
Without prejudice to the provisions for retirement contained in these Articles, the office of a director is vacated if:

(a)
he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(b)
where he has been appointed for a fixed term, the term expires;

(c)
he ceases to be a director by virtue of a provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a director;

(d)
he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute; or

(e)
a registered medical practitioner who is treating him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months, and the board resolves that his office be vacated.

76.2
A resolution of the board declaring a director to have vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the resolution.

76.3
If the office of a director is vacated for any reason, he shall cease to be a member of any committee.

ALTERNATE DIRECTORS

77.  APPOINTMENT

77.1
A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:

(a)
another director; or

(b)
another person approved by the board and willing to act.

  No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the provisions of the Act has been received at the office or tabled at a meeting of the board.

77.2
An alternate director is not required to hold any shares in the capital of the Company and shall not be counted in reckoning the number of directors for the purpose of Article 69.

78.  REVOCATION OF APPOINTMENT

  A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of Article 77, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he had not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

79.  PARTICIPATION IN BOARD MEETINGS

  An alternate director shall, if he provides the Company an address at which notices may be served on him or an address at which notices may be served on him by electronic means, be entitled to receive notice of all meetings of the board and all committees of which his appointor is a shareholder and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

80.  RESPONSIBILITY

  A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

81.  REMUNERATION AND EXPENSES OF DIRECTORS

81.1
Subject to the provisions of these Articles, the board shall have the authority to determine the compensation of directors who are not officers or employees of the Company or a subsidiary of the Company. Such directors may be paid their expenses, if any, of attendance at each meeting of the board or committee and may be paid a fixed sum or a variable sum for attendance at or participation in each meeting of the board or committee, which may be in addition to stated director compensation in cash or equity (such as shares, options or units) or other benefits, or any combination thereof.

81.2
No such compensation under Article 81.1 shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of any special or standing committees may be allowed like compensation for attending or participating in committee meetings. A non-executive chairman of the board and the chairman of a special or standing committee may be paid a supplemental sum for serving as chairman of each meeting of the board or the special or standing committee.

81.3
Subject to the provisions of the Act, the Company may also fund a director's expenditure on defending proceedings (including investigations by or action proposed to be taken by any regulatory authority) or in connection with any application under the Act and may do anything to enable a director to avoid incurring such expenditure.

82.  ADDITIONAL REMUNERATION

  A director who, at the request of the board, travels or resides abroad, undertakes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may determine.

83.  REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

  An alternate director is not entitled to compensation from the Company for his services as an alternate director. The compensation payable to an alternate director is payable out of the compensation payable to his appointor and consists of such portion (if any) of the compensation as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under Article 81 had he been a director.

84.  DIRECTORS' PENSIONS AND OTHER BENEFITS

84.1
The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

(a)
the Company;

(b)
a company that is or was a subsidiary undertaking of the Company;

(c)
a company that is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)
a predecessor in business of the Company or of a subsidiary undertaking of the Company;

  or, in each case, for any member of his family, including a spouse or former spouse, a civil partner or a former civil partner, or a person who is or was dependent on him. For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

84.2
A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 84.1 and is not obliged to account for it to the Company.

85.  REMUNERATION OF EXECUTIVE DIRECTORS

  The salary or other remuneration of a director appointed to hold employment or executive office in accordance with these Articles may be a fixed sum of money, or a variable sum wholly or in part governed by business done or profits made, and may include equity or other compensation or as otherwise determined by the board, and may be in addition to or instead of compensation payable to him for his services as director pursuant to these Articles.

86.  INSURANCE

  Subject to the provisions of the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company, any associated company or such other organisation.

POWERS AND DUTIES OF THE BOARD

87.  POWERS OF THE BOARD

  Subject to the provisions of the Act and these Articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board, and the board may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of these Articles and no direction given by the Company shall invalidate a prior act of the board that would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the board do not limit the general powers given by this Article.

88.  POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

  If the number of directors is less than the minimum prescribed by these Articles, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, notwithstanding any other provisions of these Articles, the chief executive officer, the secretary or a shareholder may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

89.  POWERS OF EXECUTIVE DIRECTORS

  The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

90.  OFFICERS

90.1
The officers of the Company shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed herein or determined solely by the board, subject to the right of the board to remove any officer or officers at any time. The board may determine that all of the officers of the Company shall be appointed or reappointed by the board on an annual basis.

90.2
The officers of the Company shall include a chief executive officer, one or more presidents, one or more vice presidents (any one or more of whom may be designated by the board as executive vice president or senior vice president), a treasurer, a secretary and if the board so elects, a chairman of the board and such other officers as the board may from time to time elect or appoint. Any number of offices may be held by the same person unless the Act or these Articles otherwise provide.

90.3
Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board.

90.4
Any officer of the Company may be removed at any time, with or without cause, by the board.

90.5
The compensation of all officers and agents of the Company shall be fixed by the board or a duly constituted committee thereof.

90.6
Each officer of the Company shall hold office until his successor is appointed or until his earlier death, resignation, retirement or removal. Any vacancy occurring in any office of the Company may be filled by the board.

91.  CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENTS

91.1
Unless the board shall otherwise delegate such duties and subject in all respects to the powers and duties of the board, the chief executive officer shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, including designation of authority by power of attorney, or where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the Company. The chief executive officer or such other officer as shall be authorised by him shall have such powers and duties as usually pertain to the office of chief executive officer, except as the same may be modified by the board. Further, unless the board otherwise determines, he shall, in the absence of the chairman of the board or if there be no chairman of the board, preside at all general meetings and meetings of the board.

91.2
If so appointed, the chairman of the board shall preside at all general meetings and meetings of the board; and he shall have such other powers and duties as may be delegated by the board.

91.3
In the absence of the chief executive officer, or in the event of his inability or refusal to act, a president designated by the board shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. In the absence of a designation by the board of a president to perform the duties of the chief executive officer, or in the event of his absence or inability or refusal to act, the president who is present and who is senior in terms of time as a president of the Company shall so act. The presidents shall perform such other duties and have such other powers as may be delegated by the board from time to time.

92.  VICE PRESIDENTS

  The vice presidents shall perform such duties as expressly assigned to them by the chief executive officer, any president, or by a more senior vice president, as well as such other duties as may be delegated by the board from time to time. The ranking of vice presidents shall be in the following sequence (higher to lower): executive vice president, senior vice president and vice president.

93.  DELEGATION TO COMMITTEES

93.1
The board may by a majority of the whole board delegate any of its powers, authorities and discretions (with power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of these Articles refers to the exercise of a power, authority or discretion by the board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to Articles 72 and 81 to 86) and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

93.2
Committee membership designations shall be subject to provisions regarding independence or other qualifications for committee service which may be imposed by applicable laws, rules, regulations or listing rules.

93.3
The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

93.4
Standing committee functions, one or more of which may be performed by a single committee, may include audit, compensation, finance and nominating and governance and/or such other committees as may be designated by the board from time to time. Any committee, to the extent provided in the resolution of the board or the board approved committee charter, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Company, including:

(a)
authorising the seal of the Company to be affixed to all papers that may require it;

(b)
in relation to the allotment or issue of shares approved by the board, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares; but no such committee shall have the power or authority in reference to:

(i)
adopting an agreement of merger, consolidation, scheme of arrangement or similar arrangement;

(ii)
recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; and

(iii)
recommending to the shareholders a dissolution of the Company or a revocation of a dissolution,

  provided further that, unless the resolution or these Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorise the allotment or issue of shares.

  Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board.

94.  LOCAL BOARD

  The board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the board may think fit. The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the board, so far as they are capable of applying.

95.  AGENTS

  The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation with or without cause.

96.  EXERCISE OF VOTING POWERS

  The board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

97.  PROVISION FOR EMPLOYEES

  The board may exercise the powers conferred on the Company by the Act to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or alternate or shadow director) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary.

98.  REGISTERS

  Subject to the provisions of the Act, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

99.  REGISTER OF CHARGES

  The Company shall keep a register of charges in accordance with the provisions of the Act and the fee to be paid by a person other than a creditor or shareholder for each inspection of the register of charges is the maximum sum prescribed by the provisions of the Act or, failing which, determined by the board.

100.  DIRECTORS' CONFLICTS OF INTEREST OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

100.1
Subject to the provisions of the Act, if a situation (a "relevant situation") arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of any such property, information or opportunity, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(a)
if the relevant situation arises from the appointment or proposed appointment of a person as a director, the board may resolve to authorise the appointment of the director and the relevant situation; or

  (b)
  if the relevant situation arises in circumstances other than those in Article 100.1(a), the board may resolve to authorise the relevant situation and the continuing performance by the director of his duties, in each case on such terms as the board may determine and such determination shall be notified in writing to the relevant directors.

100.2
Any authorisation under Article 100.1 shall be effective only if:

(a)
the matter in question shall have been proposed in writing for consideration at a meeting of the board, in accordance with the board's normal procedures or in such other manner as the board may approve;

(b)
any requirement as to the quorum at the meeting of the board for that part of the meeting at which the matter is considered is met without counting the director in question and any other interested director (together the "interested directors"); and

(c)
the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted and may be terminated by the board at any time after prior consultation with the interested directors, reasonable account being taken of their representations.

100.3
Any reference in Article 100.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

100.4
Any terms determined by the board under Article 100.1(a) or Article 100.1(b) may be imposed at the time of the authorisation or may be imposed or varied subsequently after prior consultation with the interested directors, reasonable account being taken of their representations, and may include:

(a)
whether the interested director(s) may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the relevant situation;

(b)
the exclusion of the interested director(s) from all information and discussion by the board or any committee of the relevant situation; and

(c)
(without prejudice to the general obligations of confidentiality) the application to the interested director(s) of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.

100.5
A director must act in accordance with any terms determined by the board under Article 100.1(a) or Article 100.1(b) and shall be entitled to rely on any such determination in the absence of fraud.

100.6
Except as specified in Article 100.2, any proposal made to the board and any authorisation by the board in relation to a relevant situation shall be dealt with in the same way as any other matter that may be proposed to and resolved upon by the board in accordance with the provisions of these Articles.

100.7
If a relevant situation has been authorised by the board under Article 100.1 then (subject, in any case, to any terms determined by the board under Article 100.1(a) or Article 100.1(b)):

(a)
where the director obtains (other than through his position as a director) information relating to that relevant situation which is confidential to a third party, he will not be obliged to disclose it to the board or to any director or other officer or employee of the Company or to use it in relation to the Company's affairs in circumstances where to do so would amount to a breach of that confidence;

(b)
the director may absent himself from meetings of the board or any committee at which anything relating to that relevant situation will or may be discussed; and

  (c)
  the director may make such arrangements as he thinks fit for board and committee papers to be received and read by a professional adviser on his behalf;

  and the general duties which any director owes to the Company under the Act will not be infringed by anything done (or omitted to be done) in accordance with the provisions of this Article 100.7.

100.8
A director shall not be liable to account to the Company for any profit, remuneration or other benefit which he (or any person connected with him within the meaning of section 252 of the Act) may derive from any relevant situation authorised under Article 100.1 (subject, in any case, to any terms determined by the board in connection with such authorisation that are notified as aforesaid) and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director (or any person connected with him as aforesaid) having any type of interest authorised under Article 100.1 (subject as aforesaid).

101.  DECLARATIONS OF INTEREST BY DIRECTORS

101.1
A director must declare the nature and extent of his interest in any relevant situation within Article 100.1 to the other directors.

101.2
If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of his interest to the other directors.

101.3
Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under Article 101.2.

101.4
The declaration of interest must (in the case of Article 101.3) and may, but need not (in the case of Article 101.1 or 101.2) be made:

(a)
at a meeting of the board; or

(b)
by notice to the other directors in accordance with:

(i)
section 184 of the Act (notice in writing); or

(ii)
section 185 of the Act (general notice).

101.5
If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

101.6
Any declaration of interest required by Article 101.1 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

101.7
Any declaration of interest required by Article 101.2 must be made before the Company enters into the transaction or arrangement.

101.8
Any declaration of interest required by Article 101.3 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

101.9
A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose a director is treated as being aware of matters of which he ought reasonably to be aware.

101.10
A director need not declare an interest:

(a)
if it cannot be reasonably be regarded as likely to give rise to a conflict of interest;

(b)
if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or

(c)
if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)
by a meeting of the board; or

(ii)
by a committee appointed for the purpose under these Articles.

102.  DIRECTORS' INTERESTS AND VOTING

102.1
Subject to the provisions of the Act and provided he has declared his interest in accordance with Article 101, a director, notwithstanding his office:

(a)
may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)
may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may determine either in addition to or instead of remuneration provided for by another Article; and/or

(c)
may be or become a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment.

102.2
A director shall not be liable to account to the Company for any profit, remuneration or other benefit resulting from any interests permitted under Article 102.1 and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director having any type of interest permitted under Article 102.1.

102.3
A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee concerning any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and in which he has an interest that may reasonably be regarded as likely to give rise to a conflict of interest, but this prohibition does not apply to a resolution concerning any of the following matters:

(a)
any contract, arrangement, transaction or proposal in which he is interested by virtue of an interest in shares, debentures or other securities of the Company, or otherwise in or through the Company;

(b)
the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(c)
the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

  (d)
  a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

  (e)
  a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a "relevant company"), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing 1% or more of either any class of the equity share capital of or the voting rights in the relevant company;

  (f)
  a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

  (g)
  a contract, arrangement, transaction or proposal concerning:

  (i)
  indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company as a director or officer of the Company, or a director or officer or trustee of any other organisation; or

  (ii)
  the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

102.4
A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case each of the directors concerned (if not otherwise debarred from voting under this Article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

102.5
If a question arises at a meeting as to whether the interest of a director (other than the interest of the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

102.6
If a question arises at a meeting as to whether the interest of the chairman of the meeting may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be determined by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

102.7
For the purposes of this Article, the interest of a person who is connected with (within the meaning of section 252 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This Article applies to an alternate director as if he were a director otherwise appointed.

102.8
Subject to the provisions of the Act, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this Article.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

103.  BOARD MEETINGS

103.1
Subject to these Articles, the board may meet for the dispatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

103.2
The first board meeting following the election of directors at an annual general meeting shall ordinarily be held immediately following the annual general meeting, but may be held at such other time and place as shall be specified in a notice given to the directors in accordance with Article 104.

104.  NOTICE OF BOARD MEETINGS

104.1
Regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

104.2
Special meetings of the board may be called by the chairman of the board, the chief executive officer or the president on not less than 24 hours' advance notice to each director, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice, on the written request of a majority of the directors then in office.

104.3
A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.

105.  QUORUM

105.1
The quorum necessary for the transaction of business is a majority of the directors, present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

105.2
If a quorum shall not be present at any board meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

106.  CHAIRMAN OF BOARD

  The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and determine the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be determined by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

107.  VOTING

  Questions arising at a meeting of the board are determined by a majority of votes.

108.  PARTICIPATION BY TELEPHONE

  A director or his alternate director may participate in a meeting of the board or a committee through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the provisions of the Act, all business transacted in this way by the board or a committee is for the purposes of these Articles deemed to be validly and effectively transacted at a meeting of the board or a committee although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

109.  RESOLUTION IN WRITING

109.1
Any director may, and the secretary at the request of a director shall, propose a written resolution by giving written notice to the other directors entitled to receive notice of a meeting of the board or a meeting of a committee (as the case may be).

109.2
A directors' written resolution is adopted when all the directors entitled to vote on such a resolution have signed one or more copies of it, or otherwise indicated their agreement to it in writing or by electronic means.

109.3
The resolution in writing need not be executed or agreed to by an alternate director if it is executed or agreed to by his appointor and a resolution executed or agreed to by an alternate director need not be executed or agreed to by his appointor.

109.4
Any resolution in writing is to be kept with the minutes of the proceedings of the board (or committee, as the case may be).

109.5
Once a directors' written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors' meeting in accordance with these Articles.

110.  PROCEEDINGS OF COMMITTEES

110.1
At all meetings of committees, a majority of the directors who are members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by the Act or these Articles. If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

110.2
Regular committee meetings may be held without notice at such time and at such place as shall from time to time be determined by the committee.

110.3
Special committee meetings may be called by the chairman of a committee on not less than 24 hours' advance notice to each committee member, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice on the written request of two committee members unless the committee consists of only one member, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole committee member.

110.4
Subject to these Articles, proceedings of any committee shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the board.

111.  MINUTES OF PROCEEDINGS

111.1
The board shall cause minutes to be made in books kept for the purpose of:

(a)
all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

(b)
the names of directors present at every meeting of the board, committees, meetings of the Company or meetings of the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

111.2
If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

111.3
Minutes of every meeting of a committee shall be distributed to all of the directors of the Company.

112.  VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

  All acts done by a meeting of the board, or of a committee, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

113.  SECRETARY

113.1
Subject to the provisions of the Act, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. Each joint secretary (to the extent appointed) shall, unless otherwise determined by the board, be individually authorised to perform the duties and exercise the powers of the secretary. The board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

113.2
The secretary or other officer appointed by the board shall attend meetings of the board and general meetings, and record all the proceedings of the general meetings and of the board in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all general meetings and meetings of the board, and shall perform such other duties as may be prescribed by the board or the chief executive officer, under whose supervision he shall act.

113.3
The assistant secretaries, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the secretary, or if directed by the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board may from time to time prescribe or as the chief executive officer or the secretary may from time to time delegate.

113.4
Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

114.  AUTHENTICATION OF DOCUMENTS

    A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including these Articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee and books, records, documents and accounts relating to the business of the Company, and certify copies or extracts as true copies or extracts; and where any books, records, documents or accounts are elsewhere than the office, the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of the proceedings at a duly constituted meeting.

SEALS

115.  SAFE CUSTODY

    The secretary shall provide for the safe custody of every seal.

116.  APPLICATION OF SEALS

116.1
A seal shall have the Company's name engraved in legible characters.

116.2
Subject to the provisions of these Articles in relation to share certificates issued by the Company in respect of the Company's shares, stock, debentures or other securities, a seal may be used only by the secretary, treasurer, an assistant secretary or an assistant treasurer with the authority of a resolution of the board. The secretary, treasurer, an assistant secretary, or an assistant treasurer shall sign an instrument (other than such share certificates) to which a seal is affixed. The board may determine, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

DIVIDENDS AND OTHER PAYMENTS

117.  RESERVES

    Subject to the provisions of the Act, the board may, before paying any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the board, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the board thinks fit. The board may divide the reserve into such special reserves as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

118.  PAYMENT OF DIVIDENDS

    Subject to the provisions of the Act, if the board considers that the financial position of the Company justifies such payments, it can pay interim, final or other dividends on any class of shares of any amounts and on any dates and for any periods which it determines.

119.  ENTITLEMENT TO DIVIDENDS

119.1
All dividends will be divided and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid, provided that no dividend (nor, for the avoidance of doubt, any dividend in specie or any scrip dividend payable in accordance with Articles 124 or 125, respectively) shall be payable in respect of any share which is for the time being held by or for the benefit of any organisation which is a subsidiary or subsidiary undertaking of the Company. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share provide that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This Article applies unless these Articles, the rights attached to any shares, or the terms of any shares, provide otherwise.

119.2
Except as otherwise provided by these Articles or the rights attached to any shares:

(a)
a dividend or any other money payable in respect of a share can be declared and paid in any currency the board determines;

(b)
the Company may agree with a shareholder that any dividend declared or that may become due in one currency will be paid to the shareholder in another currency; and

(c)
with the prior written consent of the Depositary, the board may determine that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly; in particular, if a Depositary has chosen or agreed to receive dividends in another currency, the board may make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date determined by the board, in each case using an exchange rate selected by the board for any currency conversions required. The board can also determine how any costs relating to the choice of currency will be met.

119.3
The board can offer shareholders the choice to receive dividends and other money payable in respect of their shares in a currency other than that in which the dividend or other money payable is declared on such terms and conditions as the board may prescribe from time to time.

119.4
If a shareholder owes the Company any money for calls on shares or money in any other way relating to a share held by him, the board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of that share. Money deducted in this way can be used to pay amounts owed to the Company.

119.5
Unless the rights attached to any shares, or the terms of any shares, provide otherwise, no dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company.

120.  METHOD OF PAYMENT

120.1
The Company may pay any dividend, interest or other amount payable in respect of a share:

(a)
in cash;

  (b)
  by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and which may, at the Company's option, be crossed "account payee" where appropriate);

  (c)
  by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

  (d)
  if the board so determines, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

  (e)
  by such other method as the person entitled to the payment may in writing direct and the board may agree.

120.2
The Company may send a cheque, warrant or money order by post:

(a)
in the case of a sole holder of shares, to his registered address;

(b)
in the case of joint holders of shares, to the registered address of the person whose name stands first in the register;

(c)
in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 138;

(d)
in the case of a Depositary, and subject to the approval of the board, to such persons and postal addresses as the Depositary may direct; or

(e)
in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

120.3
Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

(a)
the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(b)
for any of the purposes of this Article 120, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

120.4
Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

120.5
Payment of such cheque, warrant or money order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment by means of a relevant system, shall be a good discharge to the Company.

120.6
Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

120.7
Without prejudice to Article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the board may reasonably require.

121.  DIVIDENDS NOT TO BEAR INTEREST

    No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

122.  UNCLAIMED DIVIDENDS, ETC.

    Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

123.  UNCASHED DIVIDENDS

    If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

  (a)
  a cheque, warrant or money order is returned undelivered or left uncashed; or

  (b)
  a transfer made by a bank or other funds transfer system is not accepted;

  and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

124.  PAYMENT OF DIVIDENDS IN SPECIE

    Without prejudice to Article 68 and Article 144, the board may direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular may:

  (a)
  issue fractional certificates (or ignore fractions);

  (b)
  fix the value for distribution of the specific assets (or any part of them);

  (c)
  determine that a cash payment be made to a shareholder on the basis of the value so fixed, in order to secure equality of distribution; and

  (d)
  vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.

125.  PAYMENT OF SCRIP DIVIDENDS

125.1
Subject to the provisions of the Act, but without prejudice to Article 68 and Article 144, the board may allot to those holders of a particular class of shares who have elected to receive them further shares of that class or shares of any other class in either case credited as fully paid ("new shares") instead of cash in respect of all or part of any dividend or dividends, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

125.2
The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the "relevant dividend"). For this purpose the "average quotation" of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from such source as the board may deem appropriate for the business day on which the relevant class of shares is first quoted "ex" the relevant dividend (or such other date as the board may deem appropriate) and the four subsequent business day(s). A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

125.3
The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article, including:

(a)
the giving of notice to holders of the right of election offered to them;

(b)
the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)
determination of the procedure for making and revoking elections;

(d)
the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(e)
the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

(f)
the exclusion from any offer to elect to receive scrip dividends of any holders of shares where the board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

125.4
The board can exclude or restrict the right to elect to receive new shares under this Article 125 in the case of any shareholder or other person who is a Depositary if the election by such shareholder or Depositary on behalf of any person holding any interest in the shares would involve the contravention of the laws of any territory or if for any other reason the board determines that the offer to elect to receive new shares should not be made to any such person.

125.5
The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the "elected shares"); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in Article 125.2. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation pursuant to Article 126. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 126.

125.6
The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

125.7
In relation to any particular proposed dividend, the board may in its absolute discretion determine:

(a)
that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(b)
at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

126.  CAPITALISATION OF RESERVES

    Subject to the provisions of the Act and Articles 127 and 128, the board may:

  (a)
  resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

  (b)
  appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

  (i)
  paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

  (ii)
  paying up in full unissued shares or debentures of a nominal amount equal to that sum;

  and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

  (c)
  make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the shareholders (except that if the amount due to a shareholder is less than £5.00, or such other sum as the board may determine, the sum may be retained for the benefit of the Company);

  (d)
  authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either:

  (i)
  the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

  (ii)
  the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those shareholders; and

  (e)
  generally do all acts and things required to give effect to the resolution.

127.  CAPITALISATION OF RESERVES—EMPLOYEES' SHARE SCHEMES

127.1
This Article (which is without prejudice to the generality of the provisions of the immediately preceding Article 126) applies where:

(a)
a person is granted pursuant to an employees' share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; and

(b)
pursuant to an employees' share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

127.2
In any such case the board shall:

(a)
transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the "cash deficiency") from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)
subject to Article 127.4, not apply that reserve account for any purpose other than paying up the cash deficiency on the allotment of those shares.

127.3
Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall, subject to the provisions of the Act:

(a)
appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares;

(b)
apply that amount in paying up the deficiency on the nominal value of those shares; and

(c)
allot those shares credited as fully paid to the person entitled to them.

127.4
If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

127.5
No right shall be granted under any employees' share scheme under Article 127.1(a) and no adjustment shall be made as mentioned in Article 127.1(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this Article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

128.  CAPITALISATION OF RESERVES—RIGHTS PLAN

128.1
This Article (which is without prejudice to the generality of the provisions of Article 126) applies where:

(a)
the board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 6.3 and 6.4; and

(b)
the board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for Class A Ordinary Shares and/or shares of another class or series.

128.2
For the purpose of giving effect to any such exchange as is referred to in Article 128.1(b), the board may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal amount of the Class A Ordinary Shares and/or the other shares which are to be exchanged for the Rights (other than Rights held by or on behalf of an Acquiring Person); and

(b)
apply that sum in paying up in full Class A Ordinary Shares and/or shares of another class or series and allot such Class A Ordinary Shares and/or such other shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) in exchange for the Rights (other than Rights held by or on behalf of an Acquiring Person).

128.3
The provisions of sub-paragraphs (c), (d) and (e) of Article 126 shall apply (mutatis mutandis) to any resolution of the board pursuant to Article 128.2 as they apply to any resolution of the board pursuant to Article 126.

129.  RECORD DATES

    Notwithstanding any other provision of these Articles, but subject to the provisions of the Act and rights attached to shares, the board may fix any date (which shall not be more than 60 days before the date on which a dividend, distribution, allotment or issue is declared, made or paid) as the record date for a dividend, distribution, allotment or issue.

ACCOUNTS

130.  TREASURER

130.1
The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board.

130.2
The treasurer shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board at its meetings, or when the board so requires, an account of all his transactions as treasurer, and of the financial condition of the Company, which account may be submitted directly or through the chief financial officer. The treasurer shall perform such other duties and have such other authority and powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

130.3
If required by the board, the treasurer shall provide the Company a bond in such sum, and with such surety or sureties, as shall be satisfactory to the board for the faithful execution of the duties of his office, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

130.4
The assistant treasurers, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board may from time to time prescribe or the chief executive officer may from time to time delegate.

131.  KEEPING AND INSPECTION OF ACCOUNTING RECORDS

131.1
The board shall ensure that accounting records are kept in accordance with the provisions of the Act.

131.2
The accounting records shall be kept at the office or, subject to the provisions of the Act, at another place determined by the board and shall be available at all times for the inspection of the directors and other officers. No shareholder (other than a director or other officer who is also a shareholder and in his capacity as an officer or director) has the right to inspect an accounting record or other document except if that right is conferred by the Act or ordered by a court of competent jurisdiction or he is authorised by the board or by an ordinary resolution of the Company.

132.  ACCOUNTS TO BE SENT TO SHAREHOLDERS, ETC.

132.1
In respect of each financial year, a copy of the Company's annual accounts and reports on those accounts shall be sent to:

(a)
every shareholder (whether or not entitled to receive notices of general meetings);

(b)
every holder of debentures (whether or not entitled to receive notices of general meetings); and

(c)
every other person who is entitled to receive notices of general meetings;

  not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act (the "accounts meeting").

  This Article does not require copies of the documents to which it applies to be sent to:

  (d)
  a person for whom the Company does not have a current address; or

  (e)
  more than one of the joint holders of shares or debentures.

132.2
The board may determine that persons entitled to receive a copy of the Company's annual accounts, the directors' report and the auditors' report on those accounts and on the directors' report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

132.3
Where permitted by the Act, a copy of the strategic report together with any supplementary material containing the information prescribed by the Act may be sent to a person so electing in place of the documents required to be sent by Article 132.1.

133.  EXTERNAL AUDITOR

  The audit committee shall have exclusive authority and responsibility to recommend, approve the compensation of, and oversee the Company's external audit firm. The external auditor shall be recommended by the audit committee on an annual basis, and such auditor recommendation shall be submitted for shareholder approval at the accounts meeting.

NOTICES

134.  NOTICES TO BE IN WRITING

134.1
A notice to be given to or by any person pursuant to these Articles shall be in writing.

134.2
Where any notice is required to be given under the Act or these Articles, to the extent permitted by the Act, a waiver thereof in writing and signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

135.  SERVICE OF NOTICES, DOCUMENTS AND INFORMATION ON SHAREHOLDERS

135.1
Any notice, document or information may be given, sent or supplied by the Company to any shareholder:

(a)
personally;

(b)
by sending it by post in a pre-paid envelope addressed to the shareholder at his registered address;

(c)
by hand at the shareholder's registered address;

(d)
by sending it in electronic form to the electronic address specified for the purpose by the shareholder (generally or specifically), provided that the shareholder has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(e)
subject to the provisions of the Act, by making it available on a website, provided that the requirements in Article 135.2 are satisfied.

135.2
The requirements referred to in Article 135.1(e) are that:

(a)
the shareholder has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the shareholder has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning with the date on which the Company's request was sent and the shareholder is therefore taken to have so agreed (and has not revoked that agreement);

(b)
the shareholder is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed ("notice of availability");

(c)
in the case of a notice of general meeting, the notice of availability states that it concerns a notice of a general meeting of the Company, specifies the place, date and time of the meeting, and states whether it will be an annual general meeting; and

(d)
the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notice of availability and ending with the conclusion of the meeting and, in all other cases, throughout the period specified by any applicable provision of the Act or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notice of availability is sent to the shareholder, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

135.3
In the case of joint holders of shares:

(a)
it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register in respect of the joint holding (the "first named holder") only; and

(b)
anything to be agreed or specified in relation to any notice, document or information to be sent or supplied to them may be agreed or specified by the first named holder and any such agreement or specification shall be binding on all the joint holders.

135.4
For the avoidance of doubt, the provisions of this Article 135 are subject to Article 44.

135.5
The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all shareholders.

136.  EVIDENCE OF SERVICE

136.1
Any notice, document or information given, sent or supplied by the Company to the shareholders or any of them:

(a)
by being delivered or left (other than by post) at a registered address or address for service (other than an address for the purposes of communicating by electronic means) shall be deemed to have been served or delivered on the day it was so delivered or left;

(b)
by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

(c)
by electronic means, shall be deemed to have been received 6 hours after it was sent provided that the Company is able to show that it was properly addressed;

(d)
by making it available on a website, shall be deemed to have been received on the date on which notice of availability on the website is deemed to have been received in accordance with this Article or, if later, the date on which it is first made available on the website; or

(e)
by means of a relevant system shall be deemed to have been received 24 hours after the Company, or any sponsoring system-participant acting on the Company's behalf, sends the issuer-instruction relating to the notice, document or information.

136.2
Any notice, document or information given, sent or supplied by the Company by any other means authorised in writing by the shareholder concerned is deemed to be received when the Company has taken the action it has been authorised to take for that purpose.

136.3
A shareholder present in person or by proxy at a meeting or at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

137.  NOTICE BINDING ON TRANSFEREES, ETC.

  A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

138.  NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

  Where a person is entitled by transmission to a share, any notice, document or information may be given, sent or supplied by the Company to that person as if he were the holder of a share by sending or delivering it in any manner authorised by these Articles for the giving of notice to a shareholder addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt shareholder (or by similar designation), at the address supplied for that purpose by the person claiming to be entitled by transmission. Until such an address has been supplied, any notice, document or information may be given, sent or supplied in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to any other person interested in the share.

139.  VALIDATION OF DOCUMENTS IN ELECTRONIC FORM

139.1
Where a document is required under these Articles to be signed by a shareholder or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)
incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that shareholder or other person, in such form as the board may approve; or

(b)
be accompanied by such other evidence, such as an identification or control number, as the board may require in order to be satisfied that the document is genuine.

139.2
The Company may designate mechanisms for validating any document in electronic form and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 43 and 62.

140.  DISPUTE RESOLUTION

140.1
The courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a shareholder in that shareholder's capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company and/or the board and/or any of the directors, officers, employees or shareholders individually, arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise.

140.2
Damages alone may not be an adequate remedy for any breach of this Article 140, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

140.3
The governing law of these Articles is the substantive law of England and Wales.

140.4
For the purposes of this Article 140:

a "dispute" shall mean any dispute, controversy or claim;

references to "Company" shall be read so as to include the Company and each and any of the Company's subsidiary undertakings from time to time; and

"director" shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.

MISCELLANEOUS

141.  DESTRUCTION OF DOCUMENTS

141.1
The Company may destroy:

(a)
a share certificate which has been cancelled at any time after one year from the date of cancellation;

  (b)
  a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

  (c)
  an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration;

  (d)
  any instrument of proxy which has been used for the purpose of a poll at any time after one year from the date of use;

  (e)
  any instrument or proxy which has not been used for the purpose of a poll at any time after one month from the end of the general meeting or annual general meeting to which the instrument of proxy relates; and

  (f)
  any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it;

  provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 141 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original document.

141.2
It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(a)
the provisions of this Article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(b)
nothing contained in this Article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and

(c)
references in this Article to the destruction of a document include reference to its disposal in any manner.

142.  WINDING UP

  Subject to the provisions of these Articles, on a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the shareholders in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of shareholders how the division is to be carried out between shareholders or classes of shareholders. The liquidator may not, however, distribute to a shareholder without his consent an asset to which there is attached a liability or potential liability for the owner.

143.  INDEMNITY

143.1
To the fullest extent permitted by the Act (and any other applicable laws) and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

(a)
indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company, any associated company or such other organisation or employee benefit plan, where the basis of such proceeding is in his official capacity as a director or officer or trustee while serving or having agreed to serve as a director or officer or trustee;

(b)
indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's or the individual's activities as trustee of an occupational pension scheme; and

(c)
create a trust fund, grant a security interest and/or use other means (including insurance, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 143.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

143.2
Where a person is indemnified against any liability in accordance with Article 143.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

144.      [MANDATORY OFFER PROVISIONS

144.1
A person must not:

(a)
effect or purport to effect a Prohibited Acquisition (as defined in Article 144.10); or

(b)
except as a result of a Permitted Acquisition (as defined in Article 144.8):

  (i)
  whether by a series of transactions over a period of time or not, acquire an interest in shares which (on their own or taken together with shares in which persons determined by the board to be acting in concert with him are interested) carry 30% or more of the voting rights of the Company; or

  (ii)
  whilst he (alone or together with persons determined by the board to be acting in concert with him) is interested in shares that in aggregate carry not less than 30% but not more than 50% of the voting rights of the Company, acquire, whether by himself or with persons determined by the board to be acting in concert with him, an interest in any other shares that (on their own taken or together with any interests in shares held by persons determined by the board to be acting in concert with him) increases the percentage of shares carrying voting rights in which he is interested;

  (each of (i) and (ii), a "Limit").

144.2
Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

144.3
Where the board has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected it may require any shareholder or any other person (other than, in each case, a Depositary solely in such Depositary's capacity as such) to provide details of: (i) any persons acting in concert with such shareholder or other person; (ii) any interests in shares of such shareholder or other person (or any persons acting in concert with them); and (iii) any other information, as in each case the board considers appropriate to determine any of the matters under this Article 144.

144.4
Where the board determines (at any time and without any requirement to have first exercised any of its rights under Article 144.3) that any Limit is breached (and, in the case of a breach of a Limit that is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 144.8(c), at any time that such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person (such person, together with any persons determined by the board to be acting in concert with him, being "Breaching Persons"), the board may do all or any of the following:

(a)
determine that shareholders shall not be entitled in respect of any shares held by or on behalf of the Breaching Persons, or which the Breaching Persons are interested, in breach of this Article 144 (together, "Relevant Shares") to be present or to vote or procure or instruct another person to vote (in each case either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll and, without prejudice to the foregoing, determine that any votes purported to be cast in respect of Relevant Shares at a general meeting or at a separate meeting of the holders of a class of shares shall be disregarded;

(b)
determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares shall be withheld by the Company, which shall have no obligation to pay interest on it, and that the relevant shareholder shall not be entitled to elect, pursuant to Article 125, to receive shares instead of a dividend; and

(c)
determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary solely in such Depositary's capacity as such) to or from a Breaching Person shall be registered.

144.5
For the purpose of enforcing the sanction in Article 144.4(c), the board may give notice to the relevant shareholder and/or Breaching Person requiring the shareholder and/or Breaching Person to change the Relevant Shares held in uncertificated form into certificated form by the time stated in the notice. The notice may also state that the shareholder and/or Breaching Person may not change any Relevant Shares held in certificated form to uncertificated form. If the shareholder and/or Breaching Person does not comply with the notice, the board may require the Operator to convert Relevant Shares held in uncertificated form into certificated form in the name and on behalf of the relevant shareholder and/or Breaching Person in accordance with the Uncertificated Securities Regulations or a Depositary to convert such number of Relevant Shares into certificated form in the name and on behalf of the shareholder and/or Breaching Person in question.

144.6
Where any Relevant Shares are held by a Depositary (acting solely in such Depositary's capacity as such), the provisions of this Article 144 shall be treated as applying only to such

  Relevant Shares held by a Depositary on behalf of Breaching Persons and not to any other shares held by the relevant Depositary.

144.7
No Depositary shall be in breach of Article 144.1 or Article 144.2 or be a Breaching Person solely as a result of holding any shares (or interests in shares) in its capacity as Depositary provided that any shares held by any such Depositary (or in which such Depositary is interested) may still be Relevant Shares. Notwithstanding the preceding sentences, all interests in shares held by or on behalf of persons other than a Depositary with respect to shares (or interests in shares) held by such Depositary shall be taken into account for all purposes of this Article.

144.8
For the purposes of this Article, an acquisition is a "Permitted Acquisition" or, in the case of Article 144.8(c), an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 144.8(c) if:

(a)
the board consents to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the board; or

(b)
the acquisition is made as a result of a voluntary offer made and implemented (save to the extent that the board determines otherwise):

(i)
for all of the issued and outstanding shares (except not necessarily for those already held by the acquirer);

(ii)
in cash (or accompanied by a full cash alternative); and

(iii)
otherwise in accordance with the provisions of the Takeover Code (as if the Takeover Code applied to the Company); or

(c)
the acquisition is from a single shareholder and is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(i)
no further acquisitions are made by the acquirer (or any persons determined by the board to be acting in concert with him) other than (A) pursuant to a Mandatory Offer made in accordance with Article 144.8(c)(ii) or (B) that are Permitted Acquisitions under Article 144.8(a), (d) or (e), provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 144.8(c)(ii)) shall be or become, in any event, a Permitted Acquisition under this Article 144.8(c); and

(ii)
the acquirer makes, within seven days of such breach, and does not subsequently withdraw, an offer which, except to the extent the board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the Takeover Code (as if it so applied to the Company) (a "Mandatory Offer"), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 144.8(c)) also be Permitted Acquisitions; or

(d)
the acquisition was approved previously by an ordinary resolution passed by a general meeting if no votes are cast in favour of the resolution by or, in the case of shares held by a Depositary for the person in question, at the direction of:

(i)
the person proposing to make the acquisition and any persons determined by the board to be acting in concert with him; or

    (ii)
    the persons (if any) from whom the acquirer (together with persons determined by the board to be acting in concert with him) has agreed to acquire shares or interests in shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares or interests in shares by the acquirer or any persons determined by the board to be acting in concert with him; or

  (e)
  there is an increase in the percentage of the voting rights attributable to an interest in shares held by a person determined by the board to be acting in concert with him and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own shares or interests in shares.

144.9
Unless the board determines otherwise, in the case of a Permitted Acquisition pursuant to Article 144.8(a), (b) or (c) above, an offer must also be made in accordance with Rule 14, if applicable, and Rule 15 of the Takeover Code (as if Rules 14 and 15 applied to the Company).

144.10
Unless: (a) the acquisition is a Permitted Acquisition; or (b) the board determines otherwise, an acquisition of an interest in shares is a "Prohibited Acquisition" if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisitions resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the Takeover Code would in whole or part apply to the acquisition if the Company were subject to the Takeover Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rules 4, 5, 6, 8.1, 8.4 or 11 of the Takeover Code.

144.11
The board has full authority to determine the application of this Article including as to the deemed application of relevant parts of the Takeover Code (as if it applied to the Company). Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the board acting in good faith and on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The board shall not be required to provide any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 144.

144.12
Any one or more of the directors may act as attorneys of any shareholder and/or Breaching Person in relation to the execution of documents and other actions to be taken in respect of Relevant Shares as determined by the board under this Article 144 (including to enforce the sanctions referred to in Article 144.4).

144.13
Where used in this Article, the phrases "offer" and "voting rights" shall have the meanings ascribed to them in the Takeover Code. This Article 144 only applies whilst the Takeover Code does not apply to the Company.]

APPENDIX—SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF CARDTRONICS PLC

        Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Cardtronics plc (the "Company"), the board may exercise any power of the Company to establish a shareholders rights plan (the "Rights Plan"). The Rights Plan may be in such form as the board shall in its absolute discretion determine and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

        Pursuant to the Rights Plan, the board would declare and issue one right (a "Right") for each outstanding Class A Ordinary Share, nominal value $0.01 per share, of the Company ("Class A Ordinary Share"). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Class A Ordinary Shares or shares of any other class or series as specified in the Rights Plan (a "Share"), subject to adjustment.

        Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons and/or anyone with whom he is acting in concert (a "group") has acquired a share interest of 20% or more of the voting rights of the Company which are generally exercisable at a general meeting (such person or group, an "Acquiring Person") or (b) 10 business days (or such later date as may be determined by action of the board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the holding of a share interest of 20% or more of the voting rights of the Company that are exercisable at a general meeting by that person or group (the earlier of such dates being called the "Distribution Date"), each Right would be associated with an individual Class A Ordinary Share and the Rights would be transferred with and only with the Class A Ordinary Shares. For the avoidance of doubt, in determining whether or not a person or group is an Acquiring Person as defined above, (i) a Depositary (as defined in the Articles of Association), acting solely in its capacity as Depositary, shall not be considered an Acquiring Person and (ii) no person shall be deemed to be acting in concert with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary's capacity as such), and (iii) no person shall be deemed to be affiliated or associated with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary's capacity as such).

        After the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") would be mailed to (or credited to the account of) shareholders of the Class A Ordinary Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights, and the Rights would then be separately transferable.

        The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

        After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of shares having a market value of two times the exercise price for the Right.

        In the event that, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (or its parent) that at the time of such acquisition would have a market value of two times the exercise price of the Right.

        At any time after any person or group were to become an Acquiring Person and prior to the acquisition by such Acquiring Person of a share interest of 50% or more of the voting rights of the Company which are exercisable at a general meeting, the board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for shares at an exchange ratio of one share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

        At any time before any person or group were to become an Acquiring Person, the board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the "Redemption Price").

        Prior to the time that any person or group were to become an Acquiring Person, the board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in these Articles of Association of the Company. After the time that any person or group were to become an Acquiring Person, the board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

        Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder including, without limitation, the right to vote or receive dividends in respect of such Right.

*            *            *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The proposed articles of association of Cardtronics Group Limited, a private limited company formed under English law (which will re-register as a public limited company to be named "Cardtronics plc" or a similar name prior to and in connection with the merger described in this registration statement) ("Cardtronics plc"), confers an indemnity on its directors and officers under Article 143, which provides:

143. INDEMNITY

  143.1
  To the fullest extent permitted by the Act (and any other applicable laws) and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

  (a)
  indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company, any associated company or such other organisation or employee benefit plan, where the basis of such proceeding is in his official capacity as a director or officer or trustee while serving or having agreed to serve as a director or officer or trustee;

  (b)
  indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's or the individual's activities as trustee of an occupational pension scheme; and

  (c)
  create a trust fund, grant a security interest and/or use other means (including insurance, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 143.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

  143.2
  Where a person is indemnified against any liability in accordance with Article 143.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

        English companies may purchase directors and officers liability insurance as well as other types of insurance for their directors and officers. Article 86 of Cardtronics plc's proposed articles of association provides:

86.   INSURANCE

  Subject to the provisions of the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company, any associated company or such other organisation.

        In addition, the U.K. Companies Act 2006 (the "Companies Act") includes certain indemnification provisions.

        Section 232 of the Companies Act provides as follows:

PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

(1)
Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)
section 233 (provision of insurance),

(b)
section 234 (qualifying third party indemnity provision), or

(c)
section 235 (qualifying pension scheme indemnity provision).

(3)
This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

(4)
Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

        Section 233 of the Companies Act provides as follows:

PROVISION OF INSURANCE

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

        Section 234 of the Companies Act provides as follows:

QUALIFYING THIRD PARTY INDEMNITY PROVISION

(1)
Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)
Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)
The provision must not provide any indemnity against—

(a)
any liability of the director to pay—

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

    (b)
    any liability incurred by the director—

    (i)
    in defending criminal proceedings in which he is convicted, or

    (ii)
    in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

    (iii)
    in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction, judgment or refusal of relief becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

        Section 235 of the Companies Act provides as follows:

QUALIFYING PENSION SCHEME INDEMNITY PROVISION

(1)
Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)
Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

    Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

        Section 239 of the Companies Act provides as follows:

RATIFICATION OF ACTS OF DIRECTORS

(1)
This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2)
The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3)
Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4)
Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favor of the resolution by the director (if a member of the company) and any member connected with him.

    This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

  (5)
  For the purposes of this section—

  (a)
  "conduct" includes acts and omissions;

  (b)
  "director" includes a former director;

  (c)
  a shadow director is treated as a director; and

  (d)
  in section 252 (meaning of "connected person"), subsection (3) does not apply (exclusion of person who is himself a director).

  (6)
  Nothing in this section affects—

  (a)
  the validity of a decision taken by unanimous consent of the members of the company, or

  (b)
  any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

  (7)
  This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

        Section 1157 of the Companies Act provides as follows:

1157
POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

(1)
If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)
an officer of a company, or

(b)
a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)
If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)
he may apply to the court for relief, and

(b)
the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Under Section 250 of the Companies Act, a "director" is defined to include "any person occupying the position of director, by whatever name called." In the case of Cardtronics plc, references in the Companies Act to a "director" would also include certain officers.

        Cardtronics plc and Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), have or will enter into deeds of indemnity and indemnification agreements, respectively, with each of its directors and executive officers that will indemnify such persons to the maximum extent permitted by applicable law against all losses suffered or incurred by them that arise out of or in connection with his or her appointment as a director or officer, an act done, concurred in or omitted to be done by such person in connection with such person's performance of his or her functions as a director or officer, or an official investigation, examination or other proceedings ordered or commissioned in connection with the affairs of the company of which he or she is serving as a director or officer at the request of the indemnifying company.

        Cardtronics plc will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse Cardtronics plc for amounts that it may be required or permitted by law to pay directors or officers of Cardtronics plc.

Item 21.    Exhibits and Financial Statement Schedules

(a)
Exhibits

2.1	Agreement and Plan of Merger, dated April 27, 2016, by and among Cardtronics, Inc., Cardtronics Group Limited, CATM Merger Sub LLC and CATM Holdings LLC (incorporated by reference from Annex A to the proxy statement/prospectus).
3.1	Articles of Association of Cardtronics Group Limited.
3.2	Form of Articles of Association of Cardtronics plc (incorporated from Annex B to the proxy statement/prospectus).
5.1	Opinion of Baker & McKenzie LLP, U.K. counsel to Cardtronics Group Limited, regarding legality of securities being registered.
8.1	Opinion of Baker & McKenzie LLP, U.S. counsel to Cardtronics, Inc., regarding certain tax matters.
23.1	Consent of Baker & McKenzie LLP (U.K.) (included in Exhibit 5.1).
23.2	Consent of Baker & McKenzie LLP (U.S.) (included in Exhibit 8.1).
23.3	Consent of KPMG LLP.
99.1	Form of Proxy Card of Cardtronics, Inc.
99.2	Consent of J. Tim Arnoult to be named in proxy statement/prospectus.
99.3	Consent of Jorge M. Diaz to be named in proxy statement/prospectus.
99.4	Consent of Julie Gardner to be named in proxy statement/prospectus.
99.5	Consent of Dennis F. Lynch to be named in proxy statement/prospectus.
99.6	Consent of G. Patrick Phillips to be named in proxy statement/prospectus.
99.7	Consent of Steven A. Rathgaber to be named in proxy statement/prospectus.
99.8	Consent of Mark Rossi to be named in proxy statement/prospectus.
99.9	Consent of Juli C. Spottiswood to be named in proxy statement/prospectus.
(b)
Not applicable.

(c)
Not applicable.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned registrant hereby undertakes:

  (a)
  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (b)
  that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2016.

CARDTRONICS GROUP LIMITED
By:	/s/ STEVEN A. RATHGABER Steven A. Rathgaber Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated on April 27, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Director, Chief Accounting Officer (Principal Accounting Officer)
/s/ M. DILSHAD KASMANI M. Dilshad Kasmani	Director, Secretary and Authorized Representative in the United States

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated April 27, 2016, by and among Cardtronics, Inc., Cardtronics Group Limited, CATM Merger Sub LLC and CATM Holdings LLC (incorporated by reference from Annex A to the proxy statement/prospectus).
3.1	Articles of Association of Cardtronics Group Limited.
3.2	Form of Articles of Association of Cardtronics plc (incorporated from Annex B to the proxy statement/prospectus).
5.1	Opinion of Baker & McKenzie LLP, U.K. counsel to Cardtronics Group Limited, regarding legality of securities being registered.
8.1	Opinion of Baker & McKenzie LLP, U.S. counsel to Cardtronics, Inc., regarding certain tax matters.
23.1	Consent of Baker & McKenzie LLP (U.K.) (included in Exhibit 5.1).
23.2	Consent of Baker & McKenzie LLP (U.S.) (included in Exhibit 8.1).
23.3	Consent of KPMG LLP.
99.1	Form of Proxy Card of Cardtronics, Inc.
99.2	Consent of J. Tim Arnoult to be named in proxy statement/prospectus.
99.3	Consent of Jorge M. Diaz to be named in proxy statement/prospectus.
99.4	Consent of Julie Gardner to be named in proxy statement/prospectus.
99.5	Consent of Dennis F. Lynch to be named in proxy statement/prospectus.
99.6	Consent of G. Patrick Phillips to be named in proxy statement/prospectus.
99.7	Consent of Steven A. Rathgaber to be named in proxy statement/prospectus.
99.8	Consent of Mark Rossi to be named in proxy statement/prospectus.
99.9	Consent of Juli C. Spottiswood to be named in proxy statement/prospectus.